                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT /X/       FILED BY A PARTY OTHER THAN THE REGISTRANT / /

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Check the appropriate box:

/ / Preliminary Proxy Statement


/X/ Definitive Proxy Statement

/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to [section] 240.14a-11(c) or [section]
    240.14a-12

/ / Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))


                                  AMTROL Inc.
                (Name of Registrant as Specified In Its Charter)


                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
/ / $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction: $218,935,415(a)

    5) Total fee paid: $43,787.08

        (a) Based on 7,444,220 shares of Common Stock outstanding at $28.25 per share for a total share price of $210,299,215 plus 679,223 options outstanding for a total option price of $8,636,200, as set forth in Sections 2.01 and 2.03 of the Merger Agreement.

/X/ Fee paid previously with preliminary materials.


/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

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

                                [AMTROL LOGO]


                                                                 October 9, 1996


Dear Shareholder:


     You are cordially invited to attend a special meeting of shareholders (the "Special Meeting") of AMTROL Inc. ("AMTROL" or the "Company") to be held at The Westin Hotel, Providence, One West Exchange Street, Providence, Rhode Island 02903 on November 12, 1996 at 10:00 a.m.



     At this meeting, you will be asked to consider and vote upon the following items: (i) the adoption of an amendment to the Amended and Restated Articles of Incorporation of the Company dated as of June 30, 1992 and last amended on March 23, 1993 (the "Articles") amending Article Sixth, Section D regarding approval of business combinations, to exclude the Merger (as defined below) from the definition of "business combination" contained in such Articles (the "Amendment"); and (ii) the approval of a Merger Agreement by and among AMTROL, A.I. Holdings, Inc. ("Holdings") and A.I. Acquisition, Inc. ("Acquisition"), dated as of August 28, 1996 (the "Merger Agreement"), which provides for the merger of AMTROL with Acquisition, a wholly-owned subsidiary of Holdings, a Delaware corporation organized by Cypress Merchant Banking Partners L.P. and Cypress Offshore Partners L.P. (the "Merger"). The closing of the Merger is expected to occur in the fourth quarter of 1996, pending satisfaction of certain closing conditions. Under the Merger Agreement, each outstanding share of common stock of the Company, par value $.01 per share ("AMTROL Common Stock") will be converted into the right to receive $28.25 in cash, without interest thereon, as described in the enclosed Proxy Statement. Adoption of the Amendment requires an affirmative vote of the holders of at least 75% of the outstanding shares of AMTROL Common Stock. If the Amendment to the Articles is adopted, approval of the Merger Agreement and the Merger will require the affirmative vote of the holders of a majority of the outstanding shares of AMTROL Common Stock. If the Amendment is not adopted, approval of the Merger Agreement and the Merger will require the affirmative vote of the holders of at least 75% of the outstanding shares of AMTROL Common Stock (excluding shares deemed beneficially owned by "Related Persons" as defined in Article Sixth of the Articles).


     The official Notice of Special Meeting, Proxy Statement and Proxy are included herein. The Proxy Statement describes more fully the matters to be voted on at the Special Meeting, including a description of the Amendment and the Merger Agreement, the conditions which must be satisfied to consummate the Merger, the effects of the Merger on AMTROL shareholders and certain other information about the entities involved in the Merger.

     The Board of Directors of AMTROL has unanimously adopted and approved the Amendment and the Merger Agreement and recommends that you vote FOR adoption of the Amendment and FOR approval of the Merger Agreement and the transactions contemplated therein. Regardless of whether you plan to attend the Special Meeting, please sign and date the enclosed proxy and return it in the envelope provided in order that your shares may be represented at the Special Meeting. If you decide to attend the Special Meeting, you may revoke your proxy and vote your shares in person. I encourage you to read the Proxy Statement thoroughly.



                                            Very truly yours,


                                            /s/ Kenneth L. Kirk
                                            -------------------------
                                            Kenneth L. Kirk
                                            Chairman of the Board

                                [AMTROL LOGO]

                              1400 DIVISION ROAD
                       WEST WARWICK, RHODE ISLAND 02893

                  NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                TO BE HELD AT 10:00 A.M. ON NOVEMBER 12, 1996


To the Shareholders of AMTROL Inc.:


     NOTICE IS HEREBY GIVEN that the special meeting of shareholders ("Special Meeting") of AMTROL Inc. ("AMTROL") will be held at The Westin Hotel, Providence, One West Exchange Street, Providence, Rhode Island 02903 at 10:00 a.m., local time, on November 12, 1996, for the following purposes:


          1. AMENDMENT TO ARTICLES OF INCORPORATION. To consider and vote upon a proposal to adopt an Amendment to the Amended and Restated Articles of Incorporation of the Company (the "Articles") which would amend Article Sixth, Section D of the Articles (the "Amendment"), in contemplation of the Merger, to exclude the Merger described below in Proposal No. 2 from the definition of "business combination" in order that the Merger need only be approved by holders of a majority of the outstanding AMTROL Common Stock. A copy of the Amendment is set forth in Annex A to the accompanying Proxy Statement and is hereby incorporated by reference herein.

          2. THE MERGER. To consider and vote upon a proposal to approve the Merger Agreement, dated as of August 28, 1996 (the "Merger Agreement"), by and among AMTROL, A.I. Holdings, Inc. ("Holdings") and A.I. Acquisition, Inc. ("Acquisition") pursuant to which, among other matters, Acquisition will merge with and into AMTROL (the "Merger") and each share of AMTROL Common Stock, par value $.01 per share, will be converted into the right to receive $28.25 in cash, without interest thereon, all as more fully described in the accompanying Proxy Statement. A copy of the Merger Agreement is set forth in Annex B to the accompanying Proxy Statement and is hereby incorporated by reference herein.

          3. OTHER BUSINESS. To transact such other business as may properly come before the Special Meeting or any adjournments or postponements thereof.


          Only shareholders of record at the close of business on October 4, 1996, are entitled to receive notice of and to vote at the Special Meeting or any adjournments or postponements thereof. Adoption of Proposal No. 1, Amendment to the Articles, requires the affirmative vote of holders of 75% of the outstanding AMTROL Common Stock. If Proposal No. 1 is adopted, approval of the Merger Agreement and the transactions contemplated therein will require the affirmative vote of the holders of a majority of the outstanding shares of AMTROL Common Stock. If Proposal No. 1 is not adopted, approval of the Merger Agreement and the Merger will require the affirmative vote of holders of 75% of the outstanding AMTROL Common Stock (excluding shares deemed beneficially owned by "Related Persons" as defined in the Articles).


THE BOARD OF DIRECTORS OF AMTROL UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" ADOPTION OF PROPOSAL NO. 1 AND "FOR" APPROVAL OF PROPOSAL NO. 2 ABOVE.


                                            BY ORDER OF THE BOARD OF DIRECTORS


                                            /s/ Margaret D. Farrell
                                            -----------------------------------
                                            Margaret D. Farrell
                                            Secretary

                                [AMTROL LOGO]


                               PROXY STATEMENT


                       SPECIAL MEETING OF SHAREHOLDERS


                       TO BE HELD ON NOVEMBER 12, 1996



     This Proxy Statement is being furnished to holders of common stock, $.01 par value ("AMTROL Common Stock"), of AMTROL Inc., a Rhode Island corporation ("AMTROL" or the "Company"), in connection with the solicitation of proxies by the AMTROL Board of Directors for use at the special meeting of shareholders to be held at 10:00 a.m., local time, on November 12, 1996, at The Westin Hotel, Providence, One West Exchange Street, Providence, Rhode Island 02903, and at any adjournments or postponements thereof (the "Special Meeting"). The purpose of the Special Meeting is to consider and vote upon: (i) a proposal to adopt an Amendment to AMTROL's Articles of Incorporation (the "Articles") amending Article Sixth, Section D to exclude the Merger (as defined below) from the definition of "business combination" (the "Amendment"), which would allow the Merger to be approved by the holders of a majority of the outstanding shares of AMTROL Common Stock; and (ii) a proposal to approve a Merger Agreement, dated as of August 28, 1996 (the "Merger Agreement"), by and among AMTROL, A.I. Holdings, Inc. ("Holdings") and A.I. Acquisition, Inc. ("Acquisition") which provides for, among other things, the merger of Acquisition, a wholly-owned subsidiary of Holdings, with and into AMTROL (the "Merger"), with the surviving corporation of the Merger becoming a wholly-owned subsidiary of Holdings (the "Surviving Corporation"). See "SUMMARY", "AMENDMENT TO ARTICLES OF INCORPORATION", "THE MERGER", "DESCRIPTION OF THE MERGER AGREEMENT" and Annexes A and B to this Proxy Statement.


     Upon consummation of the Merger, each outstanding share of AMTROL Common Stock shall cease to be outstanding and shall be converted into and exchanged for the right to receive $28.25 in cash, without interest thereon, and the shareholders of AMTROL will not have any equity interest in the Surviving Corporation.


     The Board of Directors, after careful consideration, has unanimously approved the Merger Agreement and determined that the Merger is fair to, and in the best interests of, the shareholders of AMTROL, and recommends that you vote FOR approval of both of the foregoing proposals. For a discussion of the factors considered by the Board of Directors in reaching such determination, see "THE MERGER -- Approval by the Board of Directors".



     This Proxy Statement is first being mailed or otherwise delivered to AMTROL shareholders entitled to vote at the Special Meeting on or about October 9, 1996.

                               TABLE OF CONTENTS

                                                                                        PAGE
                                                                                        ----
Summary...............................................................................    3
General Information...................................................................   11
Amendment to Articles of Incorporation................................................   13
The Merger............................................................................   14
Description of the Merger Agreement...................................................   26
No Dissenters' Rights.................................................................   32
Financing of the Merger...............................................................   32
Acquisition and Holdings..............................................................   32
Security Ownership of Directors, Officers and Principal Shareholders..................   33
Incorporation of Certain Documents by Reference.......................................   35
Accountants...........................................................................   35
Other Matters.........................................................................   35
ANNEXES:
     ANNEX A -- Amendment to Articles of Incorporation................................  A-1
     ANNEX B -- Merger Agreement, dated as of August 28, 1996 by and among AMTROL,
      Holdings and Acquisition........................................................  B-1
     ANNEX C -- Opinion of Smith Barney Inc...........................................  C-1




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
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                                   SUMMARY

     The following is a summary of certain information contained elsewhere in this Proxy Statement. Certain capitalized terms used in this Summary are defined elsewhere in this Proxy Statement. Reference is made to, and this Summary is qualified in its entirety by, the more detailed information contained in this Proxy Statement and in the Annexes hereto. Shareholders are urged to carefully read this Proxy Statement, including the Annexes hereto, in its entirety.

PARTIES TO THE MERGER

     AMTROL Inc. AMTROL is a leading North American producer and marketer of flow and expansion control technology used in water systems and heating, ventilation and air conditioning products. The Company's major products are pressure regulating tanks used in water well and hydronic heating applications. AMTROL also manufactures returnable and non-returnable containers for refrigerant gases. Products are marketed under the Well-X-Trol[Registered Trademark], Extrol[Registered Trademark], Therm-X-Trol[Registered Trademark] and Champion[Registered Trademark] brand names.

     For the year ended December 31, 1995, and for the six months ended June 29, 1996, AMTROL reported total revenues of $172.5 million and $89.4 million, respectively, and net income of $9.1 million and $5.7 million, respectively. As of June 29, 1996, AMTROL had total consolidated assets of $98.2 million and consolidated shareholders' equity of $70.0 million.

     AMTROL's principal executive offices are located at 1400 Division Road, West Warwick, Rhode Island 02893 (Telephone (401) 884-6300). For additional information regarding AMTROL and its business, see "-- Selected Financial Information" and "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE".

     A.I. Holdings, Inc. Holdings is a newly organized Delaware corporation, the sole stockholders of which are Cypress Merchant Banking Partners L.P. and Cypress Offshore Partners L.P. (collectively, the "Cypress Fund"). The principal executive offices of Holdings are located at 65 East 55th Street, 19th Floor, New York, NY 10022, c/o The Cypress Group L.L.C. For additional information regarding Holdings, see "ACQUISITION AND HOLDINGS".

     A.I. Acquisition, Inc. Acquisition is a newly organized Rhode Island corporation and wholly-owned subsidiary of Holdings. The principal executive offices of Acquisition are located at 65 East 55th Street, 19th Floor, New York, NY 10022, c/o The Cypress Group L.L.C. For additional information regarding Acquisition, see "ACQUISITION AND HOLDINGS".

THE SPECIAL MEETING


     The Special Meeting will be held at 10:00 a.m. local time on November 12, 1996 at The Westin Hotel, Providence, One West Exchange Street, Providence, Rhode Island 02903. At the Special Meeting, AMTROL shareholders will consider and vote upon: (i) adoption of the Amendment to AMTROL's Articles which would amend Article Sixth, Section D to exclude the Merger from the definition of "business combination" contained in such Articles, in contemplation of the Merger; (ii) approval of the Merger Agreement and the consummation of the transactions contemplated therein; and (iii) transact such other business as may properly come before the Special Meeting. AMTROL's Board of Directors has fixed the close of business on October 4, 1996 as the record date for determining the AMTROL shareholders entitled to receive notice of and vote at the Special Meeting (the "Record Date"). As of the Record Date, there were 7,444,220 shares of AMTROL Common Stock issued and outstanding and entitled to vote at the Special Meeting. For additional information regarding the Special Meeting, the Record Date and votes required for adoption of the Amendment and approval of the Merger Agreement and the Merger, see "GENERAL INFORMATION".


     Adoption of the Amendment to the Articles requires the affirmative vote of the holders of 75% of the outstanding shares of AMTROL Common Stock entitled to vote at the Special Meeting. Approval of the Merger Agreement and the transactions contemplated therein, if the Amendment to the Articles is adopted, requires the affirmative vote of the holders of a majority of the outstanding shares of AMTROL Common Stock entitled to vote at the Special Meeting. If the Amendment to the Articles is not adopted, approval of the

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Merger Agreement and the transactions contemplated therein will require the affirmative vote of the holders of 75% of the outstanding shares of AMTROL Common Stock (excluding shares deemed beneficially owned by Related Persons as defined in the Articles). As of the Record Date, the current directors and executive officers of AMTROL owned of record approximately 7.8%, and beneficially owned approximately 38.6%, of the outstanding shares of the Company. See "SECURITY OWNERSHIP OF DIRECTORS, OFFICERS AND PRINCIPAL SHAREHOLDERS". In addition, shareholders holding of record 2,812,875 shares (approximately 37.8%) of the outstanding AMTROL Common Stock (including members of executive management) have entered into a Voting Agreement pursuant to which they have agreed to vote as recommended by the AMTROL Board of Directors with regard to the Merger Agreement and the Merger. A copy of the Voting Agreement is attached to this Proxy Statement as Exhibit A to the Merger Agreement, Annex B. See "-- Voting Agreement", "GENERAL INFORMATION -- Votes Required" and "THE MERGER -- Voting Agreement."


AMENDMENT TO ARTICLES

     The Articles are proposed to be amended in order that Section D of Article Sixth ("Section D") specifically exclude the Merger Agreement and the Merger from the definition of a "business combination" contained in such Articles. The effect of the Amendment to Section D, excluding the Merger Agreement and the Merger from the definition of "business combination", is that, pursuant to Rhode Island law, the Merger need only be approved by a majority of all of the issued and outstanding shares of AMTROL Common Stock rather than by the holders of at least 75% of the outstanding shares of AMTROL Common Stock, excluding shares deemed beneficially owned by Related Persons (as that term is defined in the Articles).

     The Articles provide that the affirmative vote of the holders of at least 75% of outstanding AMTROL Common Stock is required to adopt the Amendment to the Articles. If this proposal receives the requisite number of votes, the Special Meeting will be recessed in order that the Amendment to the Articles may be filed with the Secretary of State of Rhode Island. Immediately thereafter, the Special Meeting will be reconvened in order to consider and vote upon Proposal No. 2, approval of the Merger Agreement and the Merger. A copy of the Amendment is attached to this Proxy Statement as Annex A. See "AMENDMENT TO ARTICLES OF INCORPORATION".

THE MERGER

     General. Pursuant to and subject to the terms and conditions of the Merger Agreement, AMTROL will merge (the "Merger") with Acquisition, with AMTROL continuing as the surviving corporation (the "Surviving Corporation"), and each outstanding share of AMTROL Common Stock (excluding shares held by AMTROL or any of its subsidiaries) will be canceled and converted into the right to receive $28.25 per share in cash, without interest thereon (the "Per Share Amount"). Each share of the common stock of Acquisition, $.01 par value per share ("Acquisition Common Stock") shall be converted into and exchanged for one duly and validly issued, fully paid and non-assessable share of common stock of the Surviving Corporation. The effective time of the Merger is the date and time of the filing of the Articles of Merger with the Secretary of State of the State of Rhode Island (the "Effective Time"), which is scheduled to occur as soon as practicable after the satisfaction of certain closing conditions. As a result of the Merger, the Surviving Corporation will be a wholly-owned subsidiary of Holdings, and Holdings will hold all the outstanding voting securities of the Surviving Corporation. A copy of the Merger Agreement is attached to this Proxy Statement as Annex B. See "DESCRIPTION OF THE MERGER AGREEMENT".


     Payment for Shares; No Further Ownership of AMTROL Common Stock. As of the Effective Time, Holdings will deposit, or will cause to be deposited, with Bankers Trust Company (the "Paying Agent"), for the benefit of the holders of shares of AMTROL Common Stock, for payment in accordance with the Merger Agreement, through the Paying Agent, cash in an amount equal to the Per Share Amount multiplied by the number of shares of AMTROL Common Stock outstanding immediately prior to the Effective Time (such cash being hereinafter referred to as the "Payment Fund"). The Paying Agent shall, pursuant to irrevocable instructions, deliver the cash contemplated to be paid out of the Payment Fund. Promptly after the Effective Time, the Paying Agent shall mail to each record holder, as of the Effective Time, of a certificate that

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immediately prior to the Effective Time evidenced outstanding shares of AMTROL
Common Stock (the "Certificates"), a form letter of transmittal and instructions for use in effecting the surrender of the Certificates for payment therefor. Upon surrender to the Paying Agent of a Certificate, together with such letter of transmittal duly executed and any other required documents, the holder of such Certificate will be entitled to receive in exchange therefor the Per Share Amount, and such Certificate shall forthwith be canceled. Until surrendered to the Paying Agent in accordance with the provisions of the Merger Agreement, each Certificate will represent for all purposes only the right to receive the Per Share Amount without any interest thereon.

     SHARE CERTIFICATES SHOULD NOT BE SENT WITH THE ENCLOSED PROXY CARD. IF THE MERGER IS CONSUMMATED, SHAREHOLDERS WILL BE FURNISHED INSTRUCTIONS FOR EXCHANGING THEIR SHARES OF AMTROL COMMON STOCK FOR CASH.

     Payment for Options; No Rights to Receive AMTROL Common Stock. AMTROL will take all action necessary to (a) terminate the AMTROL 1992 Stock Plan, as amended, to the date of the Merger Agreement (the "1992 Stock Plan") and the Non-Employee Director Compensation Plan (the "Director Plan"), effective as of the day of the Effective Time immediately prior to the Effective Time, (b) provide that each outstanding option to purchase shares of AMTROL Common Stock granted under the 1992 Stock Plan and the Director Plan (an "Option") will become fully vested, whether or not previously vested, immediately prior to the Effective Time and (c) provide that, except as otherwise agreed with the Option holder, with respect to any such Option that is outstanding immediately prior to the Effective Time, such Option will be canceled as of the day of the Effective Time immediately prior to the Effective Time and the holder will be entitled to receive from the Surviving Corporation, immediately after the Effective Time, an amount in cash in cancellation of such Option equal to the excess, if any, of the Per Share Amount over the per share exercise price of such Option, multiplied by the number of shares of AMTROL Common Stock to which the Option remains unexercised. Any such payment will be subject to all applicable Federal, state and local tax withholding requirements.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors of AMTROL believes that the Merger is in the best interests of the Company and its shareholders. Therefore, it is in the Company's best interest that the Articles be amended to allow for approval of the Merger Agreement by an affirmative vote of the holders of a majority of the outstanding AMTROL Common Stock rather than by an affirmative vote of the holders of 75% of the outstanding AMTROL Common Stock excluding shares deemed beneficially owned by a Related Person as defined in the Articles. The Board unanimously recommends that the AMTROL shareholders vote FOR adoption of the Amendment to the Company's Articles.

     The AMTROL Board has unanimously approved the Merger Agreement, and believes that the Merger is fair to, and in the best interests of, the Company and its shareholders. The Board unanimously recommends that the AMTROL shareholders vote FOR approval of the Merger Agreement and the consummation of the transactions contemplated therein. For a description of certain factors considered by the Board in evaluating the Merger, see "THE MERGER -- Background of the Transaction" and "-- Approval by The Board of Directors".

OPINION OF AMTROL'S FINANCIAL ADVISOR

     Smith Barney Inc. ("Smith Barney") has acted as financial advisor to AMTROL in connection with the Merger and delivered an oral opinion to the Board of Directors of AMTROL on August 28, 1996 (subsequently confirmed by delivery of a written opinion dated such date) to the effect that, as of the date of such opinion and based upon and subject to certain matters stated therein, the Per Share Amount was fair, from a financial point of view, to the holders of AMTROL Common Stock. The full text of the written opinion of Smith Barney dated August 28, 1996, which sets forth the assumptions made, matters considered and limitations on the review undertaken, is attached as Annex C to this Proxy Statement and should be read carefully in its entirety. Smith Barney's opinion is directed only to the fairness of the Per Share Amount from

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
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a financial point of view, does not address any other aspect of the Merger or related transactions and does not constitute a recommendation to any shareholder as to how such shareholder should vote at the Special Meeting. See "THE MERGER -- Opinion of AMTROL's Financial Advisor".

NO SOLICITATION; FIDUCIARY DUTIES

     Pursuant to the Merger Agreement, AMTROL has agreed that it will not initiate, solicit or encourage, or take any other action to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Competing Transaction (as defined in the Merger Agreement), or negotiate with any person or entity in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize or permit any of its officers, directors, employees or representatives to take any such action. AMTROL is obligated to promptly notify Holdings of all relevant terms of any such inquiries and proposals it or any such officer, director or representative receives relating to any of such matters. Nothing contained in the Merger Agreement prohibits the Board from furnishing information to, or entering into discussions or negotiations with, any person or entity that makes an unsolicited bona fide proposal to acquire AMTROL pursuant to a merger, consolidation, share exchange, business combination or other similar transaction, if, and only to the extent that the Board, after consultation with independent legal counsel, determines in good faith that such action is required for the Board to comply with its fiduciary duties to shareholders imposed by Rhode Island law.

INTERESTS OF MANAGEMENT IN THE MERGER


     The directors and executive officers of the Company have interests in the Merger in addition to their interests as shareholders generally. A portion of the Options held by certain executive officers may be converted into rights to acquire common stock of Holdings. Officers and directors who hold Options to purchase AMTROL Common Stock which are not so converted will receive a cash payment equal to the difference between $28.25 and the applicable Option exercise price. In addition, Stephen J. Carlotti, Vice Chairman of the Board, will receive a fee of approximately $530,397 (based on the number of shares of AMTROL Common Stock outstanding on October 4, 1996), pursuant to his Consulting Agreement with the Company. Other executive officers have special separation agreements that may require the Company or its successor-in-interest to make payments to such officers if their employment is terminated within 12 months of the Merger. Directors and officers have certain continuing rights to indemnification and insurance by the Surviving Corporation. See "THE MERGER -- Interests of Officers and Directors in the Merger" and "DESCRIPTION OF THE MERGER AGREEMENT -- Indemnification and Insurance".


CONDITIONS TO CONSUMMATION

     Consummation of the Merger is subject to various conditions, including among other matters: (i) approval of the Merger Agreement and the transactions contemplated therein by the requisite vote of AMTROL shareholders; (ii) receipt of all governmental and other consents and approvals necessary to permit consummation of the Merger, including expiration or termination of the statutory waiting period under the Hart-Scott-Rodino Antitrust Improvements Acts of 1976 (the "HSR Act"); (iii) non-occurrence of (a) a decline of at least 20% in the Dow Jones Average of Industrial Stocks measured from the date of the Merger Agreement to the last reported date immediately preceding the day of the Effective Time, or (b) an increase of at least 200 basis points in the yield to maturity of the 10 year U.S. Treasury Security based on Treasury Market Data provided by Cantor Fitzgerald, measured from the date of the Merger Agreement to the date immediately preceding the day of the Effective Time (the "Market Out Condition"); and (iv) satisfaction of certain customary conditions. The foregoing are the material conditions to the consummation of the Merger. See "DESCRIPTION OF THE MERGER AGREEMENT -- Conditions to Consummation" and "-- Amendment, Waiver and Termination".

REGULATORY APPROVALS

     The consummation of the Merger is subject to the expiration or termination of the statutory waiting period under the HSR Act. The Company filed notification and report forms under the HSR Act with the

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Antitrust Division of the Department of Justice (the "Antitrust Division") on
September 25, 1996. See "THE MERGER -- Regulatory Approvals".


TERMINATION

     The Merger Agreement may be terminated, and the Merger abandoned, at any time prior to the Effective Time by mutual consent of the Boards of Directors of AMTROL and Holdings. In addition, the Merger Agreement may be terminated, and the Merger abandoned, prior to the Effective Time by either AMTROL or Holdings if: (i) the other party materially breaches any representation, warranty, covenant or other agreement contained in the Merger Agreement and does not cure such breach within thirty (30) days after receipt of notice thereof; (ii) there shall be any order that is final and non-appealable preventing the consummation of the Merger, except if the party relying on such order has not complied with its obligations under the Merger Agreement; (iii) the AMTROL shareholders fail to approve the Merger Agreement and the transactions contemplated thereby at the Special Meeting; or (iv) the Merger has not been consummated by February 28, 1997, except if the party seeking to terminate the Merger Agreement shall be in breach thereof.


     In addition, Holdings may unilaterally terminate the Merger Agreement in the event that: (i) the Board of Directors of AMTROL withdraws, modifies or changes its recommendation of the Merger Agreement or the Merger in a manner adverse to Holdings or Acquisition or shall have resolved to do any of the foregoing; or (ii) the AMTROL Board of Directors shall have recommended to the AMTROL shareholders any Competing Transaction (as defined in the Merger Agreement) or resolved to do so; or (iii) AMTROL shall have exercised a right specified in the Merger Agreement with respect to any Competing Transaction and shall, directly or through agents or representatives, continue discussions with any third party concerning such Competing Transaction for more than 20 business days after the date of receipt of such Competing Transaction; or (iv) a Competing Transaction that is publicly disclosed shall have been commenced, publicly proposed or communicated to AMTROL which contains a proposal as to price (without regard to the specificity of such price proposal) as to which AMTROL is legally required to respond under Rule 14e-2 promulgated under the Exchange Act and AMTROL shall not have rejected such proposal within 20 business days of its receipt or the date its existence first becomes publicly disclosed, if sooner. The Merger Agreement may be unilaterally terminated by AMTROL, if the AMTROL Board of Directors shall have recommended to the AMTROL shareholders any Competing Transaction or resolved to do so; provided that any termination of the Merger Agreement by AMTROL shall not be effective until the close of business on the second full business day after notice thereof to Holdings. (The events described in this paragraph which would provide for the unilateral termination of the Merger Agreement by AMTROL or Holdings are hereinafter referred to as "Termination Events.") See "DESCRIPTION OF THE MERGER AGREEMENT -- Amendment, Waiver and Termination".


EXPENSES AND FEES

     The Merger Agreement provides that each party shall be responsible for its own costs and expenses incurred in connection with the negotiation and consummation of the transactions contemplated by the Merger Agreement except as described below.

     If terminated due to a Termination Event and within 12 months after such termination AMTROL consummates a Competing Transaction, AMTROL is obligated to pay Holdings (or its designee) a fee of $6.5 million. If terminated due to failure of the AMTROL shareholders to approve the Merger Agreement and (a) prior to the Special Meeting either (1) any person or "group" other than Holdings or any of its affiliates (collectively, "Acquiring Persons") has become the beneficial owner of more than 20% of the outstanding shares of AMTROL Common Stock or (2) any Acquiring Person has made, or proposed, communicated or disclosed publicly (which includes being known by shareholders owning of record or beneficially in the aggregate 5% or more of the outstanding shares of AMTROL Common Stock) a bona fide intention to make a proposal for a Competing Transaction or has made such a proposal, and (b) within 12 months after such termination, any Acquiring Person (whether or not the same Acquiring Person referred to in clause (a) above) consummates any Competing Transaction in which the value of the consideration paid for AMTROL's equity securities, including amounts paid to holders of options (the "Aggregate Competing Consideration"),

--------------------------------------------------------------------------------

-------------------------------------------------------------------------------

exceeds the aggregate amount of the Merger Consideration payable pursuant to the Merger Agreement to holders of AMTROL Common Stock (the "Aggregate Merger Consideration"), then AMTROL is obligated to pay Holdings (or its designee) a fee equal to the lesser of (x) the amount by which the Aggregate Competing Consideration exceeds the Aggregate Merger Consideration or (y) $6.5 million. (The fee payable to Holdings described in this paragraph is referred hereinafter as the "Break-up Fee.")


     In addition, AMTROL has agreed to reimburse Holdings (or its designee) and its affiliates for all reasonable out-of-pocket costs, fees and disbursements of counsel and the expenses of litigation, incurred in connection with collecting the Break-up Fee.

     Notwithstanding any other provision hereof, in the event AMTROL obtains any environmental reports referred to in the Merger Agreement and the Merger Agreement is terminated for any reason, Holdings has agreed to reimburse AMTROL for the consultant's fees and expenses incurred in connection with the preparation of such environmental reports. See "DESCRIPTION OF THE MERGER AGREEMENT -- Expenses and Fees".

NO DISSENTERS' RIGHTS

     Under Rhode Island law AMTROL shareholders have no right to dissent to the Merger. See "NO DISSENTERS' RIGHTS".

FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

     The receipt of cash for shares of AMTROL Common Stock in the Merger will be a taxable transaction for Federal income tax purposes and may also be a taxable transaction under applicable state, local, foreign or other tax laws. See "THE MERGER -- Federal Income Tax Consequences of the Merger".

VOTING AGREEMENT

     AMTROL, The Chester H. Kirk Trust (the "Trust"), Kenneth L. Kirk, David Beretta and Hanns H. Winkhaus have entered into a Voting Agreement dated as of August 28, 1996 (the "Voting Agreement"). The Voting Agreement provides that the Trust, Kenneth L. Kirk, David Beretta and Hanns H. Winkhaus (collectively, the "Shareholders") will vote their shares of AMTROL Common Stock as recommended by the AMTROL Board of Directors with regard to the Merger Agreement and the transactions contemplated therein as well as any Competing Transaction or other action which is intended to or could reasonably be expected to have a material effect on the transactions contemplated by the Merger Agreement. The Shareholders have also agreed not to, directly or indirectly, solicit or respond to any inquiry or proposal by any person or entity that could reasonably be expected to lead to a Competing Transaction. The Voting Agreement will terminate upon the earlier of: (i) the Effective Time; or (ii) February 28, 1997. As of the Record Date, the Shareholders owned of record 2,812,875 shares of AMTROL Common Stock, or 37.8% of the total outstanding shares of AMTROL Common Stock. A copy of the Voting Agreement is attached hereto as Exhibit A to Annex B, the Merger Agreement. See "THE MERGER -- Voting Agreement".

--------------------------------------------------------------------------------

-------------------------------------------------------------------------------

MARKET PRICE AND DIVIDENDS

     AMTROL Common Stock is traded on The Nasdaq Stock Market's National Market
("Nasdaq National Market") under the symbol "AMTL." The following table sets forth the high and low prices per share of AMTROL Common Stock on the Nasdaq
National Market with respect to each quarterly period since January 1, 1994.
AMTROL has paid a quarterly cash dividend of $.05 per share since the third quarter of 1992 and paid a special dividend of $.70 per share in May 1996.



                                                             HIGH          LOW
                                                             ----          ---
       FISCAL 1994
            Quarter ended April 2, 1994...................  22 1/2       15 3/4
            Quarter ended July 2, 1994....................  20           15 1/4
            Quarter ended October 1, 1994.................  18 3/4       15 1/2
            Quarter ended December 31, 1994...............  18 1/4       15 1/2

       FISCAL 1995
            Quarter ended April 1, 1995...................  17 3/4       14 3/4
            Quarter ended July 1, 1995...................   20 5/16      15 3/4
            Quarter ended September 30, 1995..............  19 3/8       15 3/4
            Quarter ended December 31, 1995...............  18           14 1/2

       FISCAL 1996
            Quarter ended March 30, 1996..................  18 1/2       14 1/4
            Quarter ended June 29, 1996...................  24 1/4       16 1/2
            Quarter ended September 28, 1996..............  27 3/4       19 1/2
            Quarter ended December 31, 1996
              (through October 3, 1996)...................  27 3/4       27 1/2


     On August 28, 1996, the last trading day prior to the public announcement that Holdings and AMTROL had executed the Merger Agreement, the high sale price per share of AMTROL Common Stock as reported on the Nasdaq National Market was $24 and the low sale price was $20 1/4.

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

SELECTED FINANCIAL INFORMATION

     The following table presents selected consolidated financial data of AMTROL as of and for the six months ended June 29, 1996 and for the fiscal years ended
December 31, 1991, 1992, 1993, 1994 and 1995.

                                     PERIOD
                                     ENDED       YEAR       YEAR       YEAR         YEAR       YEAR
                                    JUNE 29,    ENDED      ENDED      ENDED        ENDED      ENDED
                                      1996       1995       1994       1993         1992       1991
                                    --------   --------   --------   --------     --------   --------
                                            (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
INCOME STATEMENT DATA
     Net revenue..................   $89,416   $172,454   $173,472   $164,295     $148,462   $134,421
     Operating income.............     8,949     14,383     19,886     19,016       16,210     12,462
     Income before extraordinary
       item and income taxes......     9,218     14,766     19,954     18,324       13,282      9,436
     Extraordinary item net of
       tax........................        --         --         --       (911)          --       (522)
     Net income...................     5,669      9,085     12,271     10,264        8,192      5,505
PER SHARE DATA
     Book value per share.........      9.41       9.45       8.54       7.10         3.10       1.79
     Cash dividends per share.....       .80        .20        .20        .20          .05         --
     Income per share before
       extraordinary item.........       .75       1.20       1.61       1.56         1.49       1.10
     Income per share.............       .75       1.20       1.61       1.43         1.49       1.00
BALANCE SHEET DATA (AT PERIOD END)
     Total assets.................    98,202     93,909     91,634     82,612       74,499     71,930
     Long-term debt, excluding
       current maturities.........        --         --      2,381      3,333(A)    29,676     32,774
     Other long-term
       liabilities................     5,409      5,514      6,430      7,098        7,134      9,057
     Shareholders' equity.........    70,004     70,206     64,174     53,017(A)    16,656      9,172

---------------

(A) In 1993, the Company completed an Initial Public Offering of its stock and used the proceeds to reduce its indebtedness.







-------------------------------------------------------------------------------

                             GENERAL INFORMATION

THE SPECIAL MEETING


     This Proxy Statement is being furnished to the holders of AMTROL Common Stock in connection with the solicitation of proxies by the Board of Directors of AMTROL from holders of the outstanding shares of AMTROL Common Stock for use at the Special Meeting of AMTROL shareholders to be held at 10:00 a.m. on November 12, 1996 at The Westin Hotel, Providence, One West Exchange Street, Providence, Rhode Island 02903 and any adjournments and postponements thereof (the "Special Meeting") to consider and vote upon proposals to adopt the Amendment to AMTROL's Articles and approve the Merger Agreement and the transactions contemplated therein. The Merger Agreement provides for a transaction whereby Acquisition, a wholly-owned subsidiary of Holdings, will merge with and into AMTROL, with AMTROL as the Surviving Corporation becoming a wholly-owned subsidiary of Holdings. At the Effective Time, each share of issued and outstanding AMTROL Common Stock (excluding shares held by AMTROL or any of its subsidiaries) shall cease to be outstanding and shall be converted into the right to receive $28.25 per share in cash, without interest thereon (the "Per Share Amount").


RECORD DATE, SOLICITATION AND REVOCABILITY OF PROXIES


     The AMTROL Board of Directors has fixed the close of business on October 4, 1996, as the record date for determining the AMTROL shareholders entitled to receive notice of and to vote at the Special Meeting (the "Record Date"). Only holders of record of AMTROL Common Stock as of the Record Date are entitled to notice of and to vote at the Special Meeting. As of the Record Date, there were 7,444,220 shares of AMTROL Common Stock issued and outstanding and held by 216 holders of record. Holders of AMTROL Common Stock are entitled to one vote on each matter considered and voted on at the Special Meeting for each share of AMTROL Common Stock held of record at the close of business on the Record Date. The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of AMTROL Common Stock at the Special Meeting is necessary to constitute a quorum of the holders of AMTROL Common Stock at the Special Meeting. Abstentions and broker non-votes will be counted as shares present for purposes of determining the presence of a quorum. Broker non-votes will not be counted as votes cast for purposes of determining whether a proposal has received sufficient votes for approval; however, because the proposals to adopt the Amendment and approve the Merger Agreement require the affirmative vote of a specified percentage of the outstanding shares of AMTROL Common Stock, broker non-votes will have the effect of a vote against the Amendment and/or the Merger Agreement. For purposes of determining whether a proposal has received sufficient votes for approval, abstentions will be counted as votes cast and, as a result, abstentions will have the effect of a vote against the Amendment and/or the Merger.


     Proxies in the form enclosed are being solicited by the AMTROL Board of Directors. Shares of AMTROL Common Stock represented by properly executed proxies, if such proxies are received in time and are not revoked, will be voted in accordance with the instructions indicated on the proxies. If no instructions are indicated, such proxies will be voted FOR adoption of the Amendment to the Articles and FOR approval of the Merger Agreement and consummation of the transactions contemplated therein, and, as determined by a majority of the members of the AMTROL Board of Directors, as to any other matter that may properly come before the Special Meeting. Any holder of AMTROL Common Stock who returns a signed proxy but fails to provide instructions as to the manner in which such holder's shares are to be voted will be deemed to have voted FOR adoption of the Amendment to the Articles and FOR approval of the Merger Agreement and consummation of the transactions contemplated therein.

     An AMTROL shareholder who has given a proxy may revoke it at any time prior to its exercise at the Special Meeting or prior to the receipt by AMTROL of proxies voting in favor of adoption of the Amendment to the Articles and approval of the Merger Agreement and the transactions contemplated therein by all shareholders, by (i) giving written notice of revocation to the Secretary of AMTROL, (ii) properly submitting to AMTROL a duly executed proxy bearing a later date, or (iii) voting in person at the Special Meeting. All written notices of revocation and other communications with respect to revocation of proxies should be addressed to AMTROL as follows: AMTROL Inc., 1400 Division Road, West Warwick, Rhode Island 02893,

Attention: Corporate Secretary. A proxy appointment will not be revoked by death or supervening incapacity of the shareholder executing the proxy unless, before the shares are voted, notice of such death or incapacity is filed with AMTROL's Corporate Secretary or other person responsible for tabulating votes on behalf of AMTROL.

     The expense of soliciting proxies for the Special Meeting will be borne by AMTROL. In addition to the solicitation of shareholders of record by mail, telephone or personal contact, AMTROL will be contacting brokers, dealers, banks or voting trustees or their nominees who can be identified as record holders of AMTROL Common Stock. Such holders, after inquiry by AMTROL, will provide information concerning the quantity of proxy and other materials needed to supply such materials to beneficial owners, and AMTROL will reimburse them for the expense of mailing the proxy materials to such persons.


     AMTROL has retained D.F. King & Co., Inc. ("D.F. King") to assist in the solicitation of proxies. Pursuant to AMTROL's agreement with D.F. King. D.F. King will provide various proxy advisory and solicitation services for AMTROL in connection with the Special Meeting at a cost of approximately $5,000, plus reasonable out-of-pocket expenses. Any questions or requests for assistance regarding AMTROL's proxies and related materials may be directed to D.F. King by telephone (toll free) at (800) 735-3428.


VOTES REQUIRED


     Adoption of the Amendment to the Articles requires the affirmative vote of the holders of 75% of the outstanding shares of AMTROL Common Stock entitled to vote thereon at the Special Meeting. Both broker non-votes and abstentions will have the effect of a vote against adoption of the Amendment to the Articles. Shareholders, including certain members of senior management of AMTROL, who hold of record 2,812,875 shares, or approximately 37.8% of the outstanding shares of AMTROL Common Stock, have agreed to vote all of such shares in favor of the adoption of the Amendment to the Articles. See "THE MERGER - Voting Agreement".



     Approval of the Merger Agreement and the transactions contemplated therein requires the presence of a quorum and the affirmative vote of the holders of a majority of the outstanding shares of AMTROL Common Stock entitled to vote thereon at the Special Meeting, contingent upon the adoption of the Amendment to the Articles. If the proposal to adopt the Amendment to the Articles does not receive the requisite number of votes, approval of the Merger Agreement and the transactions contemplated therein will require the affirmative vote of the holders of at least 75% of the outstanding shares of AMTROL Common Stock entitled to vote thereon (excluding shares deemed beneficially owned by a "Related Person" as defined in the Articles.) See "AMENDMENT TO ARTICLES OF INCORPORATION". Both broker non-votes and abstentions will have the effect of a vote against the Merger Agreement. Shareholders, including certain members of senior management of AMTROL, who hold of record 2,812,875 shares, or approximately 37.8% of the outstanding shares of AMTROL Common Stock, have agreed to vote all of such shares in favor of the approval of the Merger Agreement and the transactions contemplated therein. See "THE MERGER -- Voting Agreement".

                    AMENDMENT TO ARTICLES OF INCORPORATION

DESCRIPTION OF AMENDMENT


     The Articles are proposed to be amended in order that Section D of Article Sixth ("Section D") specifically excludes the Merger Agreement and the Merger from the definition of a "business combination" contained in such Articles. As it presently reads, in order to obtain approval of a "business combination", Section D requires the affirmative vote of the holders of at least 75% of the outstanding shares of AMTROL Common Stock entitled to vote thereon, excluding shares deemed beneficially owned by Related Persons. For purposes of Section D, a "business combination" is defined to include a merger or consolidation which constitutes a substantial part of the assets of AMTROL, other than a merger or consolidation which results in the voting securities of AMTROL outstanding immediately prior thereto continuing to represent more than 50% of the combined voting power of the voting securities of AMTROL or such surviving entity outstanding immediately after such merger or consolidation, and would include the Merger. Section D defines a Related Person as any beneficial holder of 5% or more of the outstanding shares of AMTROL Common Stock, other than a person who beneficially owned in excess of 5% of the outstanding shares of AMTROL Common Stock as of March 1, 1993 or acquired the shares of AMTROL Common Stock from such person by gift, inheritance or in a transaction where no consideration was exchanged.


REASONS FOR AND EFFECT OF AMENDMENT

     Certain shareholders who acquired their shares after March 1, 1993 beneficially own over 5% of the outstanding shares of AMTROL Common Stock, thereby placing them within the definition of Related Person and excluding their shares from the calculation to determine if the requisite vote for the approval of the Merger Agreement and the Merger has been obtained. The effect of their exclusion is to make the number and relative percentage of votes required to approve the Merger Agreement higher than the vote required to adopt the Amendment to the Articles, since the votes of such Related Persons are not excluded in determining the number of shares or the percentage of votes required to adopt an amendment to Article Sixth of the Articles. The effect of the Amendment to exclude the Merger Agreement and the Merger from the definition of "business combination" is that, pursuant to Rhode Island law, the Merger Agreement need only be approved by a majority of all of the issued and outstanding shares of AMTROL Common Stock. The Board believes that the Merger is in the best interests of AMTROL and its shareholders, and the adoption of the Amendment to the Articles will reduce the vote required to approve the Merger Agreement and the Merger and thereby facilitate approval of the Merger Agreement and the Merger.

VOTE REQUIRED

     The adoption of the Amendment to the Articles requires the affirmative vote of the holders of at least 75% of the outstanding shares of AMTROL Common Stock.

     If the Amendment to the Articles is adopted, the Special Meeting will be recessed briefly in order that the Amendment may be filed with the Secretary of State of the State of Rhode Island. At that point, the Special Meeting will be reconvened in order that the vote may be taken to approve the Merger Agreement and the Merger by a majority of all of the outstanding shares of AMTROL Common Stock. If the Amendment to the Articles is not adopted, the Merger Agreement and the transactions contemplated therein must be approved by the holders of at least 75% of the outstanding shares of AMTROL Common Stock, excluding shares deemed beneficially owned by Related Persons.

RECOMMENDATION OF THE BOARD

     FOR THE REASONS DESCRIBED ABOVE, THE AMTROL BOARD HAS UNANIMOUSLY ADOPTED THE AMENDMENT TO THE ARTICLES AND RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR ADOPTION OF THE AMENDMENT TO THE ARTICLES.

                                  THE MERGER

SUMMARY OF THE TRANSACTION

     The Merger Agreement was approved by the Board of Directors of the Company (the "Board") on August 28, 1996. If the other conditions to consummating the Merger are satisfied, AMTROL will be acquired by Holdings for approximately $218.9 million as described below. The purchase of AMTROL by Holdings will be effected through an all-cash merger of Acquisition into AMTROL.


     The purchase price of approximately $218.9 million represents a price of $28.25 per share of AMTROL Common Stock (the "Per Share Amount"), based upon 7,444,220 shares and Options to purchase 679,223 shares issued and outstanding on October 4, 1996. After consummation of the Merger, the current shareholders of the Company will cease to be shareholders of AMTROL.


BACKGROUND OF THE TRANSACTION

     On December 1, 1995, the Company announced that David Beretta, AMTROL's Vice Chairman and President, had indicated his intention to retire as President, effective May 31, 1996, and that a special committee of the Board had been formed to identify Mr. Beretta's successor. At meetings held on December 15, 1995 and January 15, 1996, the Board discussed various strategic alternatives and on January 15, 1996 authorized the Executive Committee to negotiate the terms and conditions of an engagement letter with investment bankers selected by the Executive Committee, subject to the approval of the Board, to assist AMTROL in exploring such strategic alternatives. During January and early February 1996, AMTROL was approached informally by several parties interested in a possible acquisition of the Company, including an oral proposal to acquire the Company for $23.00 per share.

     On February 15, 1996, Chester H. Kirk, founder, Chairman of the Board and Chief Executive Officer, died unexpectedly. On February 21, 1996, the Board elected Kenneth L. Kirk, a director and brother of Chester H. Kirk, as Chairman of the Board and Stephen J. Carlotti, managing partner of Hinckley, Allen & Snyder, the Company's legal counsel, as a director to fill the vacancy created by Chester H. Kirk's death. Mr. Carlotti was also elected as Vice Chairman of the Board and appointed as a member of the Executive Committee. Also at its February 21 meeting, the Board authorized the Executive Committee to meet with interested parties to discuss any unsolicited proposals, as well as with representatives of Smith Barney Inc. ("Smith Barney") to discuss possible strategic alternatives.

     On March 11, 1996, the Board received the report of the Executive Committee and authorized management to retain investment bankers to assist the Company in exploring strategic alternatives to enhance shareholder value. On March 15, 1996, AMTROL engaged Smith Barney and HSBC Securities, Inc. ("HSBC") as its financial advisors to assist the Board in connection therewith.

     On April 24, 1996, AMTROL issued a press release announcing a special dividend of $0.70 per share and that it had retained Smith Barney and HSBC as its financial advisors to assist the Company in exploring strategic alternatives, including a possible business combination, the sale of all or a portion of the Company, potential acquisitions or other similar transactions.

     Thereafter, with the assistance of its financial and legal advisors, the Board determined that offers for the acquisition of AMTROL should be solicited and authorized Smith Barney and HSBC to begin contacting potential acquirors for the Company. During May, approximately 178 interested parties were contacted, and 75 interested parties entered into confidentiality agreements with AMTROL in order to receive confidential information regarding the Company to assist each such party in making a preliminary proposal for AMTROL.

     On or prior to June 10, 1996, 23 preliminary proposals were received for the entire equity interest in AMTROL. Of these 23 bidders, 12 were invited to conduct preliminary due diligence with respect to AMTROL and attend a management presentation during June in anticipation of submitting revised preliminary proposals on July 15, 1996, and 11 of these bidders participated in this process.

     On July 15, 1996, of the 11 bidders who performed preliminary due diligence and attended management presentations, eight submitted revised preliminary proposals to acquire the Company (ranging in value from approximately $21.60 per share to $27.00 per share). Of these eight bidders, four were invited to conduct additional due diligence with respect to AMTROL and to make final proposals on August 20, 1996.

     On August 20, 1996, each of the four bidders who performed due diligence on AMTROL submitted definitive proposals to acquire the Company, ranging in value from approximately $200.7 million ($25.75 per share) for 97.1% of the equity interest in the Company in a leveraged recapitalization to $218.9 million ($28.25 per share) for the entire equity interest in the Company. In this round of bidding, Holdings, an affiliate of The Cypress Group L.L.C. ("Cypress") submitted an offer of $28.25 per share in cash.

     From August 23 through August 26, 1996, AMTROL and its financial and legal advisors continued discussions with the four bidders and their financial and legal advisors in order to clarify the terms and conditions of the various proposals. On August 27 and 28, AMTROL and its financial and legal advisors negotiated the terms of the Merger Agreement with Cypress providing for the acquisition of AMTROL by Holdings for $28.25 per share in cash. The Company also negotiated the terms of the Voting Agreement with the Trust and certain other shareholders of AMTROL.


     On August 28, 1996, the Board met to consider the Cypress offer. At such meeting, AMTROL's legal counsel reviewed with the Board the terms and conditions of the proposed Merger Agreement and the Board's fiduciary obligations in connection with the proposed Merger. Smith Barney then rendered to the Board an oral opinion (subsequently confirmed in writing) to the effect that, as of such date and based upon and subject to certain matters stated in such opinion, the Per Share Amount to be received in the Merger by the holders of AMTROL Common Stock was fair, from a financial point of view, to such holders, and reviewed with the Board certain financial analyses performed by Smith Barney in connection with such opinion. See "-- Opinion of AMTROL's Financial Advisor". After discussion, the Board unanimously determined that the Merger was fair to, and in the best interests of, the Company and the holders of AMTROL Common Stock, approved the Merger Agreement and recommended that the holders of outstanding shares of AMTROL Common Stock approve the Merger Agreement.


     The Merger Agreement was executed later the same day and a joint press release was issued the next morning announcing the Merger Agreement.

APPROVAL BY THE BOARD OF DIRECTORS

     The Board has unanimously determined that the Merger is fair to, and in the best interests of, AMTROL and the holders of outstanding shares of AMTROL Common Stock, approved the Merger Agreement and recommended that the holders of the outstanding shares of AMTROL Common Stock approve the Merger Agreement and the Merger.

     In reaching its determination, the Board consulted with the Company's management, as well as its financial and legal advisors, and considered a number of factors, including, without limitation, the following:

          (a) Cypress' proposal was the result of a five-month public auction process conducted with the assistance of AMTROL's legal and financial advisors in which approximately 178 potential acquirors were contacted, 75 of such parties executed confidentiality agreements, 23 of such parties submitted preliminary acquisition proposals, eight of such parties submitted revised preliminary acquisition proposals, and four of such parties submitted definitive acquisition proposals;

          (b) Cypress' proposal reflected the highest level of consideration per share of AMTROL Common Stock received from any potential acquiror;

          (c) AMTROL's business, assets, liabilities, management, strategic objectives, competitive position and prospects, as well as its financial condition, results of operations and cash flows, both on a historical and prospective basis;

          (d) current and historical market prices for AMTROL Common Stock and the relationship thereto of the price per share of AMTROL Common Stock payable in the Merger; see "SUMMARY - Market Price and Dividends";

          (e) the financial analyses of Smith Barney presented to the Board on August 28, 1996 and Smith Barney's oral opinion to the effect that, as of such date and based upon and subject to certain matters stated in such opinion, the Per Share Amount to be received in the Merger by the holders of AMTROL Common Stock was fair, from a financial point of view, to such holders; see "-- Opinion of AMTROL's Financial Advisor";


          (f) the analysis and recommendation of the Merger by AMTROL's management;

          (g) the review of other strategic alternatives including potential acquisitions and continuing as an independent public company; based upon its review of other strategic alternatives, as well as the terms of the Merger, the Board did not believe that pursuing another strategic alternative could reasonably be expected to provide AMTROL's shareholders with a higher level of shareholder value than that reflected in the Cypress proposal;

          (h) the strength of Cypress' financing commitments and the limited nature of the Market Out Condition;

          (i) the fact that the Trust and certain other shareholders of the Company (owning in the aggregate 37.8% of the outstanding shares of AMTROL Common Stock) were prepared to enter into the Voting Agreement with AMTROL and to execute on that date written consents approving the Merger Agreement pursuant to the Voting Agreement;

          (j) the terms and conditions of the Merger Agreement, including the parties' representations, warranties and agreements, and the conditions to their respective obligations to close the Merger set forth in the Merger Agreement (including, in particular, the limited conditions to Holdings' obligation to close the Merger), which the Board deemed to be generally favorable to AMTROL when compared with other transactions of a similar nature;

          (k) the terms of the Merger Agreement that (a) permit the Board to enter into negotiations with a third party that made an unsolicited bona fide proposal to acquire AMTROL if the Board determined in good faith that such action was required for the Board to comply with its fiduciary duties to shareholders imposed by Rhode Island law, (b) permit AMTROL to unilaterally terminate the Merger Agreement if the Board recommended any other business combination involving AMTROL, (c) require AMTROL to pay Holdings a termination fee of $6.5 million in the event that the Merger Agreement was so terminated and a Competing Transaction was consummated within 12 months thereafter, and (d) contain no other provision that would materially impede the Board from considering and pursuing a better unsolicited offer to acquire AMTROL that might be made by a third party; and

          (l) the terms of the Voting Agreement between the Trust and certain other shareholders which obligated these shareholders to vote in accordance with the Board's recommendation and the absence of any "lockup" agreement with Cypress which would materially impede the Board from considering and pursuing a better unsolicited offer that might be made by a third party.

     The foregoing discussion of information and factors considered and given weight by the Board is not intended to be exhaustive. In view of the wide variety of factors considered in connection with its evaluation of the terms of the Merger, the Board did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weight to the specific factors considered in reaching its determination. In addition, individual members of the Board may have given different weight to different factors.

RECOMMENDATION OF THE BOARD

     THE BOARD BELIEVES THAT THE MERGER IS FAIR TO, AND IN THE BEST INTERESTS OF, THE COMPANY AND ITS SHAREHOLDERS. ACCORDINGLY, THE BOARD HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" APPROVAL OF THE MERGER AGREEMENT AND THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED THEREIN.

OPINION OF AMTROL'S FINANCIAL ADVISOR


     Smith Barney was retained by AMTROL to act as its financial advisor in connection with the Merger. In connection with such engagement, AMTROL requested that Smith Barney evaluate the fairness, from a financial point of view, to the holders of AMTROL Common Stock of the consideration to be received by such holders in the Merger. On August 28, 1996, at a meeting of the Board of Directors of AMTROL held to evaluate the proposed Merger, Smith Barney delivered an oral opinion (subsequently confirmed by delivery of a written opinion dated August 28, 1996) to the Board of Directors of AMTROL to the effect that, as of the date of such opinion and based upon and subject to certain matters stated therein, the Per Share Amount was fair, from a financial point of view, to the holders of AMTROL Common Stock.

     In arriving at its opinion, Smith Barney reviewed the Merger Agreement and held discussions with certain senior officers, directors and other representatives and advisors of AMTROL and certain senior officers and other representatives of Holdings concerning the business, operations and prospects of AMTROL. Smith Barney examined certain publicly available business and financial information relating to AMTROL as well as certain financial forecasts and other data for AMTROL which were provided to or otherwise discussed with Smith Barney by the management of AMTROL. Smith Barney reviewed the financial terms of the Merger as set forth in the Merger Agreement in relation to, among other things: current and historical market prices and trading volumes of AMTROL Common Stock; historical and projected earnings and operating data of AMTROL; and the capitalization and financial condition of AMTROL. Smith Barney also considered, to the extent publicly available, the financial terms of certain other similar transactions recently effected which Smith Barney considered relevant in evaluating the Merger and analyzed certain financial, stock market and other publicly available information relating to the businesses of other companies whose operations Smith Barney considered relevant in evaluating those of AMTROL. In addition to the foregoing, Smith Barney conducted such other analyses and examinations and considered such other financial, economic and market criteria as Smith Barney deemed appropriate in arriving at its opinion. Smith Barney noted that its opinion was necessarily based upon information available, and financial, stock market and other conditions and circumstances existing and disclosed, to Smith Barney as of the date of its opinion.

     In rendering its opinion, Smith Barney assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or furnished to or otherwise reviewed by or discussed with Smith Barney. With respect to financial forecasts and other information and data furnished to or otherwise reviewed by or discussed with Smith Barney, the management of AMTROL advised Smith Barney that such forecasts and other information and data were reasonably prepared reflecting the best currently available estimates and judgments of the management of AMTROL as to the future financial performance of AMTROL. Smith Barney did not make and was not provided with an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of AMTROL nor did Smith Barney make any physical inspection of the properties or assets of AMTROL. In connection with its engagement, Smith Barney was requested to approach, and held discussions with, certain third parties to solicit indications of interest in a possible acquisition of AMTROL. Although Smith Barney evaluated the Per Share Amount from a financial point of view, Smith Barney was not asked to and did not recommend the specific consideration payable in the Merger, which was determined through negotiation between AMTROL and Holdings. No other limitations were imposed by AMTROL on Smith Barney with respect to the investigations made or procedures followed by Smith Barney in rendering its opinion.

     THE FULL TEXT OF THE WRITTEN OPINION OF SMITH BARNEY DATED AUGUST 28, 1996, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS ATTACHED HERETO AS ANNEX C AND IS INCORPORATED HEREIN BY REFERENCE. HOLDERS OF AMTROL COMMON STOCK ARE URGED TO READ THIS OPINION CAREFULLY IN ITS ENTIRETY. SMITH BARNEY'S OPINION IS DIRECTED ONLY TO THE FAIRNESS OF THE PER SHARE AMOUNT FROM A FINANCIAL POINT OF VIEW, DOES NOT ADDRESS ANY OTHER ASPECT OF THE MERGER OR RELATED TRANSACTIONS AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY SHAREHOLDER AS TO HOW SUCH SHAREHOLDER SHOULD VOTE AT THE SPECIAL MEETING. THE SUMMARY OF THE OPINION OF SMITH BARNEY SET FORTH IN THIS PROXY STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.

     In preparing its opinion, Smith Barney performed a variety of financial and comparative analyses, including those described below. The summary of such analyses does not purport to be a complete description of the analyses underlying Smith Barney's opinion. The preparation of a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Accordingly, Smith Barney believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors, without considering all analyses and factors, could create a misleading or incomplete view of the processes underlying such analyses and its opinion. In its analyses, Smith Barney made numerous assumptions with respect to AMTROL, industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of AMTROL. The estimates contained in such analyses and the valuation ranges resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by such analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty. Smith Barney's opinion and analyses were only one of many factors considered by the Board of Directors of AMTROL in its evaluation of the Merger and should not be viewed as determinative of the views of AMTROL's Board of Directors or management with respect to the Per Share Amount or the proposed Merger.


     Selected Company Analysis. Using publicly available information, Smith Barney analyzed, among other things, the market values and trading multiples of AMTROL and ten selected publicly traded companies in the flow control and building products industries, consisting of (i) five flow control companies:
BW/IP, Inc., The Duriron Company, Inc., Goulds Pumps, Inc., IDEX Corporation and Watts Industries, Inc. (the "Flow Control Companies"); and (ii) five building products companies: American Standard Companies, Inc., Armstrong World Industries, Inc., Falcon Building Products, Inc., Masco Corporation and The Stanley Works (the "Building Products Companies" and, together with the Flow Control Companies, the "Selected Companies"). Smith Barney compared market values as multiples of, among other things, latest 12 months net income and estimated calendar 1996 net income, and adjusted market values (equity market value, plus total debt and the book value of preferred stock, less cash and cash equivalents) as multiples of latest 12 months revenue, earnings before interest, taxes, depreciation and amortization ("EBITDA") and earnings before interest and taxes ("EBIT"). Smith Barney also compared the debt to capitalization ratios, profit margins, historical revenue growth and projected earnings per share ("EPS") growth of AMTROL and the Selected Companies. Net income projections for the Selected Companies were based on estimates of selected investment banking firms and net income projections for AMTROL were based on internal estimates of the management of AMTROL. All multiples were based on closing stock prices as of August 26, 1996. Applying multiples for the Flow Control Companies of latest 12 months net income and estimated calendar 1996 net income of 14.5x to 15.5x and 10.0x to 14.0x, respectively, and latest 12 months revenues, EBITDA and EBIT of 0.8x to 1.2x, 7.0x to 8.5x and 10.0x to 11.0x, respectively, to corresponding financial data for AMTROL resulted in a median equity reference range for AMTROL of approximately $20.80 to $24.92 per share. Applying selected multiples for the Building Products Companies of latest 12 months net income and estimated calendar 1996 net income of 15.0x to 17.0x and 13.0x to 15.0x, respectively, and latest 12 months revenue, EBITDA and EBIT of 0.8x to 1.2x, 6.0x to 7.0x and 9.0x to 10.0x, respectively, to corresponding financial data for AMTROL resulted in a median equity reference range for AMTROL of approximately $20.63 to $25.67 per share.



     Selected Merger and Acquisition Transactions Analysis. Using publicly available information, Smith Barney analyzed the purchase prices and implied transaction multiples paid or proposed to be paid in 15 selected transactions in the flow control and building products industries, consisting of (acquiror/target): Precision Castparts Corporation/NEWFLO Corporation, Greenfield Industries Inc./Rule Industries Inc., Pentair Inc./Fleck Controls Inc., Foster Wheeler Corporation/Alstrom Pyropower, United States Filter Corporation/Polymetrics, Inc., FMC Corporation/Moorco International, United States Filter Corporation/Arrowhead Industrial Water, Inc., Siebe plc/Triconex Corporation, Goulds Pumps Inc./Pumpenfabrik Ernst Vogel AG, Elsag Bailey Process Automation N.V./Fischer & Porter Company, Crane Co./Mark

Controls Corporation, Jason Incorporated/Deltak Corporation, Crane Co./Burks Pumps Inc., and United Dominion Industries Ltd./The Marley Company (the "Selected Transactions"). Smith Barney compared, among other things, the transaction values of such transactions as multiples of latest 12 months revenue, EBITDA and EBIT. All multiples for the Selected Transactions were based on information available at the time of announcement of the transaction. Applying selected multiples for the Selected Transactions of latest 12 months revenue, EBITDA and EBIT of 1.0x to 1.3x, 7.8x to 8.5x and 11.4x to 11.6x, respectively, to corresponding financial data for AMTROL resulted in a median equity reference range for AMTROL of approximately $23.03 to $26.10 per share.


     No company, transaction or business used in the "Selected Company Analysis" or "Selected Merger and Acquisition Transactions Analysis" as a comparison is identical to AMTROL or the Merger. Accordingly, an analysis of the results of the foregoing is not entirely mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the Selected Companies, Selected Transactions or the business segment, company or transaction to which they are being compared.


     Discounted Cash Flow Analysis. Smith Barney performed a discounted cash flow analysis of the projected free cash flow of AMTROL for the fiscal years 1997 through 2000, based on internal estimates of the management of AMTROL. The stand-alone discounted cash flow analysis of AMTROL was determined by (i) adding
(x) the present value of projected free cash flows over the four-year period from 1997 to 2000 and (y) the present value of AMTROL's terminal value in year 2000 and (ii) subtracting the current net debt of AMTROL. The range of terminal values for AMTROL at the end of the four-year period was calculated by applying terminal value multiples ranging from 6.0x to 7.5x (with particular focus on multiples of 6.5x to 7.0x) to AMTROL's projected 2000 EBITDA, representing AMTROL's estimated value beyond the year 2000. The cash flows and terminal values of AMTROL were discounted to present value using discount rates ranging from 14.0% to 16.0%. Utilizing such discount rates and terminal values of 6.5x to 7.0x, this analysis resulted in an equity reference range for AMTROL of approximately $24.94 to $28.31 per share.



     Other Factors and Comparative Analyses. In rendering its opinion, Smith Barney considered certain other factors and conducted certain other comparative analyses, including, among other things, a review of (i) indications of interest received from third parties other than Holdings; (ii) AMTROL's historical and projected financial results; (iii) the history of trading prices and volume for AMTROL Common Stock and the relationship between movements of such Common Stock, movements of the common stock of the Selected Companies and movements in the S&P 500 Index; and (iv) the premiums implied by the Per Share Amount based on the closing price of AMTROL Common Stock on April 23, 1996 of $16.50 per share (the date immediately preceding the date on which AMTROL publicly announced that it was evaluating strategic alternatives) and based on the bid and ask prices of AMTROL Common Stock on August 26, 1996 of $20.25 and $24.00, respectively, which indicated premiums as of such dates of 71.2%, 39.5% and 17.7%, respectively.



     Pursuant to the terms of Smith Barney's engagement, AMTROL has agreed to pay Smith Barney for its services in connection with the Merger an aggregate financial advisory fee equal to a percentage of the total consideration (including liabilities assumed) payable in connection with the Merger. It is currently estimated that such financial advisory fee will be approximately $2.5 million. AMTROL has also agreed to reimburse Smith Barney for reasonable out-of-pocket expenses incurred by Smith Barney in performing its services, including the reasonable fees and expenses of its legal counsel, and to indemnify Smith Barney and related persons against certain liabilities, including liabilities under the federal securities laws, arising out of Smith Barney's engagement.



     Smith Barney has advised AMTROL that, in the ordinary course of business, Smith Barney and its affiliates may actively trade or hold the securities of AMTROL for their own account or for the account of customers and, accordingly, may at any time hold a long or short position in such securities. Smith Barney was the co-managing underwriter in AMTROL's initial public offering and has provided other investment banking services to AMTROL unrelated to the proposed Merger, for which services Smith Barney has received customary compensation. In addition, Smith Barney and its affiliates (including Travelers Group Inc. and its affiliates) may maintain relationships with AMTROL and affiliates of Holdings.

     Smith Barney is a nationally recognized investment banking firm and was selected by AMTROL based on Smith Barney's experience, expertise and familiarity with AMTROL and its business. Smith Barney regularly engages in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.

PAYMENT FOR SHARES OF AMTROL COMMON STOCK


     Payment for Shares; No Further Ownership of AMTROL Common Stock. As a result of the Merger, holders of certificates formerly evidencing shares of AMTROL Common Stock will cease to have any equity interest in AMTROL. After consummation of the Merger, all certificates formerly evidencing shares of AMTROL Common Stock (excluding shares held in the treasury of AMTROL or owned by any direct or indirect subsidiary of AMTROL, which will be canceled and retired without any conversion thereof and without any payment with respect thereto) will be canceled and converted into the right only to receive a cash payment of $28.25 per share, without interest thereon. No interest will be paid or accrued on the cash payable upon the surrender of such certificates. As of the Effective Time, Holdings will deposit, or will cause to be deposited, with Bankers Trust Company (the "Paying Agent"), for the benefit of the holders of shares of AMTROL Common Stock, for payment in accordance with the Merger Agreement, through the Paying Agent, cash in an amount equal to the Per Share Amount multiplied by the number of shares of AMTROL Common Stock outstanding immediately prior to the Effective Time (such cash being hereinafter referred to as the "Payment Fund"). The Paying Agent will, pursuant to irrevocable instructions, deliver the cash contemplated to be paid pursuant to the Merger Agreement out of the Payment Fund. The Payment Fund will not be used for any other purpose. Promptly after the Effective Time, the Paying Agent will mail to each record holder, as of the Effective Time, of an outstanding certificate that immediately prior to the Effective Time evidenced outstanding shares of AMTROL Common Stock (a "Certificate") a form letter of transmittal and instructions for use in effecting the surrender of the Certificates for payment therefor. Upon surrender to the Paying Agent of a Certificate, together with such letter of transmittal duly executed, and any other required documents, the holder of such Certificate will be entitled to receive in exchange therefor the Per Share Amount, and such Certificate will forthwith be canceled. No interest will be paid or accrued on the cash payable upon the surrender of the Certificates. Until surrendered to the Paying Agent in accordance with the provisions of the Merger Agreement, each Certificate will represent for all purposes only the right to receive the consideration set forth in the Merger Agreement, without any interest thereon. All cash paid upon conversion of the shares of AMTROL Common Stock in accordance with the terms of the Merger Agreement shall be deemed to have been paid in full satisfaction of all rights pertaining to such shares of AMTROL Common Stock.


     DETAILED INSTRUCTIONS ABOUT THE SURRENDER OF CERTIFICATES, TOGETHER WITH A LETTER OF TRANSMITTAL, WILL BE FORWARDED TO FORMER HOLDERS OF SHARES OF AMTROL COMMON STOCK BY THE PAYING AGENT PROMPTLY FOLLOWING THE EFFECTIVE TIME OF THE MERGER. HOLDERS OF SHARES OF AMTROL COMMON STOCK SHOULD NOT SUBMIT THEIR CERTIFICATES TO THE PAYING AGENT UNTIL THEY HAVE RECEIVED SUCH MATERIALS. PAYMENT FOR SHARES OF AMTROL COMMON STOCK WILL BE MADE TO FORMER HOLDERS OF SHARES AS PROMPTLY AS PRACTICABLE FOLLOWING RECEIPT BY THE PAYING AGENT OF THEIR CERTIFICATES AND OTHER REQUIRED DOCUMENTS.

     Termination of Payment Fund. Any portion of the Payment Fund that remains undistributed to the holders of AMTROL Common Stock for 180 days after the Effective Time shall be delivered to the Surviving Corporation, upon demand, and any holders of AMTROL Common Stock that have not theretofore complied with the Merger Agreement shall thereafter look only to the Surviving Corporation and only as general creditors thereof for payment of their claim for cash to which they are entitled. Neither Holdings nor the Surviving Corporation shall be liable to any holder of shares of AMTROL Common Stock for any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

     Investment of Payment Fund. The Paying Agent shall invest the Payment Fund, as directed by the Surviving Corporation, on a daily basis. The Paying Agent shall invest funds in the Payment Fund only in certain permitted investments. Any interest or other income earned on the investment of funds in the Payment Fund shall be for the account of and payable to the Surviving Corporation. The Surviving Corporation shall replace any monies lost through any investment made pursuant to the Merger Agreement.

     Payment for Options; No Rights to Receive AMTROL Common Stock. The Company will take all action necessary to (a) terminate AMTROL's 1992 Stock Plan and the Director Plan, effective as of the day of the Effective Time immediately prior to the Effective Time, (b) provide that each outstanding stock option to purchase shares of AMTROL Common Stock granted under the 1992 Stock Plan and the Director Plan (an "Option") will become fully vested, whether or not previously vested, immediately prior to the Effective Time, and (c) provide that, except as otherwise agreed with the Option holder, with respect to any such Option that is outstanding immediately prior to the Effective Time, such Option will be canceled as of the day of the Effective Time immediately prior to the Effective Time and the holder shall be entitled to receive from the Surviving Corporation, immediately after the Effective Time, an amount in cash in cancellation of such Option equal to the excess, if any, of the Per Share Amount over the per share exercise price of such Option, multiplied by the number of shares of AMTROL Common Stock to which the Option remains unexercised. Any such payment will be subject to all applicable Federal, state and local tax withholding requirements.

EFFECTIVE TIME


     If the Merger Agreement is adopted by the requisite vote of AMTROL shareholders, all required governmental and other consents and approvals are obtained, and the other conditions to the obligations of the parties to consummate the Merger are either satisfied or waived (as permitted), the Merger will be consummated and will become effective on the date and at the time that the Articles of Merger reflecting the Merger become effective with the Secretary of State of the State of Rhode Island (the "Effective Time"). Unless Holdings agrees otherwise, the Effective Time shall not occur prior to November 15, 1996. Either Holdings or AMTROL may terminate the Merger Agreement should the Merger not be consummated by February 28, 1997. See "DESCRIPTION OF THE MERGER AGREEMENT -- Amendment, Waiver and Termination".


FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

     The receipt of cash for shares of AMTROL Common Stock in the Merger will be a taxable transaction for Federal income tax purposes and may also be a taxable transaction under applicable state, local, foreign or other tax laws. Generally, a shareholder will recognize gain or loss for such purposes equal to the difference between the cash received in connection with the Merger and such shareholder's tax basis for the shares of AMTROL Common Stock such shareholder owned immediately prior to the Effective Time. For Federal income tax purposes, such gain or loss will be a capital gain or loss if the shares of AMTROL Common Stock are a capital asset in the hands of the shareholder, and a long-term capital gain or loss if the shareholder's holding period is more than one year as of the Effective Time. There are limitations on the deductibility of capital losses.

     The summary of tax consequences set forth above is for general information only. The tax treatment of each shareholder will depend in part upon his or her particular situation. Actual tax consequences not described herein may be applicable to particular classes of taxpayers, such as financial institutions, broker-dealers, persons who are not citizens or residents of the United States, shareholders who acquired the shares of AMTROL Common Stock through the exercise of an employee stock option or otherwise as compensation, and persons who received payments in respect of options to acquire shares of AMTROL Common Stock. ALL SHAREHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES OF THE MERGER TO THEM, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL AND FOREIGN LAWS.

NO SOLICITATION; FIDUCIARY DUTIES

     Pursuant to the Merger Agreement AMTROL has agreed that, except as consented to in writing by Holdings, it will not initiate, solicit or encourage (including by way of furnishing information or assistance), or take any other action to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Competing Transaction (as defined in Section 5.02(n) of the Merger Agreement), or negotiate with any person or entity in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize or permit any of its officers, directors, employees or representatives to take any such action, and will promptly notify Holdings of all relevant terms of any such inquiries and proposals received by AMTROL or any such officer, director or representative, relating to any of such matters. If such inquiry or proposal is in writing, AMTROL is obligated to deliver to Holdings a copy of such inquiry or proposal (which need not disclose the identity of the person making such inquiry or proposal). The Merger Agreement does not prohibit the Board from furnishing information to, or entering into discussions or negotiations with, any person or entity that makes an unsolicited bona fide proposal to acquire AMTROL pursuant to a merger, consolidation, share exchange, business combination or other similar transaction, if, and only to the extent that, (a) the Board, after consultation with independent legal counsel, determines in good faith that such action is required for the Board to comply with its fiduciary duties to shareholders imposed by Rhode Island law, (b) prior to furnishing such information to, or entering into discussions or negotiations with, such person or entity, AMTROL provides prior written notice (including the terms and conditions of any proposal) to Holdings to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person or entity, (c) prior to furnishing such information to such person or entity, AMTROL receives from such person or entity an executed confidentiality agreement with terms no less favorable to AMTROL than those contained in the confidentiality agreement between AMTROL and Holdings, and (d) AMTROL keeps Holdings informed, on a current basis, of the status of any such discussions or negotiations. Nothing contained in the Merger Agreement prohibits the Board from complying with Rule 14e-2 promulgated under the Exchange Act with regard to a Competing Transaction.

INTERESTS OF OFFICERS AND DIRECTORS IN THE MERGER


     The directors (including David Beretta, who died on September 16, 1996) and officers of AMTROL owned of record an aggregate of 650,487 shares (8.7% of the outstanding shares) of AMTROL Common Stock as of the Record Date, and Options to acquire an aggregate of 402,334 shares (59.2% of the outstanding Options) of AMTROL Common Stock as of such date.

     Other than as described herein, no director or executive officer of AMTROL, and no associate of any such person, has any substantial interest, direct or indirect, in the Merger, other than an interest arising from the ownership of AMTROL Common Stock. A portion of the Options held by certain executive officers may be converted into rights to acquire common stock of Holdings. With respect to Options which are not so converted, the directors and officers will receive a cash payment of the difference between $28.25 and the applicable Option exercise price for outstanding Options. The table below identifies such directors and officers, the number of Options owned and the cash payments to be received by each in respect of such ownership (assuming no Options are converted to rights to acquire common stock of Holdings):



                                                                           NUMBER OF   CASH FOR
    NAME                                             TITLE                  OPTIONS     OPTIONS
    ----                                             -----                  --------    --------
David Beretta*.................................  Director                    75,000    $871,875
Kenneth L. Kirk................................  Director                    46,000     548,563
Stephen J. Carlotti............................  Director                    12,000     159,000
Herbert H. Jacobi..............................  Director                     5,798      54,610
Albert W. Ondis................................  Director                     6,000      56,500
Lorne R. Waxlax................................  Director                     4,499      42,087
Hanns H. Winkhaus..............................  Director                     4,989      46,935
Edward J. Cooney...............................  Senior Vice                 65,448     938,642
                                                 President and Chief
                                                 Financial Officer
Samuel L. Daniels..............................  Vice President --           46,100     593,370
                                                 Water Systems
Brooks R. Herrick..............................  Vice President --           17,000     200,875
                                                 Finance and
                                                 Corporate Controller
Gerald J. Leary................................  Vice President --           45,000     575,000
                                                 Plumbing and Heating
Clifford A. Peterson...........................  Executive Vice              25,000     316,250
                                                 President and Chief
                                                 Operating Officer
David P. Whittingham...........................  Senior Vice                 49,500     634,225
                                                 President -- Containers




* Mr. Beretta died on September 16, 1996 and any amounts paid with respect to the Options will be paid to his estate.


     Severance and Consulting Agreements. AMTROL entered into special termination agreements dated as of April 11, 1996 (the "Special Termination Agreements") with 11 executives (including Messrs. Cooney, Daniels, Herrick, Leary, Peterson and Whittingham) in order to secure the continued employment of those executives with AMTROL. The Special Termination Agreements were approved by the Board and the Compensation Committee of the Board. The Special Termination Agreements provide that if a "terminating event" occurs within one year after a "change in control" (as defined in the Special Termination Agreements), AMTROL will pay to each executive an amount equal to the executive's annual base salary in effect immediately prior to the change in control plus the executive's average bonus for the two fiscal years prior to the change in control. The Merger would constitute a "change of control". A "terminating event" is defined as termination of the executive's employment by AMTROL for any reason other than death, disability, retirement or for cause, or the resignation of the executive subsequent to a significant reduction in the executive's responsibilities, authorities, functions or duties exercised prior to the change in control, a decrease in the executive's salary (other than across-the-board reductions) from that payable in prior to the change in control or a substantial relocation of the executive by AMTROL following a change in control.

     In addition, Mr. Carlotti is entitled to receive at the Effective Time approximately $530,397 (based on the total number of shares of AMTROL Common Stock outstanding on October 4, 1996) pursuant to a Consulting Agreement with AMTROL dated as of June 20, 1996 (the "Consulting Agreement"), pursuant to which Mr. Carlotti was retained to lead and supervise the activities associated with the Company's engagement of Smith Barney and HSBC and to assist with day-to-day management. The Consulting Agreement provides that Mr. Carlotti is to receive an amount in cash equal to 0.5375% of the amount by which the aggregate amount of consideration paid to holders of AMTROL Common Stock pursuant to the Merger exceeds $111,620,730. Mr. Carlotti is a partner of the law firm of Hinckley, Allen & Snyder ("Hinckley Allen"), legal counsel to AMTROL. Pursuant to Hinckley Allen's partnership agreement, any amounts paid to Mr. Carlotti under the Consulting Agreement or with respect to the Options referenced above, will be paid to Hinckley Allen.


     Indemnification and Insurance. Directors and officers have certain continuing rights to indemnification and insurance described under "DESCRIPTION OF THE MERGER AGREEMENT -- Indemnification and Insurance".

ACCOUNTING TREATMENT OF TRANSACTION

     The Merger will be accounted for as a "purchase" for accounting and financial reporting purposes. Accordingly, a determination of the fair value of the Company's assets and liabilities will be made in order to allocate the purchase price to the assets acquired and the liabilities assumed.

REGULATORY APPROVALS


     Antitrust. The transactions contemplated by the Merger Agreement are subject to the consent of, filings and registrations with, and notifications to the Antitrust Division of the Department of Justice (the "Antitrust Division") and the Federal Trade Commission (the "FTC") pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"). Under the HSR Act and the rules promulgated thereunder by the FTC, the Merger may not be consummated until notifications have been given and certain information has been furnished to the FTC and the Antitrust Division and the applicable waiting period has expired or been terminated. AMTROL filed notification and report forms under the HSR Act with the FTC on September 25, 1996. At any time before or after the Effective Time, and notwithstanding that the waiting period under the HSR Act has expired, any state could take such action under the antitrust laws as it deems necessary or desirable in the public interest. Such action could include seeking to enjoin the consummation of the Merger. Private parties may also seek to take legal action under the antitrust laws under certain circumstances.


     Based on available information, AMTROL believes that the Merger can be effected in compliance with Federal and state antitrust laws. However, there can be no assurance that a challenge to the consummation of the Merger on antitrust grounds will not be made or that, if such a challenge were made, AMTROL would prevail or would not be required to accept certain adverse conditions in order to consummate the Merger.

MANAGEMENT OF AMTROL'S BUSINESS AFTER THE MERGER

     Under the Merger Agreement, AMTROL will merge with Acquisition at the Effective Time. Although AMTROL will continue as the Surviving Corporation, it will be a wholly-owned subsidiary of Holdings as of the Effective Time. The directors of Acquisition immediately prior to the Effective Time will be the initial directors of the Surviving Corporation after the Merger, each to hold office in accordance with the Articles and By-laws of the Surviving Corporation, and the officers of Acquisition immediately prior to the Effective Time will be the initial officers of the Surviving Corporation after the Merger, in each case until their respective successors are duly elected or appointed and qualified.

VOTING AGREEMENT

     AMTROL, The Chester H. Kirk Trust (the "Trust"), Kenneth L. Kirk, David Beretta and Hanns H. Winkhaus have entered into a Voting Agreement dated as of August 28, 1996 (the "Voting Agreement"). The Voting Agreement provides that the Trust, Kenneth L. Kirk, David Beretta and Hanns H. Winkhaus

(collectively, the "Shareholders") will vote their shares of AMTROL Common Stock as recommended by the AMTROL Board of Directors with regard to the Merger Agreement and the transactions contemplated therein as well as any Competing Transaction or other action which is intended to or could reasonably be expected to have a material effect on the transactions contemplated by the Merger Agreement. The Voting Agreement also provides that the Shareholders will not be obligated to vote their shares of AMTROL Common Stock in favor of any proposal that would modify the provisions of Section D of Article Sixth of the Articles except to the extent necessary to exclude from the definition of "business combination" the Merger Agreement and the Merger. The Shareholders have also agreed not to, directly or indirectly, solicit or respond to any inquiry or proposal by any person or entity that could reasonably be expected to lead to a Competing Transaction. The Voting Agreement further provides that the Shareholders shall not, subject to certain exceptions, sell or transfer their shares of AMTROL Common Stock, grant any proxies or enter into any other voting agreements or arrangements with respect to their shares of AMTROL Common Stock. Mr. Beretta died on September 16, 1996, and his estate has agreed to be bound by the Voting Agreement. The Voting Agreement will terminate upon the earlier of:
(i) the Effective Time; or (ii) February 28, 1997. As of the Record Date, the Shareholders owned of record 2,812,875 shares of AMTROL Common Stock, or 37.8% of the total outstanding shares of AMTROL Common Stock. A copy of the Voting Agreement is attached hereto as Exhibit A to Annex B, the Merger Agreement.

                      DESCRIPTION OF THE MERGER AGREEMENT

     The following is a summary of certain provisions of the Merger Agreement, a conformed copy of which is attached to this Proxy Statement as Annex B. Such summary is qualified in its entirety by reference to the Merger Agreement.

GENERAL

     The Merger Agreement provides that, upon the terms and subject to the conditions thereof, and in accordance with Rhode Island law, at the Effective Time, Acquisition will be merged with and into AMTROL. As a result of the Merger, the separate corporate existence of Acquisition will cease and AMTROL will continue as the Surviving Corporation and will become a direct, wholly-owned subsidiary of Holdings. Upon consummation of the Merger, each issued and then outstanding share of AMTROL Common Stock (other than any shares held in the treasury of the Company, or owned by any direct or indirect subsidiary of the Company) will be canceled and converted into the right to receive the Per Share Amount.

     Pursuant to the Merger Agreement, each share of common stock, par value $.01 per share, of Acquisition issued and outstanding immediately prior to the Effective Time will be converted into and exchanged for one duly and validly issued, fully paid and non-assessable share of common stock, par value $.01 per share, of the Surviving Corporation.

TREATMENT OF STOCK OPTIONS

     See "THE MERGER -- Payment for Shares of AMTROL Common Stock -- Payment for Options; No Rights to Receive AMTROL Common Stock".

INDEMNIFICATION AND INSURANCE

     The Merger Agreement provides that the Articles of Incorporation and By-Laws of the Surviving Corporation will contain the provisions with respect to indemnification set forth in the Articles of Incorporation and By-Laws of AMTROL on the date of the Merger Agreement, which provisions and the provisions with respect to indemnification in the governing instruments of each of AMTROL's subsidiaries on such date will not be amended, repealed or otherwise modified for a period of six years after the Effective Time in any manner that would adversely affect the rights thereunder of persons who at any time prior to the Effective Time were identified as prospective indemnitees under the Articles of Incorporation or By-laws of AMTROL or such subsidiaries in respect of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by the Merger Agreement), unless such modification is required by law, provided that nothing in the Merger Agreement shall prohibit the Surviving Corporation from reincorporating in another jurisdiction, by way of merger or otherwise, so long as its Articles of Incorporation and By-Laws provide for indemnification of equal or greater scope. The Merger Agreement also contains customary provisions for the selection of counsel, defense and settlement of claims.

     The Merger Agreement further provides that the Surviving Corporation will maintain in effect for not less than 5 years after the Effective Time (except to the extent not generally available in the market) AMTROL's current directors' and officers' liability and fiduciary liability insurance policies (or policies providing substantially the same coverage) with respect to matters occurring prior to the Effective Time; provided, however, that (a) the Surviving Corporation is not required to pay an annual premium for such insurance in excess of 200% of the last annual premium paid prior to the date of the Merger Agreement, but in such case must purchase as much coverage as possible for such amount and (b) such policy may in the sole discretion of the Surviving Corporation be one or more "tail" policies for all or any portion of the full five year period.

REPRESENTATIONS AND WARRANTIES

     The Merger Agreement contains representations and warranties of AMTROL, Holdings and Acquisition relating to, among other things (a) due organization and qualification and authority to enter into and perform their respective obligations under the Merger Agreement, (b) due authorization, execution, delivery, performance, enforceability and binding effect of the Merger Agreement, (c) the noncontravention of certain instruments or of any law resulting from the execution and performance of the Merger Agreement, absent the need for any governmental or third party filings, consents or approvals, (d) matters relating to brokers, fees and other expenses, and (e) required AMTROL, Holdings and Acquisition votes. In addition, AMTROL has made certain representations and warranties concerning the following matters:
(a) capital structure, (b) documents filed with the Securities and Exchange Commission (the "SEC"), financial statements and undisclosed liabilities, (c) material contracts, (d) properties, (e) permits, (f) intellectual property, (g) taxes, (h) compliance with laws, (i) absence of material adverse changes since December 31, 1995, (j) litigation, (k) employee benefits plans, (l) insurance,
(m) environmental matters, (n) opinion of Smith Barney and (o) affiliate transactions.

     In addition, Holdings has made certain representations and warranties concerning financing of the transactions contemplated under the Merger Agreement.

OTHER FURTHER ACTIONS

     The Merger Agreement provides that AMTROL and Holdings will each use their reasonable efforts to (a) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable law or otherwise to consummate and make effective the transactions contemplated by the Merger Agreement, (b) obtain any consents or approvals with respect to the Merger the absence of which would result in a material adverse effect on AMTROL, (c) make all necessary filings, and thereafter make any other required submissions, with respect to the Merger Agreement and the Merger required under (i) the Exchange Act and the rules and regulations thereunder, and any other applicable Federal or state securities laws, (ii) the HSR Act, and
(iii) any other applicable law and shall cooperate with each other in connection with the foregoing. Pursuant to the Merger Agreement, AMTROL and Holdings have agreed to furnish all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable law (including all information required to be included in this Proxy Statement) in connection with the transactions contemplated thereby. AMTROL and Holdings have each agreed to cooperate and use their reasonable efforts to contest and resist any action, including legislative, administrative or judicial action, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) (an "Order") that is in effect and that restricts, prevents or prohibits the consummation of the Merger or any other transactions contemplated by the Merger Agreement, including, without limitation, by pursuing any necessary administrative or judicial appeal or legislative action.

     Pursuant to the Merger Agreement AMTROL has agreed to provide, and to cause its subsidiaries and its and their respective officers and employees to provide, upon reasonable advance notice, all reasonable cooperation in connection with the arrangement of any financing to be consummated contemporaneous with or at or after the Effective Time in respect of the transactions contemplated by the Merger Agreement and to request opinions of its legal counsel and "comfort letters" of its accountants reasonably required in connection with such financing. At the request of Holdings, AMTROL has agreed to call for prepayment or redemption, or to prepay, redeem and/or renegotiate, as the case may be, any existing indebtedness, provided that such prepayment or redemption shall only be made contemporaneously with or after the Effective Time.

     At the written request of Holdings, AMTROL has agreed to obtain Phase I Environmental Site Assessments for certain properties owned by AMTROL (the "Environmental Reports"), to provide, within 45 days of such request, copies of any Environmental Reports to Holdings and any of Acquisition's and Holdings' lenders and to legal counsel for such lenders, together with authorization for such lender to rely upon such Environmental Reports as if the same had been prepared for such lender, and to authorize AMTROL consultants to respond to inquiries from, and discuss their findings with, such lender and its representatives, provided that AMTROL's legal counsel is advised of, and invited to participate in, any such inquiries or discussions.

CONDITIONS TO CONSUMMATION

     Under the Merger Agreement, the respective obligations of each party to effect the Merger are subject to the satisfaction, at or prior to the Effective Time, of the following conditions: (a) the applicable waiting period under the HSR Act shall have expired or been terminated; (b) no governmental entity or Federal or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) that then remains in effect and that has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger; and (c) the holders of either (i) at least a majority of the outstanding shares of AMTROL Common Stock entitled to vote thereon shall have approved the Merger Agreement and the transactions contemplated therein in accordance with the Amendment to the Articles excluding the Merger Agreement and the Merger from the definition of "business combination" as that term is defined in the Articles or (ii) if the Amendment to the Articles is not approved, at least 75% of the outstanding shares of AMTROL Common Stock entitled to vote thereon (excluding shares deemed beneficially owned by a Related Person as such term is defined in the Articles) shall have approved the Merger Agreement and the Merger in accordance with Rhode Island law and the rules and regulations of the National Association of Securities Dealers Automatic Quotations Systems ("NASDAQ").


     The obligation of Holdings to effect the Merger is also subject to the following conditions: (a) each of the representations and warranties of AMTROL contained in the Merger Agreement (i) in the case of any thereof that are expressly qualified by any materiality qualification, shall be true and correct, subject to such materiality qualification, and (ii) in the case of all other representations and warranties, shall be true and correct in all material respects, in each case as of the Effective Time as though made on and as of the Effective Time, and except that those representations and warranties that address matters only as of a particular date shall remain true and correct, subject to such materiality qualifications or in all material respects, as the case may be, as of such date and Holdings shall have received a certificate of the Chief Financial Officer of AMTROL to such effect; (b) AMTROL shall have performed or complied in all material respects with all agreements and covenants required by the Merger Agreement to be performed or complied with by it on or prior to the Effective Time, and Holdings shall have received a certificate of the Chief Financial Officer of AMTROL to that effect; (c) all consents, approvals and authorizations, the failure to obtain which, individually or in the aggregate, could reasonably be expected to have a material adverse effect, and all consents, approvals and authorizations; (d) the Market Out Condition shall not have occurred; and (e) Holdings shall have received an unqualified opinion of Hinckley Allen that the Merger Agreement and the Merger have been duly and validly approved by the shareholders of AMTROL in accordance with Rhode Island law and AMTROL's Articles.


     The obligation of AMTROL to effect the Merger is also subject to the following conditions: (a) each of the representations and warranties of Acquisition and Holdings contained in the Merger Agreement (i) in the case of any thereof that are expressly qualified by any materiality qualification, shall be true and correct, subject to such materiality qualification, and (ii) in the case of all other representations and warranties, shall be true and correct in all material respects, in each case as of the Effective Time as though made on and as of the Effective Time, and except that those representations and warranties that address matters only as of a particular date shall remain true and correct, subject to such materiality qualifications or in all material respects, as the case may be, as of such date, and AMTROL shall have received a certificate of the Chief Financial Officer of Holdings to such effect; and (b) Holdings shall have performed or complied in all material respects with all agreements and covenants required by the Merger Agreement to be performed or complied with by it on or prior to the Effective Time and AMTROL shall have received a certificate of the Chief Financial Officer of Holdings to that effect.

CERTAIN OBLIGATIONS

     The Merger Agreement provides that Holdings will cause the Surviving Corporation and its subsidiaries to honor in accordance with their terms all employment, severance, termination, consulting and retirement agreements and certain other compensation arrangements between AMTROL and any current or former director, officer or employee thereof (including but not limited to the Special Termination Agreements), and to cause the Surviving Corporation to discharge, at the Effective Time, any obligations arising thereunder by reason of the Merger.

CONDUCT OF BUSINESS PRIOR TO THE MERGER

     Pursuant to the Merger Agreement, AMTROL has agreed that, prior to the Effective Time, unless otherwise expressly contemplated by the Merger Agreement or consented to in writing by Holdings, AMTROL will and will cause its subsidiaries to (a) operate its business in the usual and ordinary course consistent with past practices; (b) use its reasonable efforts to preserve substantially intact its business organization, maintain its rights and franchises, retain the services of its respective officers and key employees and maintain its relationships with its respective significant customers and suppliers; (c) use its reasonable efforts to maintain and keep its properties and assets in as good repair and condition as at present, ordinary wear and tear excepted; and (d) use its reasonable efforts to keep in full force and effect insurance comparable in amount and scope of coverage to that currently maintained. The Merger Agreement provides, however, that in the event AMTROL deems it necessary to take certain actions that would otherwise be prohibited as described above, AMTROL will consult with Holdings, which shall consider in good faith AMTROL's request to take such action and not unreasonably withhold or delay its consent for such action.

     The Merger Agreement provides that, unless Holdings consents to such action, AMTROL will not, and will not permit any of its subsidiaries to: (a) subject to certain exceptions, increase the periodic compensation or fringe benefit of, grant any severance or termination pay to, or enter into or amend any employment, consulting or severance agreement or arrangement with, any director, officer or employee or adopt or amend any employee benefit plan or arrangement, except as may be required by applicable law; (b) declare or pay any dividend on, or make any other distribution in respect of, its capital stock (other than regular quarterly dividends not to exceed $.05 per share consistent with past practice); (c) redeem, repurchase or otherwise reacquire any shares of its or any of its subsidiaries' capital stock or any securities convertible into or exchangeable for any such capital stock (except in connection with the exercise of existing Options), effect any liquidation, dissolution, merger, consolidation, restructuring, reorganization or recapitalization of AMTROL or split, combine or reclassify, or issue any other securities in respect of, its capital stock; (d) issue, award, grant or sell any shares of its capital stock, any securities convertible into or exercisable or exchangeable for, or any rights to acquire, any such shares (except upon the exercise of existing Options) or amend or otherwise modify the terms of any such rights to make such terms more favorable to the holders thereof; (e) acquire any business or any business organization or division thereof, or any assets of any other person (other than in the ordinary course of business and consistent with past practice) which are material, individually or in the aggregate, to AMTROL and its subsidiaries, or make or commit to make any capital expenditures other than in the ordinary course of business consistent with past practice and with AMTROL's 1996 Capital Plan; (f) sell, lease, mortgage, transfer or otherwise dispose of any of its or its subsidiaries' assets except for the grant of purchase money security interests and sales in the ordinary course of business and consistent with past practice or required by existing agreements disclosed to Holdings; (g) propose or adopt any amendments to the Articles or By-Laws (other than the Amendment to Articles referenced herein); (h) except as required by law or generally accepted accounting principles, change any of its methods of accounting or methods of reporting income or deductions for Federal income tax purposes, make or rescind any tax election, or settle or compromise any claim, litigation, proceeding, arbitration, investigation, audit or controversy relating to taxes (except where the amount of such settlements, individually or in the aggregate, does not exceed $500,000); (i) incur any obligation for borrowed money other than purchase money indebtedness (except in the ordinary course of business under existing loan agreements), prepay any of its long-term debt, guarantee any obligation or indebtedness of another person, or enter into any "keep well" agreement to maintain the financial condition of another person;
(j) subject to certain exceptions, settle or compromise any litigation; (k) pay, discharge or satisfy any claims, liabilities or obligations, except in the ordinary course of business consistent with past practice or in accordance with their existing terms, or waive, release, grant, or transfer any rights of material value or modify or change in any material respect any material contract, other than in the ordinary course of business consistent with past practice; (l) effectuate a "plant closing" or "mass layoff" without notifying Holdings in advance and complying with the applicable legal requirements; or (m) agree to do any of the foregoing.

ACCESS AND INFORMATION

     The Merger Agreement further provides that, subject to confidentiality agreements to which AMTROL or any of its subsidiaries is a party, AMTROL will, and will cause its subsidiaries to (a) afford to Holdings and its officers, directors, employees, accountants, consultants, legal counsel, agents, lenders (including representatives of any lenders) and other representatives (collectively, the "Holdings Representatives") full access at reasonable times upon reasonable prior notice to the officers, employees, agents, properties, offices and other facilities of AMTROL and its subsidiaries and to the books and records thereof and (b) furnish promptly to Holdings and the Holdings Representatives such information concerning the business, properties, contracts, records and personnel of AMTROL and its subsidiaries (including, without limitation, financial, operating and other data and information) as may be reasonably requested, from time to time, by Holdings.

AMENDMENT, WAIVER AND TERMINATION

     To the extent permitted by law, AMTROL, Holdings and Acquisition, by action taken by or on behalf of their respective Boards of Directors, may amend the Merger Agreement by written agreement at any time prior to the Effective Time.

     At any time prior to the Effective Time, AMTROL, Holdings or Acquisition may extend the time for performance of any of the obligations or other acts of the other party, waive any inaccuracies in the representations and warranties of the other party contained in the Merger Agreement or waive compliance by the other party with any of the agreements or conditions contained in the Merger Agreement.

     The Merger Agreement provides that it may be terminated at any time prior to the Effective Time: (a) by mutual consent of Holdings and AMTROL; (b) by Holdings, upon a material breach of any representation, warranty, covenant or agreement on the part of AMTROL set forth in the Merger Agreement, or if any representation or warranty of AMTROL shall have become untrue in any material respect, in either case such that the conditions to the Merger Agreement described above would not be satisfied (a "Terminating AMTROL Breach"), provided that, if such Terminating AMTROL Breach is not willful and is curable by AMTROL through the exercise of its reasonable efforts and for so long as AMTROL continues to exercise such reasonable efforts, Holdings may not terminate the Merger Agreement until AMTROL has been given 30 days to cure such breach after receipt of notice thereof; (c) by AMTROL, upon a material breach of any representation, warranty, covenant or agreement on the part of Holdings set forth in the Merger Agreement, or if any representation or warranty of Holdings shall have become untrue in any material respect, in either case such that the conditions to the Merger Agreement described above would not be satisfied (a "Terminating Holdings Breach"), provided that, if such Terminating Holdings Breach is curable by Holdings through the exercise of its reasonable efforts and for so long as Holdings continues to exercise such reasonable efforts, AMTROL may not terminate the Merger Agreement until Holdings has been given 30 days to cure such breach after receipt of notice thereof; (d) by either Holdings or AMTROL, if there shall be any Order that is final and non-appealable preventing the consummation of the Merger, except if the party relying on such Order has not complied with its obligations under the Merger Agreement to take all action to secure the required governmental approvals and resist all Orders that interfere with the consummation of the Merger Agreement; (e) by Holdings or AMTROL, if the Merger shall not have been consummated before February 28, 1997, except if the party seeking to terminate the Merger Agreement shall be in breach thereof; (f) by Holdings or AMTROL, if the approval of the Merger Agreement and the Merger by the shareholders of AMTROL is not obtained at the Special Meeting.

     In addition, Holdings may unilaterally terminate the Merger Agreement (a) if (1) the Board withdraws, modifies or changes its recommendation of the Merger Agreement or the Merger in a manner adverse to Holdings or Acquisition or shall have resolved to do any of the foregoing, or (2) the Board shall have recommended to the shareholders of AMTROL any Competing Transaction or resolved to do so; or (b) if (1) AMTROL shall have exercised a right specified in the Merger Agreement with respect to any Competing Transaction and shall, directly or through agents or representatives, continue discussions with any third party concerning such Competing Transaction for more than 20 business days after the date of receipt of such Competing Transaction; or (2)(A) a Competing Transaction that is publicly disclosed shall have been commenced, publicly proposed or communicated to AMTROL which contains a proposal as to price (without regard to the specificity of such price proposal) as to which AMTROL is legally required to respond under Rule 14e-2 promulgated under the Exchange Act, and (B) AMTROL shall not have rejected such proposal within 20 business days of its receipt or the date its existence first becomes publicly disclosed, if sooner. The Merger Agreement may be unilaterally terminated by AMTROL, if the Board, pursuant to the exercise of its fiduciary duties, shall have recommended to the shareholders of AMTROL any Competing Transaction or resolved to do so pursuant to the Merger Agreement (provided that any such termination of the Merger Agreement will not be effective until the close of business on the second full business day after notice thereof to Holdings). The events described in this paragraph that would provide for unilateral termination of the Merger Agreement by AMTROL or Holdings are hereinafter referred to as "Termination Events".

EXPENSES AND FEES

     The Merger Agreement provides that all expenses incurred by the parties thereto shall be borne solely by the party that has incurred such expenses except as described below.

     If the Merger Agreement shall have been terminated due to a Termination Event (see, "Amendment, Waiver and Termination") and within twelve (12) months after such termination a Competing Transaction shall have been consummated, AMTROL is obligated to pay Holdings (or its designee) within one business day of the later of the consummation of such a Competing Transaction or such termination a fee of $6.5 million in cash. In addition, if the Merger Agreement is terminated because approval of the Merger Agreement is not obtained by the requisite vote of AMTROL's shareholders at the Special Meeting and (a) prior to the Special Meeting either (1) any Person (including AMTROL or any of its subsidiaries or affiliates) or "group" (as referred to in Section 13(d)(3) of the Exchange Act) other than Holdings or any of its affiliates (collectively, "Acquiring Persons") has become the beneficial owner of more than 20% of the outstanding shares of AMTROL Common Stock (other than with respect to persons beneficially owning more than 20% as of the date of the Merger Agreement, in which case, if such person acquires beneficial ownership of any additional shares comprising an aggregate of more than 1% of the outstanding shares of AMTROL Common Stock); or (2) any Acquiring Person has made, or proposed, communicated or disclosed publicly (which includes being known by AMTROL shareholders owning of record or beneficially in the aggregate 5% or more of the outstanding shares of AMTROL Common Stock) a bona fide intention to make a proposal for a Competing Transaction or has made such a proposal, and (b) within 12 months after such termination, any Acquiring Person (whether or not the same Acquiring Person referred to in clause (a)) has consummated any Competing Transaction in which the Transaction Value (as hereinafter defined) of such Competing Transaction (the "Aggregate Competing Consideration"), exceeds the aggregate amount of the Merger Consideration payable under the Merger Agreement to holders of the AMTROL Common Stock (the "Aggregate Merger Consideration"), then AMTROL shall within one business day after the later of the date of such termination or the consummation of such a Competing Transaction, pay Holdings (or its designee) a fee in cash equal to the lesser of (x) the amount by which the Aggregate Competing Consideration exceeds the Aggregate Merger Consideration or (y) $6.5 million. "Transaction Value" shall mean (i) in the case of the sale, exchange or purchase of AMTROL's equity securities, the total consideration paid for such securities (including amounts paid to holders of options, warrants and convertible securities), and (ii) in the case of a sale or disposition by AMTROL of assets, the total consideration paid for such assets, plus the net value of any current assets not sold by AMTROL. If the consideration in connection with the Competing Transaction may be increased by payments related to future events ("Contingent Payments"), the portion of the fee due to Holdings relating to such Contingent Payments will be calculated and payable if and when such Contingent Payments are made. Only one fee in the maximum aggregate of $6.5 million shall be payable to Holdings pursuant to the Merger Agreement.

     In addition, in the event a fee described in the immediately preceding paragraph is or becomes payable, AMTROL has agreed promptly, but in no event later than two business days following written notice thereof, together with related bills or receipts, to reimburse Holdings (or its designee) and its affiliates for all reasonable out-of-pocket costs, fees and disbursements of counsel and the expenses of litigation, incurred in connection with collecting such fee, as a result of any breach by AMTROL of its obligations under the relevant sections of the Merger Agreement.

     Notwithstanding any other provision of the Merger Agreement, in the event AMTROL obtains the Environmental Reports referred to under "-- Other Further Actions" and the Merger Agreement is terminated for any reason, Holdings has agreed promptly, but in no event later than two business days following written notice thereof, together with related bills or receipts, to reimburse AMTROL for the fees and expenses incurred in connection with the preparation of the Environmental Reports.

                             NO DISSENTERS' RIGHTS


     Under Section 7-1.1-73 of Rhode Island law, there is no right to dissent to a merger for the holders of shares of a company which are registered on a national securities exchange or included as National Market Securities in the NASDAQ System. Because AMTROL shares trade on the NASDAQ National Market, AMTROL shareholders have no right to dissent to the Merger.


                            FINANCING OF THE MERGER

     Acquisition is expected to issue debt securities in either the public or private markets and enter into a syndicated senior secured term loan facility for an aggregate of approximately $160 million of gross proceeds in order to finance the conversion into cash of the shares of AMTROL Common Stock currently outstanding pursuant to the Merger. Acquisition also expects to enter into a $15 million senior secured revolving credit facility to provide for working capital requirements. The Cypress Fund (as defined below) also expects to make an equity contribution of approximately $68.6 million to Holdings which expects to contribute those funds to Acquisition.

                            ACQUISITION AND HOLDINGS

     Acquisition, a Rhode Island corporation and a wholly-owned subsidiary of Holdings, was organized in connection with the Merger and has not carried on any activities to date other than those incident to its formation and the transactions contemplated by the Merger Agreement. Holdings is a Delaware corporation newly organized by Cypress Merchant Banking Partners L.P. and Cypress Offshore Partners L.P. (collectively, the "Cypress Fund"). Holdings' principal asset is its ownership of 100% of the common stock of Acquisition. The Cypress Fund is a $1.05 billion private equity fund which invests in privately negotiated transactions, targeting established operating businesses and investing with management to foster continued growth.

      SECURITY OWNERSHIP OF DIRECTORS, OFFICERS AND PRINCIPAL SHAREHOLDERS


     The following table sets forth certain information with respect to the beneficial ownership of AMTROL Common Stock as of October 4, 1996 by each of AMTROL's directors, executive officers, the Trust, all current directors and executive officers of AMTROL as a group and (except as otherwise indicated) as of December 31, 1995 by each other person believed to be a beneficial owner of more than 5% of the outstanding AMTROL Common Stock.




                                                                 AMOUNT AND NATURE
                      DIRECTORS, OFFICERS                          OF BENEFICIAL         PERCENT
                      AND 5% SHAREHOLDERS                          OWNERSHIP(a)          OF CLASS
                      -------------------                        -----------------       --------
Kenneth L. Kirk(b).............................................        443,325              5.9%
Stephen J. Carlotti (c)........................................          4,000               *
Herbert H. Jacobi(c)...........................................         24,029               *
Albert W. Ondis(c).............................................          5,489               *
Lorne R. Waxlax(c).............................................          5,730               *
Hanns H. Winkhaus(d)...........................................      2,323,776             31.2
Edward J. Cooney(e)............................................         62,864               *
Samuel L. Daniels(e)...........................................         12,350               *
Brooks R. Herrick(e)...........................................          6,000               *
Gerald J. Leary(e).............................................         11,350               *
Clifford A. Peterson(e)........................................          2,500               *
David P. Whittingham(e)........................................         27,500               *
The Chester H. Kirk Trust(f)...................................      2,220,804             29.8
T. Rowe Price Associates, Inc.(g)..............................        761,500             10.2
Neuberger & Berman, L.P.(h)....................................        551,000              7.4
All current directors and executive officers as a group (12
  persons)(i)..................................................      2,924,913             38.6


---------------

* Less than 1%

(a) Except as otherwise noted, each person or entity named in the table has sole voting and investment power with respect to all shares of Common Stock listed as owned by such person or entity. All information with respect to beneficial ownership has been furnished by the respective directors, officers and 5% owners. Except as set forth above, management knows of no person who, as of October 4, 1996, owned beneficially more than 5% of the Company's outstanding AMTROL Common Stock. Includes, where applicable, shares issuable upon exercise of stock options granted under the AMTROL Inc. 1983 Incentive Stock Option Plan, the 1992 Stock Plan or the Director Plan, which options are presently or will be exercisable within 60 days without regard to the Merger.


(b) Includes 19,250 shares of Common Stock issuable upon exercise of options granted to Mr. K. Kirk, which are presently or will become exercisable within 60 days. The address of Mr. K. Kirk is c/o AMTROL Inc., 1400 Division Road, West Warwick, RI 02893.


(c) Includes 4,000, 3,285, 3,333 and 2,730 shares of Common Stock issuable upon exercise of options granted to Messrs. Carlotti, Jacobi, Ondis and Waxlax, respectively, which are presently or will become exercisable within 60 days.



(d) Includes 2,220,804 shares of Common Stock held by the Trust, of which Dr. Winkhaus is a co-trustee and has shared voting and dispositive power and 3,022 shares of Common Stock issuable upon exercise of options granted under the Director Plan which are presently or will become exercisable within 60 days. Dr. Winkhaus' address is 248 Sybel Strasse, Dusseldorf, Germany 40479.



(e) Includes 37,448, 12,350, 4,500, 11,250, 2,500 and 22,000 shares of Common
    Stock issuable upon exercise of options granted to Messrs. Cooney, Daniels, Herrick, Leary, Peterson and Whittingham, respectively, which are presently or will become exercisable within 60 days.


(f) Heidi H. Kirk (the widow of Chester H. Kirk), Dr. Hanns H. Winkhaus and Fleet National Bank (a national banking association with its principal business office at 111 Westminster Street, Providence, Rhode Island 02903) are co-trustees of the Trust with shared voting and dispositive power and are deemed the beneficial owners of the shares held by the Trust. Mrs. Kirk, whose address is 275 Stony Lane, North Kingstown, Rhode Island 02852 serves as Co-Executrix of the Estate of Chester H. Kirk and in that capacity is deemed to beneficially own 130,000 shares of Common Stock issuable upon exercise of presently exercisable options granted to Mr. Kirk. The address of the Trust is c/o Margaret D. Farrell, Esq., 1500 Fleet Center, Providence, Rhode Island 02903.


(g) According to a Schedule 13G filed with the SEC on March 8, 1996, T. Rowe Price Associates, Inc. ("Price Associates"), a registered investment advisor, with its principal business office at 100 East Pratt Street, Baltimore, Maryland 21202 has sole voting power with respect to 24,000 shares and sole dispositive power with respect to 761,500 shares. These securities are owned by various individual and institutional investors, including T. Rowe Price Small Cap Value Fund, Inc., a registered investment company, with sole voting power with respect to 488,900 shares (representing 6.5% of the shares outstanding). Price Associates serves as investment advisor with power to direct investments and/or sole power to vote the securities owned by these investors. For purposes of the reporting requirements of the Exchange Act, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.


(h) According to a Schedule 13G filed with the SEC, Neuberger & Berman, L.P., a registered broker-dealer and registered investment advisor with its principal business office at 605 Third Avenue, New York, New York 10158, has sole voting power with respect to 327,800 shares, shared voting power with respect to 110,000 shares and shared dispositive power with respect to 551,000 shares held for the account of various Neuberger & Berman Funds and unrelated clients. Neuberger & Berman, L.P. disclaims any economic interest in the shares.



(i) Includes 125,668 shares of Common Stock issuable upon exercise of options which are presently or will become exercisable within 60 days.

               INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents heretofore filed by AMTROL under the Exchange Act with the SEC are incorporated herein by reference:

          (1) The Company's Annual Report on Form 10-K for the year ended December 31, 1995.

          (2) The Company's Quarterly Report on Form 10-Q for the quarterly period ended March 30, 1996.

          (3) The Company's Quarterly Report on Form 10-Q for the quarterly period ended June 29, 1996.

          (4) The Company's Current Report on Form 8-K dated September 5, 1996.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Proxy Statement shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein or in any other subsequently filed documents that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement. The Company will provide, without charge, to each person to whom a copy of this Proxy Statement has been delivered, on the written or oral request of such person and by first class mail or other equally prompt means within one business day of receipt of such request, a copy of any or all of the documents referred to above that have been or may be incorporated by reference herein other than exhibits to such documents (unless such exhibits are specifically incorporated by reference herein). Requests for such copies should be made at least five business days prior to the Special Meeting and should be directed to: AMTROL Inc., 1400 Division Road, West Warwick, Rhode Island 02893;
(401) 884-6300.

                                  ACCOUNTANTS

     The accounting firm of Arthur Andersen LLP provides various services to the Company and its subsidiaries in addition to audit services. Representatives of Arthur Andersen LLP will be present at the Special Meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions from shareholders.

                                 OTHER MATTERS

     As of the date of this Proxy Statement, AMTROL's Board of Directors knows of no other matters that will be presented for consideration at the Special Meeting other than as described in this Proxy Statement. However, if any other matter shall come before the Special Meeting or any adjournments or postponements thereof and shall be voted upon, the proxy will be deemed to confer authority to the individuals named as authorized therein to vote the shares represented by such proxy as to any such matters that fall within the purposes set forth in the Notice of Special Meeting as determined by a majority of AMTROL's Board of Directors.

                                            BY ORDER OF THE BOARD OF DIRECTORS,

                                            Margaret D. Farrell
                                            Secretary


October 9, 1996

                                                                         ANNEX A

                     AMENDMENT TO ARTICLES OF INCORPORATION

     Section D of Article SIXTH of the Amended and Restated Articles of Incorporation of AMTROL Inc. is proposed to be amended in its entirety to read as follows (new language is reflected in italics):

D. APPROVAL OF BUSINESS COMBINATIONS.


     (i) In addition to any vote required under the Rhode Island Business Corporation Act, the affirmative vote of the holders of at least 75% of the outstanding shares of Common Stock entitled to vote thereon (not including shares deemed beneficially owned by a Related Person (as hereinafter defined) shall be required in order to authorize and/or approve a Business Combination (as hereinafter defined). Such affirmative vote shall be required notwithstanding any other provision of these Articles, any provision of law, or any agreement with any regulatory agency or national securities exchange which might otherwise permit a lesser vote or no vote.


     (ii) For the purposes of this Section D of Article SIXTH, the following definitions apply:


          (a) The term "Related Person" shall mean and include (1) any "person" as such term is used in Section 13(d) and Section 14(d) of the Securities Exchange Act of 1934, as in effect on the date of the filing of these Articles of Amendment (the "1934 Act") (other than the Corporation, any trustees or other fiduciary holding securities under an employee benefit plan of the Corporation, or any corporation owned, directly or indirectly, by the shareholders of the Corporation in the same proportions as their ownership of shares of Common Stock of the Corporation), which, together with its "affiliates" (as that term is defined in Rule 12b-2 of the General Rules and Regulations under the 1934 Act, as in effect on the date of filing of this Amendment to the Articles or as subsequently amended, including any successor regulation (the "1934 Act Regulations") "beneficially owns" (as that term is defined in Rule 13d-3 of the 1934 Act Regulations) in the aggregate 5% or more of the outstanding shares of the Common Stock of the Corporation; and (2) any "affiliate" (as that term is defined in Rule 12b-2 of the 1934 Act Regulations) of any such person; provided that the term "Related Person" shall not include any person who
     (x) beneficially owned shares of Common Stock in excess of the five percent (5%) limitation set forth herein as of March 1, 1993 or (y) acquired the shares from a person described in (x) above by gift, inheritance or in a transaction in which no consideration was exchanged. Without limitation, any shares of the Common Stock of the Corporation which any Related Person has the right to acquire pursuant to any agreement, or upon exercise or conversion rights, warrants or options, or otherwise, shall be deemed "beneficially owned" by such Related Person.


          (b) The term "Business Combination" as used in this Section D of Article SIXTH shall mean any of the following:

               (1) any merger or consolidation of the Corporation or a subsidiary of the Corporation which constitutes a Substantial Part (as hereinafter defined) of the assets of the Corporation with another corporation, other than (i) a merger or consolidation which would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Corporation or such surviving entity outstanding immediately after such merger of consolidation and (ii) a merger of the Corporation with A.I. Acquisition, Inc. as described more fully in a Merger Agreement dated as of August 28, 1996 by and among the Corporation, A.I. Holdings, Inc. and A.I. Acquisition, Inc. (the "Merger Agreement");

               (2) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of all or any Substantial Part of the assets of the Corporation (including without limitation any voting securities of a subsidiary);

               (3) any reclassification of the Common Stock of the Corporation, or any recapitalization involving the Common Stock of the Corporation, other than a recapitalization of the Corporation in which no Related Person acquires more than 20% of the combined voting power of the Corporation's then outstanding securities;

               (4) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation; and

               (5) any agreement, contract or other arrangement providing for any of the transactions described in this subparagraph (ii) of Section D of Article SIXTH, other than the Merger Agreement.

          (c) The term "Substantial Part" shall mean more than 50% of the total assets of the Corporation, as of the end of its most recent year ending prior to the time the determination is made.

     (iii) Notwithstanding anything contained in the Articles of Incorporation to the contrary, the affirmative vote of the holders of at least 75% of the voting power of the Common Stock shall be required to amend or repeal, or adopt any provision inconsistent with, any provision of this Section D of Article SIXTH.

                                                                         ANNEX B

                                MERGER AGREEMENT

                                    BETWEEN

                                  AMTROL INC.,

                              A.I. HOLDINGS, INC.

                                      AND

                             A.I. ACQUISITION, INC.

                                MERGER AGREEMENT

     MERGER AGREEMENT dated as of August 28, 1996 (the "Agreement"), among A.I. Holdings, Inc., a Delaware corporation ("Parent"), A.I. Acquisition, Inc., a Rhode Island corporation ("Parent Sub"), and a wholly owned subsidiary of Parent, and AMTROL Inc., a Rhode Island corporation (the "Company").

     WHEREAS, Parent Sub, upon the terms and subject to the conditions of this Agreement and in accordance with the Business Corporation Act of the State of Rhode Island ("Rhode Island Law"), will merge with and into the Company (the "Merger"); and

     WHEREAS, the Board of Directors of the Company has (i) determined that the Merger is fair to, and in the best interests of, the holders of Common Stock (as hereinafter defined) and (ii) approved this Agreement and the transactions contemplated hereby and recommended approval of this Agreement by the stockholders of the Company; and

     WHEREAS, the Board of Directors of Parent has determined that the Merger is in the best interests of Parent and its stockholders and has approved this Agreement and the transactions contemplated hereby;

     WHEREAS, Parent and Parent Sub are unwilling to enter into this Agreement unless, contemporaneously with the execution and delivery of this Agreement, certain beneficial and record stockholders of the Company enter into the Voting Agreement in the form of Exhibit A hereto (the "Voting Agreement") providing for certain actions relating to the transactions contemplated by this Agreement;

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, the parties hereto agree as follows:

                                   ARTICLE I

                                   THE MERGER

     SECTION 1.01. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with Rhode Island Law, at the Effective Time (as hereinafter defined), Parent Sub shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Parent Sub shall cease and the Company shall continue as the surviving corporation of the Merger (the "Surviving Corporation"). The name of the Surviving Corporation shall be Amtrol Inc.

     SECTION 1.02. Effective Time. As promptly as practicable after the satisfaction or, if permissible, waiver of the conditions set forth in Article VII, the parties hereto shall cause the Merger to be consummated by filing a articles of merger (the "Articles of Merger") with the Secretary of State of the State of Rhode Island, in such form as required by, and executed in accordance with the relevant provisions of, Rhode Island Law (the date and time of the filing of the Articles of Merger or the time specified therein being the "Effective Time").

     SECTION 1.03. Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Rhode Island Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise provided herein, all the property, rights, privileges, powers and franchises of Parent Sub and the Company shall vest in the Surviving Corporation, and all debts, liabilities and duties of Parent Sub and the Company shall become the debts, liabilities and duties of the Surviving Corporation.

     SECTION 1.04. Articles of Incorporation; By-Laws. At the Effective Time, the Articles of Incorporation and By-Laws of Parent Sub, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation and By-Laws, respectively, of the Surviving Corporation.

     SECTION 1.05. Directors and Officers. The directors of Parent Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and By-Laws of the Surviving Corporation, and the officers of Parent Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

     SECTION 1.06. Closing. (a) The closing (the "Closing") of the Merger will take place at the offices of Simpson, Thacher & Bartlett, 425 Lexington Avenue, New York, NY 10017 at 10:00 a.m., local time, on a date to be mutually agreed upon by Parent and the Company, which date shall be no later than the fifth business day following the date upon which the last to occur of the conditions set forth in Article VII is fulfilled or duly waived provided that, unless Parent shall have otherwise agreed in writing, such date shall not be prior to November 15, 1996, and, provided further, that if the Company Stockholders' Meeting (as hereinafter defined) is held after November 10, 1996, then, unless Parent shall have otherwise agreed in writing, such date shall not be prior to December 15, 1996.

     (b) Subject to the satisfaction or waiver of each of the conditions set forth in Article VII, at the Closing, (i) the closing certificates and other documents required by Article VII shall be delivered, and (ii) the appropriate officers of the Company shall execute and acknowledge the Articles of Merger.

                                   ARTICLE II

               CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

     SECTION 2.01. Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Parent Sub, the Company or the holders of any of the following securities:

          (a) Subject to the other provisions of this Section 2.01, each share of Common Stock, par value $.01 per share ("Common Stock"), issued and outstanding immediately prior to the Effective Time (excluding any shares described in Section 2.01(b)) shall be converted into the right to receive $28.25 in cash, without interest (the "Per Share Amount"). All such shares of Common Stock shall cease to be outstanding and shall automatically be canceled and retired and shall cease to exist, and each certificate previously evidencing any such shares shall thereafter represent only the right to receive the Per Share Amount as described below. The holders of certificates previously evidencing such shares of Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Common Stock, except as otherwise provided herein or by law. Each such certificate previously evidencing shares of Common Stock shall be exchanged for the Per Share Amount multiplied by the number of shares previously evidenced by the canceled certificate upon the surrender of such certificate in accordance with the provisions of Section 2.02, without interest;

          (b) Each share of Common Stock held in the treasury of the Company and each share of Common Stock owned by any direct or indirect subsidiary of the Company immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof and no payment shall be made with respect thereto; and

          (c) Each share of common stock, par value $.01 per share, of Parent Sub ("Parent Sub Common Stock") issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one duly and validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

     SECTION 2.02. Payment. (a) Paying Agent. As of the Effective Time, Parent shall deposit, or shall cause to be deposited, with a bank theretofore designated by Parent (the "Paying Agent"), for the benefit of the holders of shares of Common Stock, for payment in accordance with this Article II, through the Paying Agent, cash in an amount equal to the Per Share Amount multiplied by the number of shares of Common Stock outstanding immediately prior to the Effective Time, (such cash being hereinafter referred to as the "Payment Fund"). The Paying Agent shall, pursuant to irrevocable instructions, deliver the cash contemplated to be paid pursuant to Section 2.01(a) out of the Payment Fund. The Payment Fund shall not be used for any other purpose.

     (b) Payment Procedures. Promptly after the Effective Time, the Paying Agent shall mail to each record holder, as of the Effective Time, of an outstanding certificate that immediately prior to the Effective

Time evidenced outstanding shares of Common Stock (the "Certificates") a form letter of transmittal and instructions for use in effecting the surrender of the Certificates for payment therefor. Upon surrender to the Paying Agent of a Certificate, together with such letter of transmittal duly executed, and any other required documents, the holder of such Certificate shall be entitled to receive in exchange therefor the consideration set forth in Section 2.01(a) (the "Merger Consideration"), and such Certificate shall forthwith be canceled. No interest will be paid or accrued on the cash payable upon the surrender of the Certificates. Until surrendered in accordance with the provisions of this
Section 2.02, each Certificate shall represent for all purposes only the right to receive the consideration set forth in Section 2.01(a), without any interest thereon.

     (c) No Further Rights in Common Stock. All cash paid upon conversion of the shares of Common Stock in accordance with the terms of this Article II, shall be deemed to have been paid in full satisfaction of all rights pertaining to such shares of Common Stock.

     (d) Termination of Payment Fund. Any portion of the Payment Fund that remains undistributed to the holders of Common Stock for 180 days after the Effective Time shall be delivered to the Surviving Corporation, upon demand, and any holders of Common Stock that have not theretofore complied with this Article II shall thereafter look only to the Surviving Corporation and only as general creditors thereof for payment of their claim for cash to which they are entitled.

     (e) No Liability. Neither Parent nor the Surviving Corporation shall be liable to any holder of shares of Common Stock for any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

     (f) Investment of Payment Fund. The Paying Agent shall invest the Payment Fund, as directed by the Surviving Corporation, on a daily basis. The Paying Agent shall invest funds in the Payment Fund only in Permitted Investments (as herein defined). Any interest or other income earned on the investment of funds in the Payment Fund shall be for the account of and payable to the Surviving Corporation. The Surviving Corporation shall replace any monies lost through any investment made pursuant to this Section 2.02(f). For purposes of this Section 2.02(f), "Permitted Investments" shall mean (i) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition, (ii) certificates of deposit, eurodollar time deposits and bankers' acceptances with maturities not exceeding six months and overnight bank deposits with any commercial bank, depository institution or trust company incorporated or doing business under the laws of the United States of America, any state thereof or the District of Columbia, provided that such commercial bank, depository institution or trust company has, at the time of the investment, (A) capital and surplus in excess of $250 million and (b) outstanding short-term debt securities which are rated at least A-1 by Standard & Poor's Rating Group Division of McGraw Hill Incorporated or at least P-1 by Moody's Investor Services, Inc., or carry an equivalent rating by a nationally recognized rating agency if both of the two named rating agencies cease publishing ratings of investments, (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (i) and (ii) above entered into with any financial institution meeting the qualifications specified in clause (ii) above, (iv) commercial paper having a rating in the highest rating categories from Standard & Poor's Rating Group Division of McGraw Hill Incorporated or Moody's Investor Services, Inc. or carry an equivalent rating by a nationally recognized rating agency if both of the two named rating agencies cease publishing ratings of investments and in each case maturing within six months after the date of acquisition and (v) money market mutual or similar funds having assets in excess of $250 million.

     SECTION 2.03. Options. The Company shall take all action necessary to (i) terminate the Company's 1992 Stock Incentive Plan, as amended to the date of this Agreement (the "1992 Stock Plan") and the Non-Employee Director Compensation Plan (the "Director Plan"), effective as of the day of the Effective Time immediately prior to the Effective Time, (ii) provide that each outstanding stock option to purchase shares of Common Stock granted under the 1992 Stock Plan and the Director Plan (an "Option") shall become fully vested, whether or not previously vested, immediately prior to the Effective Time and
(iii) provide that, with respect to any such Option that is outstanding immediately prior to the Effective Time, such Option shall be canceled as of the day of the Effective Time immediately prior to the Effective Time and the holder shall be entitled to receive from the Surviving Corporation, immediately after the Effective Time, an amount in cash in cancellation of such Option equal to the excess, if any, of the Per Share Amount over the per share exercise price of such Option, multiplied by the number of shares of Common Stock to which the Option remains unexercised. Any such payment shall be subject to all applicable Federal, state and local tax withholding requirements.

     SECTION 2.04. Stock Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of shares of Common Stock thereafter on the records of the Company. On or after the Effective Time, any certificates for shares of Common Stock presented to the Paying Agent, the Surviving Corporation or Parent for any reason shall be converted into the Merger Consideration.

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     Except as set forth in the disclosure schedule (as qualified by the introduction thereto) delivered by the Company to Parent concurrent with the execution of this Agreement (the "Company Disclosure Schedule"), the Company hereby represents and warrants to Parent and Parent Sub that:

     SECTION 3.01. Organization and Qualification; Subsidiaries. (a) The Company and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of the business conducted by it or the ownership or leasing of its properties makes such qualification necessary, other than where the failure to be so duly qualified and in good standing would not have a Company Material Adverse Effect (as hereinafter defined). The term "Company Material Adverse Effect" as used in this Agreement means any change or effect that, individually or when taken together with all other such changes or effects, would be materially adverse to the financial condition, business, operations, earnings or prospects of the Company and its subsidiaries, taken as a whole.

     (b) Section 3.01 of the Company Disclosure Schedule sets forth, a complete and correct list of all the Company's directly or indirectly owned subsidiaries, together with (i) the jurisdiction of incorporation of each subsidiary and the percentage of each subsidiary's outstanding capital stock owned by each holder of such stock, and (ii) as of the date of this Agreement, indication of whether each such subsidiary is a "Significant Subsidiary" (as hereinafter defined).

     SECTION 3.02. Articles of Incorporation and By-Laws. The Company has heretofore furnished to Parent complete and accurate copies of the Articles of Incorporation and the By-Laws, in each case as amended or restated to the date of this Agreement, of the Company and each of its subsidiaries.

     SECTION 3.03. Capitalization. (a) The authorized capital stock of the Company consists of (i) 15,000,000 shares of Common Stock; and (ii) 5,000,000 shares of Preferred Stock, $.01 par value. As of the date of this Agreement, (i) 7,444,220 shares of Common Stock (none of which is subject to any preemptive rights whether created by statute, the Company's Articles of Incorporation or By-Laws or any agreement to which the Company is a party or is bound or otherwise) and no shares of Preferred Stock are issued and outstanding, (ii) 214,200 shares of Common Stock are held in the treasury of the Company; (iii) 679,223 shares of Common Stock are reserved for issuance pursuant to outstanding Options granted pursuant to the 1992 Stock Plan and the Director Plan, (iv) no shares of Common Stock are issued and outstanding as "Restricted Shares" under the 1992 Stock Plan, and (v) no "Limited Rights" are issued and outstanding under the 1992 Stock Plan. Each of the outstanding shares of capital stock of the Company and each of its subsidiaries is duly authorized and validly issued, fully paid and nonassessable, and such shares owned by the Company or another subsidiary of the Company are owned free and clear of all liens, claims, encumbrances, security interests or other charges ("Encumbrances"). None of the shares of Common Stock are subject to any rights to dissent or rights of appraisal.

     (b) Except (i) as set forth above in the second sentence of Section 3.03(a) or (ii) as a result of the exercise of Options outstanding as of the date of this Agreement, there are outstanding (a) no shares of capital stock or voting securities of the Company, (b) no securities of the Company or any of its subsidiaries convertible into or exchangeable for shares of capital stock or voting securities of the Company or any of its subsidiaries, and (c) except as set forth in Section 3.03 of the Company Disclosure Schedule, no options, warrants or other rights (including registration rights), agreements, arrangements or commitments of any character to which the Company or any of its subsidiaries is a party relating to the issued or unissued capital stock or voting securities of the Company or any of its subsidiaries or obligating the Company or any of its subsidiaries to grant, issue or sell any shares of the capital stock or voting securities of the Company or any of its subsidiaries, by sale or otherwise. There are no obligations, contingent or otherwise, of the Company or any of its subsidiaries to (i) repurchase, redeem or otherwise reacquire any shares of Common Stock or the capital stock of any subsidiary of the Company; or (ii) (other than advances to subsidiaries in the ordinary course of business or in accordance with the 1996 Capital Plan) provide material funds to, or make any material investment in (in the form of a loan, capital contribution or otherwise), or (except as set forth in Section 3.03 of the Company Disclosure Schedule) provide any guarantee with respect to the obligations of, any subsidiary of the Company or any other person. None of the Company or any of its subsidiaries directly or indirectly owns, or has agreed to purchase or otherwise acquire, the capital stock of, or any interest convertible into or exchangeable or exercisable for, the capital stock of any corporation, partnership, joint venture or other business association or entity. Except for any agreements, arrangements or commitments between the Company and any of its subsidiaries or between such subsidiaries and bonus plans set forth on the Company Disclosure Schedule, there are no material agreements, arrangements or commitments of any character (contingent or otherwise) pursuant to which any person is or may be entitled to receive any payment based on the revenues or earnings, or calculated in accordance therewith, of the Company or any of its subsidiaries. There are no voting trusts, proxies or other material agreements or understandings to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound with respect to the voting of any shares of capital stock of the Company or any of its subsidiaries. As of the date hereof, the only arrangement providing for indebtedness of the Company or any of its subsidiaries for borrowed money is the Amended and Restated Loan Agreement, dated as of March 26, 1996, between Fleet National Bank and the Company. As of the date hereof, the Company and its subsidiaries have no outstanding indebtedness, and, at the Effective Time, the Company and its subsidiaries will have no outstanding indebtedness and will have terminated such loan agreement. Section 3.03(b) of the Company Disclosure Schedule sets forth the record and, to the best knowledge of the Company, beneficial ownership of Common Stock with respect to the signatories to the Voting Agreement.

     (c) The Company has made available to Parent complete and accurate copies of the 1992 Stock Plan and the Director Plan and the forms of agreements related to Options awarded pursuant to the 1992 Stock Plan and the Director Plan, including all amendments thereto.

     SECTION 3.04. Authority. The Company has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby to be consummated by the Company. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Parent Sub, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by the availability of equitable remedies.

     SECTION 3.05. No Conflict; Required Filings and Consents. (a) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, (i) conflict with or violate the Articles of Incorporation or By-Laws of the Company or any of its subsidiaries, (ii) conflict with or violate any Federal, state, local or foreign law, statute, ordinance, rule, regulation, permit, order, judgment or decree (collectively, "Laws") applicable to the Company or any of its subsidiaries or by which any of their respective properties is bound, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration (other than option agreements and borrowings disclosed in Section 3.8(h) of the Company Disclosure Schedule) or cancellation of, or require payment under, or result in the creation of any Encumbrance on any of the properties or assets of the Company or any of its subsidiaries pursuant to, or trigger any right of first refusal under, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their respective properties is bound, except, in the case of clauses (ii) and (iii), for any thereof that would not have a Company Material Adverse Effect. The Board of Directors of the Company has taken all actions necessary under Rhode Island Law, including approving the transactions contemplated by this Agreement, to ensure that Section 7-5.2-4 of the Rhode Island Business Combination Act does not, or will not, apply to the transactions contemplated by this Agreement. To the best of the Company's knowledge, no other state takeover statute or similar statute or regulation applies or purports to apply to the Merger, this Agreement, the Voting Agreement or any of the transactions contemplated by this Agreement or the Voting Agreement.

     (b) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, require the Company to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any governmental or regulatory authority, domestic or foreign ("Governmental Entity"), except (i) the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"); (ii) the filing and recordation of the Articles of Merger as required by Rhode Island Law; and
(iii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent the Company from performing its obligations under this Agreement and would not have a Company Material Adverse Effect.

     SECTION 3.06.  Reports; Financial Statements.  (a) Since December 31, 1995,
(i) the Company has filed all forms, reports, statements, schedules and other documents required to be filed with (A) the Securities and Exchange Commission (the "SEC"), including, without limitation, (I) all Annual Reports on Form 10-K,
(II) all Quarterly Reports on Form 10-Q, (III) all Current Reports on Form 8-K,
(IV) all other forms, reports, statements, schedules and other documents required to be filed, and (V) all amendments and supplements to all such forms, reports, statements, schedules and other documents (collectively, the "Company SEC Reports"); and (B) any other applicable state securities authorities, and
(ii) the Company and its respective subsidiaries have filed all forms, reports, statements, schedules and other documents required to be filed with any other applicable Federal or state regulatory authorities, except where the failure to file any such forms, reports, statements, schedules or other documents would not have a Company Material Adverse Effect (all such forms, reports, statements, schedules and other documents in clauses (i) and (ii) of this Section 3.06(a) being referred to herein, collectively, as the "Company Reports"). The Company Reports, including all Company Reports filed after the date hereof and prior to the Effective Time, (i) were or will be prepared in all material respects in accordance with the requirements of applicable Law (including, with respect to the Company SEC Reports, the Securities Act of 1933, as amended (the "Securities Act"), the Exchange Act, and the rules and regulations of the SEC thereunder applicable to such Company SEC Reports), and (ii) did not at the time they were filed, or will not at the time they are filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that, to the extent that the foregoing relates to facts or omissions regarding persons other than the Company and its affiliates, such representation and warranty is being made to the Company's knowledge.

     (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Company SEC Reports filed prior to the Effective Time (i) have been or will be prepared in accordance with the published rules and regulations of the SEC and generally accepted accounting principles applied on a consistent basis throughout the periods involved (except
(A) to the extent required by changes in generally accepted accounting principles and (B) with respect to Company SEC Reports filed prior to the date hereof, as may be indicated in the notes thereto) and (ii) fairly present or will fairly present the consolidated financial position of the Company and its subsidiaries, as the case may be, as of the respective dates thereof and the consolidated results of operations and cash flows for the periods indicated, except that (x) any unaudited interim financial statements were or will be subject to normal and recurring year-end adjustments and (y) any pro forma financial information contained in such consolidated financial statements is not necessarily indicative of the consolidated financial position of the Company and its subsidiaries, as the case may be, as of the respective dates thereof and the consolidated results of operations and cash flows for the periods indicated.

     SECTION 3.07. Undisclosed Liabilities. None of the Company or any of its subsidiaries has any liability or obligations of any nature (whether accrued, absolute, contingent or otherwise) that is required to be reflected on the financial statements (or the notes thereto) of the Company in accordance with generally accepted accounting principles, other than liabilities which would not have a Company Material Adverse Effect or liabilities (a) reflected or reserved against in the consolidated balance sheets included in the Company's Form 10-Q for the quarter ended March 31, 1996, and Form 10-K for the year ended December 31, 1995 (the "Balance Sheets") (or in the notes thereto), (b) with respect to matters disclosed in the Company Disclosure Schedule (consistent with the qualifications set forth in the introduction thereto), (c) under this Agreement or any agreement entered into in connection herewith, or in accordance with
Section 5.02 hereof, (d) with respect to matters addressed in Sections 3.12,
3.16 and 3.18 (which shall be governed solely by the terms of such Sections), and (e) incurred or arising in the ordinary course of business of the Company or such subsidiary since March 31, 1996, which would not have a Company Material Adverse Effect.

     SECTION 3.08. Material Contracts. Section 3.08 of the Company Disclosure Schedule sets forth a complete and accurate list, as of the date of this Agreement, of all (a) written employment, severance, termination, consulting (to the extent any thereof involve annual payments of at least $25,000 or are not terminable on less than 366 days' notice without material penalty) and retirement agreements to which the Company or any of its subsidiaries is a party, (b) written collective bargaining agreements to which the Company or any of its subsidiaries is a party, (c) written agreements that require aggregate future payments by or to the Company or any of its subsidiaries of more than $100,000 that are not terminable by the Company or any of its subsidiaries on less than 90 days' notice without material penalty (other than purchase orders entered into in the ordinary course of business), (d) written agreements containing covenants limiting the freedom of the Company or any of its subsidiaries to compete with any person or the freedom of any other person to compete with the Company or any of its subsidiaries in any line of business or in any area or territory, (e) license agreements involving annual payments or receipts in excess of $250,000, (f) indentures, mortgages and notes or other debt instruments evidencing indebtedness (other than purchase money indebtedness), (g) material agreements of the Company or any of its subsidiaries with any shareholder, officer or director of the Company, (h) agreements of the Company involving payments in excess of $100,000 containing any provisions with respect to a "change in control" of the Company, (i) agreements under which the Company or any of its subsidiaries has advanced or loaned any amount in excess of $25,000 to any of its directors, officers or employees (all of which amounts the Company will have caused to be repaid prior to the Effective Time) and (j) leases involving annual payments in excess of $50,000 (collectively, the "Material Contracts"). Except as would not have a Company Material Adverse Effect, (a) the Company and its subsidiaries are not in default under any of the Material Contracts, and (b) to the Company's knowledge, the other parties thereto are not in default and the Material Contracts are valid and binding obligations of the other parties thereto, in accordance with their terms.

     SECTION 3.09. Permits. Each of the Company and its subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders (collectively, the "Company Permits"), that are necessary to own, lease and operate the properties of the Company and its subsidiaries and to carry on their business as they or it are or is owned, leased, operated or carried on as of the date of this Agreement, except, in each case, where the failure to possess such Company Permits would not have a Company Material Adverse Effect. The Company Permits are in full force and effect and there is no action, proceeding or investigation pending or, to the knowledge of the Company, threatened regarding suspension or cancellation of any of the Company Permits, except, in each case, where the failure to possess, or the suspension or cancellation of, such Company Permits would not have a Company Material Adverse Effect.

     SECTION 3.10. Properties. Except as set forth in Section 3.10 of the Company Disclosure Schedule, each of the Company and its subsidiaries has good, valid and, in the case of real property, marketable fee simple, title to, or a valid leasehold interest in, all the material assets and properties that are reflected on the Balance Sheets (except for assets and properties sold, consumed or otherwise disposed of by them in the ordinary course of business consistent with past practice since the dates thereof), and such assets and properties are free and clear of all Encumbrances, except for (a) liens for taxes and assessments not yet due and payable or for taxes the validity of which is being contested in good faith, (b) Encumbrances to secure indebtedness reflected on the Balance Sheets or indebtedness (including purchase money indebtedness) incurred in the ordinary course of business and consistent with past practice after the date thereof, (c) mechanic's, materialmen's and similar Encumbrances that have arisen in the ordinary course of business and (d) minor imperfections of title and Encumbrances the existence of which would not have a Company Material Adverse Effect. All the material buildings, structures, equipment and other tangible assets of the Company and its subsidiaries (whether owned or leased) are in normal operating condition (normal wear and tear excepted) and are fit for use in the ordinary course of business as such business of the Company is being conducted as of the date of this Agreement.

     SECTION 3.11. Intellectual Property. Section 3.11 of the Company Disclosure Schedule sets forth a complete and accurate list and a brief description of all patents, patent applications, trademarks, trade names, service marks and other intellectual property (the "Intellectual Property") owned, used or licensed by or to the Company and pertaining to the business of the Company as it is being conducted as of the date of this Agreement, which is all the Intellectual Property necessary to conduct the business of the Company as it is being conducted as of the date of this Agreement, except for Intellectual Property, the lack of which would not have a Company Material Adverse Effect. Except as would not have a Company Material Adverse Effect, to the Company's knowledge, (i) there are no infringements on any such Intellectual Property and (ii) the rights of the Company in or to such Intellectual Property do not conflict with or infringe on the rights of any other person, and the Company has not received any claim or notice from any person to such effect.

     SECTION 3.12. Taxes. (a) Except for such matters as would not have a Company Material Adverse Effect, (i) the Company and its subsidiaries have timely filed or will timely file all returns and reports required to be filed prior to the Effective Time by them with any taxing authority with respect to Taxes (as hereinafter defined) for any period ending on or before the Effective Time, (ii) all Taxes that are due prior to the Effective Time have been paid or will be paid, and adequate reserves have been established in accordance with GAAP and consistent with past practice for Taxes that are not due prior to the Effective Time, (iii) as of the date of this Agreement, no deficiency for any material amount of Tax has been asserted or assessed by a taxing authority against the Company or its subsidiaries, (iv) there are no liens with respect to Taxes on or pending against the Company, its subsidiaries or any of their properties other than liens for Taxes not yet due, (v) no issue has been raised in any examination, investigation, audit, suit, action claim or proceeding relating to Taxes which, by application of similar principles to any past or present period, would result in a material deficiency for Taxes, (vi) no taxing authority has proposed any adjustment pursuant to Section 481 of the Code, (vii) no consent under Section 341(f) of the Internal Revenue Code of 1986, as amended (the "Code"), has been filed with respect to the Company or any of its subsidiaries, (viii) neither the Company nor any of its subsidiaries is a party to any arrangement to which section 280G of the Code applies, (ix) neither the Company nor any of its subsidiaries was a member of a group which joined in the filing of a consolidated, combined or unitary Tax Return, other than a group consisting only of the Company and its subsidiaries, (x) neither the Company nor any of its subsidiaries is a party to an agreement that obligates it to make any payment computed by reference to the Taxes, taxable income or taxable loss of any other person, and (xi) Amtrol Export Sales, Inc. has met all the requirements for eligibility and made a valid election to be treated as a foreign sales corporation within the meaning of Section 992 of the Code. As of the date of this Agreement, there are no pending or, to the best of the Company's knowledge, threatened tax audits, investigations or claims for or relating to any liability in respect to Taxes, except as would not have a Company Material Adverse Effect.

     (b) Parent acknowledges that the representations and warranties contained in this Section 3.12 are the only representations and warranties being made by the Company with respect to the subject matter of this Section 3.12, no other representation or warranty by the Company contained in this Agreement shall apply to any such matters and no other representation or warranty, express or implied, is being made with respect thereto by the Company.

     SECTION 3.13. Compliance. None of the Company or any of its subsidiaries is in default or violation of (a) any Law applicable to the Company or any of its subsidiaries or by which any of their respective properties is bound, (b) any of the Company Permits, or (c) any note, bond, mortgage, indenture, contract, agreement, lease, license, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which any of them or any of their respective properties are bound or affected, except for any such defaults or violations that would not have a Company Material Adverse Effect. None of the Company or any of its subsidiaries has received from any Governmental Entity any written notification with respect to possible defaults or violations of Laws by the Company or any of its subsidiaries or revocation or modification of any Company Permit, except, in each case, for written notices relating to possible defaults or violations or revocation or modification that would not have a Company Material Adverse Effect or have been resolved.

     SECTION 3.14. Certain Changes or Events. Except as disclosed in the Company SEC Reports filed prior to the date of this Agreement, or as specifically contemplated by this Agreement or as set forth on the Company Disclosure Schedule (consistent with the qualifications set forth in the introduction thereto), or as would not have a Company Material Adverse Effect, since December 31, 1995, the Company and its subsidiaries have conducted their respective businesses only in the ordinary course and in a manner consistent with past practice and there has not been: (a) any damage, destruction or loss (not covered by insurance) with respect to any assets of the Company or any of its subsidiaries or any other change, event or occurrence; (b) any change by the Company or its subsidiaries in their accounting methods, principles or practices; (c) except for dividends by a subsidiary of the Company to the Company or another subsidiary of the Company or repurchases of shares of Common Stock from terminated employees pursuant to the 1992 Stock Plan, any declaration, setting aside or payment of any dividends or distributions in respect of shares of Common Stock or the shares of stock of any subsidiary of the Company or any redemption, repurchase or other reacquisition of any of the Company's equity securities or any of the equity securities of any subsidiary of the Company; (d) any increase in the benefits under, or the establishment or amendment of, any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards, or restricted stock awards), stock purchase or other employee benefit plan, or any increase in the compensation payable or to become payable to directors, officers or employees of the Company or its subsidiaries, except for (i) increases in base salaries or wages payable or to become payable in the ordinary course of business and consistent with past practice, or (ii) the automatic grant of Options to directors under the Director Plan; (e) a Company Material Adverse Effect; or (f) any revaluation by the Company or any of its subsidiaries of any material assets, including but not limited to, writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business.

     SECTION 3.15. Litigation. There is no claim, action, suit, litigation, proceeding, arbitration or, to the knowledge of the Company, investigation of any kind, at law or in equity (including actions or proceedings seeking injunctive relief), pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries or any properties or rights of the Company or any of its subsidiaries (except for claims, actions, suits, litigations, proceedings, arbitrations or investigations that would not have a Company Material Adverse Effect). Neither the Company nor any of its subsidiaries is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of the Company, continuing investigation by, any Governmental Entity, or any judgment, order, writ, injunction, decree or award of any Governmental Entity or arbitrator, including, without limitation, cease-and-desist or other orders, except as disclosed in the Company SEC Reports filed prior to the date of this Agreement and except for matters that would not have a Company Material Adverse Effect.

     SECTION 3.16. Employee Benefit Plans; Labor Matters. (a) Section 3.16(a) of the Company Disclosure Schedule sets forth a complete and accurate list of each employee benefit plan, program, arrangement and contract (including, without limitation, any "employee benefit plan", as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), employment agreements, personnel policies or fringe benefit plans, policies, programs and arrangements, stock bonus, deferred compensation, pension, severance, bonus, vacation, travel, incentive, and health, disability and other welfare plans), maintained or contributed to by the Company or any of its subsidiaries, or with respect to which the Company or any of its subsidiaries could incur liability under Section 4069, 4212(c) or 4204 of ERISA, whether oral or written, under which any employee or former employee of, or consultant to, the Company has any present or future right to benefits or under which the Company has any present or future liability (the "Company Benefit Plans").

     (b) None of the Company or any of its subsidiaries contributes to, has any material obligation to contribute to or otherwise has any material liability or potential material liability with respect to (i) any "multiemployer plan" (as such term is defined in Section 3(37) of ERISA), (ii) any plan of the type described in Section 4063 and 4064 of ERISA or (iii) any plan that provides health, life insurance, accident or other "welfare-type" benefits to current or future retirees or current or future former employees, their spouses or dependents, other than in accordance with Section 4980B of the Code, or applicable state benefit continuation law. None of the Company or any of its subsidiaries has any liability or, to the knowledge of the Company, potential liability with respect to any employee benefit plan subject to Title IV of ERISA or Section 412 of the Code that is currently or was formerly maintained by any other current or former member of the controlled group of corporations, trades or businesses (within the meaning of Sections 414(b), (c), (m) and (o) of the Code) of which the Company or any of its subsidiaries is or was a member that would have a Company Material Adverse Effect.

     (c) Each Company Benefit Plan has been maintained, funded and administered in compliance in all material respects with its terms and applicable Law, including, without limitation, ERISA and the Code. For each Company Benefit Plan with respect to which a Form 5500 has been filed, no material change has occurred with respect to matters covered by the most recent Form 5500 since the date thereof. No Company Benefit Plan provides for an increase in benefits on or after the Effective Time and each Company Benefit Plan may be amended or terminated without obligation or liability (other than those obligation and liabilities for which specific assets have been set aside in a trust or other funding vehicle or reserved for on the Balance Sheets). None of the Company or any of its subsidiaries has engaged in any prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any Company Benefit Plan that has resulted or could reasonably be expected to result in any material liability to the Company or any of its subsidiaries. No Company Benefit Plan that is subject to the funding requirements of Section 412 of the Code or Section 302 of ERISA has incurred any "accumulated funding deficiency" as such term is defined in such sections of ERISA and the Code, whether or not waived. No material liability to the Pension Benefit Guaranty Corporation ("PBGC") (except for payment of premiums in the ordinary course) has been or is reasonably expected to be incurred with respect to any Company Benefit Plan that is subject to Title IV of ERISA; no reportable event (as such term is defined in Section 4043 of ERISA) has occurred with respect to any such Company Benefit Plan; and the PBGC has not commenced or threatened the termination of any such Company Benefit Plan. None of the assets of the Company or any of its subsidiaries is the subject of any lien arising under Section 302(f) of ERISA or
Section 412(n) of the Code; and none of the Company or any of its subsidiaries has been required to post any security pursuant to Section 307 of ERISA or
Section 401(a)(29) of the Code.

     (d) Each Company Benefit Plan that is intended to be qualified under
Section 401(a) of the Code, and each trust (if any) forming a part thereof, has received a favorable determination letter from the Internal Revenue Service as to the qualification under the Code of such Company Benefit Plan and the tax-exempt status of such related trust, and, to the knowledge of the Company, nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

     (e) With respect to each Company Benefit Plan that is subject to the funding requirements of Section 412 of the Code and Section 302 of ERISA, all material required contributions for all periods ending prior to or as of the Effective Time (including periods from the first day of the then-current plan year to the Effective Time) have been or will be made or properly accrued.

     (f) With respect to each Company Benefit Plan, the Company has made available to Parent, complete and accurate copies, to the extent applicable, of
(i) all documents embodying or governing such Company Benefit Plan and any funding medium for the Company Benefit Plan, (ii) the two most recent annual reports (Form 5500 series) filed with the Internal Revenue Service (with attachments), (iii) the two most recent actuarial reports, (iv) the two most recent financial statements, (v) the most recent IRS determination or approval letter with respect to such Company Benefit Plan under Section 401(a) or 501(c)(9) of the Code (and pending requests or applications for determinations or approvals) and (vi) any summary plan description for any Company Benefit Plans.

     (g) The Company and each of its subsidiaries are in compliance with all applicable Laws relating to the employment of personnel and labor, except where a failure to be in compliance would not have a Company Material Adverse Effect.

     (h) Except for such exceptions as do not have a Material Adverse Effect, or as disclosed in Section 3.16(h) of the Company Disclosure Schedule, (i) there are no controversies pending or, to the knowledge of the Company, threatened between the Company or any of its subsidiaries and any of their respective employees and the Company will promptly notify Parent in writing of any pending or threatened material claims arising between the date hereof and the Effective Time; (ii) none of the Company or any of its subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company or any of its subsidiaries, nor, to the knowledge of the Company, are there any activities or proceedings of any labor union to organize any such employees; (iii) there are no grievances outstanding against the Company or any of its subsidiaries under any such agreement or contract nor, to the Company's knowledge, is there any reasonable basis for such grievance; (iv) there are no unfair labor practice complaints pending against the Company or any of its subsidiaries before the National Labor Relations Board or any current union representation questions involving employees of the Company or any of its subsidiaries; (v) neither the Company nor any of its subsidiaries is a party to, or otherwise bound by, any consent decree with, or citation by, any Governmental Entity relating to employees or employment practices; (vi) the Company has paid in full to all employees of the Company and its subsidiaries all wages, salaries, commissions, bonuses, benefits and other compensation due to such employees or otherwise arising under any policy, practice, agreement, plan, program, statute or other law; (vii) the Company and its subsidiaries have not received any request for certification of bargaining units or any other request for collective bargaining units or any other request for collective bargaining and is not subject to any other union organizing activities; and
(viii) since December 31, 1993, there has not been any "plant closing" or "mass layoff" (in each case, as defined in WARN), strike, slowdown, work stoppage or lockout, or, to the knowledge of the Company, threat thereof, by or with respect to any employees of the Company or any of its subsidiaries.

     (i) Parent acknowledges that the representations and warranties contained in this Section 3.16 are the only representations and warranties being made by the Company with respect to the subject matter of this Section 3.16, no other representation or warranty by the Company contained in this Agreement shall apply to any such matters and no other representation or warranty, express or implied, is being made with respect thereto by the Company.

     SECTION 3.17. Insurance. All material insurance policies (the "Insurance Policies") with respect to the property, assets, operations and business of the Company and its subsidiaries are in full force and effect. There are no pending material claims against the Insurance Policies by the Company or any of its subsidiaries as to which the insurers have denied material liability.

     SECTION 3.18. Environmental Matters. (a) Except as would not have a Company Material Adverse Effect or as disclosed in Section 3.18 of the Company Disclosure Schedule, (i) the Company is in compliance with all applicable Federal, state, local and foreign laws and regulations relating to pollution and the discharge of materials into the environment ("Environmental Laws"), (ii) the Company holds all the permits, licenses and approvals of governmental authorities and agencies necessary for the current use, occupancy or operation of its assets and business under Environmental Laws ("Environmental Permits"), and (iii) the Company is in compliance with all its Environmental Permits, and (iv) to the knowledge of the Company, there are no conditions that are reasonably expected to give rise to liability of the Company under any Environmental Law.

     (b) Except as disclosed in Section 3.18 of the Company Disclosure Schedule, the Company has not received any written request for information, or been notified that it is a potentially responsible party, under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), or any similar state, local or foreign law with respect to any real property owned or leased by it.

     (c) Except as disclosed in Section 3.18 of the Company Disclosure Schedule, the Company has not entered into or agreed to any consent decree or order and is not subject to any judgment, decree or judicial order relating to compliance with or the cleanup of regulated substances under any applicable Environmental Law.

     (d) Except as disclosed in Section 3.18 of the Company Disclosure Schedule, none of the real property owned or leased by the Company is listed or, to the knowledge of the Company, proposed for listing on the "National Priorities List" under CERCLA, or on the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the United States Environmental Protection Agency, as updated through the date of this Agreement, or any similar state list of sites requiring investigation or cleanup.

     (e) Parent acknowledges that the representations and warranties contained in this Section 3.18 are the only representations and warranties being made by the Company with respect to the subject matter of this Section 3.18, no other representation or warranty by the Company contained in this Agreement shall apply to any such matters and no other representation or warranty, express or implied, is being made with respect thereto by the Company.

     SECTION 3.19. Brokers and Fees. Other than Smith Barney Inc. and HSBC Securities, Inc., no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. The Company has previously delivered to Parent true and complete copies of the engagement letters, and any other written or oral agreements with Smith Barney Inc. and HSBC Securities, Inc. The aggregate amount of fees (exclusive of any fees or expenses incurred by the Company in connection with the Financing as defined in Section 4.07 hereof) payable by the Company with respect to the transactions contemplated hereby does not exceed $4.5 million.

     SECTION 3.20. Required Company Vote. The affirmative vote of the holders of 75% of the outstanding shares of Common Stock entitled to vote thereon (not including shares deemed beneficially owned by a Related Person (as such term is defined in Section D of Article Sixth of the Company's Articles of Incorporation)) is the only vote of the holders of any class or series of the Company's capital stock necessary to approve this Agreement and the Merger. The Board of Directors of the Company (at a meeting duly called and held) has unanimously (i) approved this Agreement and the Voting Agreement, (ii) determined that the transactions contemplated hereby and thereby are fair to and in the best interests of the Company's stockholders, (iii) resolved to recommend this Agreement, the Merger and the other transactions contemplated hereby to such stockholders for approval and (iv) directed that this Agreement be submitted to the Company's stockholders. The Company hereby agrees to the inclusion in the Proxy Statement of the recommendations of the Company's Board of Directors described in this Section 3.20.

     SECTION 3.21. Opinion of Financial Advisor. The Board of Directors of the Company has received the opinion of Smith Barney Inc., dated the date of this Agreement, to the effect that, as of such date, the Per Share Amount to be received in the Merger by the holders of the Common Stock is fair, from a financial point of view, to such holders.

     SECTION 3.22. Affiliate Transactions. Except as disclosed in the Company Disclosure Schedule (consistent with the qualifications set forth in the introduction thereto), there are no contracts, agreements or arrangements between the Company or any of its subsidiaries, on the one hand, and any affiliate of the Company, on the other hand.

                                  ARTICLE IV

           REPRESENTATIONS AND WARRANTIES OF PARENT AND PARENT SUB

     Except as set forth in the disclosure schedule (as qualified by the introduction thereto) delivered by Parent and Parent Sub to the Company concurrent with the execution of this Agreement (the "Parent Disclosure Schedule"), Parent and Parent Sub hereby jointly and severally represent and warrant to the Company that:

     SECTION 4.01. Organization and Qualification; Subsidiaries. Each of Parent and Parent Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. The term "Parent Material Adverse Effect" as used in this Agreement means any change or effect that, individually or when taken together with all such other changes or effects, would be materially adverse to the financial condition, business, operations, earnings or prospects of Parent and its subsidiaries, taken as a whole.

     SECTION 4.02. Certificate of Incorporation and By-Laws. Parent has heretofore furnished to the Company a complete and accurate copy of the Certificate or Articles of Incorporation and the By-Laws, as amended or restated to the date of this Agreement, of each of Parent and Parent Sub.

     SECTION 4.03. Authority. (a) Parent has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby to be consummated by Parent. The execution and delivery of this Agreement and the consummation by Parent of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of Parent are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been validly executed and delivered by Parent and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by the availability of equitable remedies.

     (b) Parent Sub has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby to be consummated by Parent Sub. The execution and delivery of this Agreement by Parent Sub and the consummation by Parent Sub of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of Parent Sub are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been validly executed and delivered by Parent Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of Parent Sub, enforceable against Parent Sub in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by the availability of equitable remedies. Parent, as the sole stockholder of Parent Sub, has duly approved and adopted this Agreement in accordance with applicable Law.

     SECTION 4.04. No Conflict; Required Filings and Consents. (a) The execution and delivery of this Agreement by Parent and Parent Sub do not, and the performance of this Agreement by Parent and Parent Sub will not, (i) conflict with or violate the Certificate or Articles of Incorporation or By-Laws of Parent, Parent Sub or any of Parent's subsidiaries, (ii) conflict with or violate any Laws applicable to Parent, Parent Sub or any of Parent's subsidiaries or by which any of their respective properties is bound, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or require payment under, or result in the creation of any Encumbrance on any of the properties or assets of Parent, Parent Sub or any of Parent's subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent, Parent Sub or any of Parent's subsidiaries is a party or by which Parent, Parent Sub or any of Parent's subsidiaries or any of their respective properties is bound, except, in the cases of clauses (i) and (ii), for any thereof that would not have a Parent Material Adverse Effect.

     (b) The execution and delivery of this Agreement by Parent and Parent Sub do not, and the performance of this Agreement by Parent and Parent Sub will not, require Parent or Parent Sub to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Entity, except (i) for applicable requirements, if any, of state blue sky or takeover laws, the Exchange Act and the HSR Act and the filing and recordation of the Articles of Merger as required by Rhode Island Law and filings in connection with the financing of the Merger and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent Parent or Parent Sub from performing its obligations under this Agreement and would not have a Parent Material Adverse Effect.

     SECTION 4.05. Ownership of Parent Sub; No Prior Activities. Parent Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement. As of the date of this Agreement and the Effective Time, except for obligations or liabilities incurred in connection with its incorporation or organization or the transactions contemplated by this Agreement or the financing thereof and except for this Agreement and any other agreements or arrangements contemplated by this Agreement or related to the financing of the transactions contemplated hereby, Parent Sub has not and will not have incurred, directly or indirectly, through any subsidiary, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any person.

     SECTION 4.06. Vote Required. No vote of the holders of any class or series of capital stock of Parent is necessary to approve any of the transactions contemplated hereby. The affirmative vote of the holders of a majority of the outstanding shares of common stock of Parent Sub is the only vote of the holders of any class or series of Parent Sub capital stock necessary to approve any of the transactions contemplated hereby.

     SECTION 4.07. Financing. (a) Parent or Parent Sub has received and furnished copies to the Company of commitment letters (the "Commitment Letter"), copies of which are included in Section 4.07 of the Parent Disclosure Schedule, to provide to Parent (or to Parent Sub or another subsidiary of Parent), subject to the terms and conditions thereof, the amount of the financing set forth in the Commitment Letter. The commitments are referred to herein as the "Financing Commitment", and the financing to be provided thereunder is referred to herein as the "Financing". The aggregate proceeds of the Financing (along with cash held by Parent and its subsidiaries and cash held by or available to the Company and its subsidiaries) will be in an amount sufficient to (i) consummate the Merger (and make all the payments contemplated by Article II, (ii) pay all related fees and expenses, and (iii) provide adequate working capital for the operation of the Company as of the Effective Time.

     (b) Parent acknowledges that the financing structure to be employed by Parent and Parent Sub in connection with the Financing for the transactions contemplated hereby has been and will continue to be devised by Parent and that the Company makes no representation or warranty with respect to such financing structure. As of the date of this Agreement, Parent knows of no facts or circumstance that are reasonably likely to result in any of the conditions set forth in the Financing Commitment (or reasonably likely to be set forth in the definitive documentation therefor) not being satisfied.

     SECTION 4.8. Brokers. No unaffiliated broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Parent Sub.

                                  ARTICLE V

                                  COVENANTS

     SECTION 5.01. Affirmative Covenants of the Company. The Company hereby covenants and agrees that, prior to the Effective Time, unless otherwise expressly contemplated by this Agreement or consented to in writing by Parent, the Company will and will cause its subsidiaries to (a) operate its business in the usual and ordinary course consistent with past practices; (b) use its reasonable efforts to preserve substantially intact its business organization, maintain its rights and franchises, retain the services of its respective officers and key employees and maintain its relationships with its respective significant customers and suppliers; (c) use its reasonable efforts to maintain and keep its properties and assets in as good repair and condition as at present, ordinary wear and tear excepted; and (d) use its reasonable efforts to keep in full force and effect insurance comparable in amount and scope of coverage to that currently maintained; provided, however, that in the event the Company deems it necessary to take certain actions that would otherwise be proscribed by clauses (a)-(d) of this Section 5.01, the Company shall consult with Parent and Parent shall consider in good faith the Company's request to take such action and not unreasonably withhold, condition or delay its consent for such action.

     SECTION 5.02. Negative Covenants of the Company. Except as expressly contemplated by this Agreement and except as set forth in Section 5.02 of the Company Disclosure Schedule, or otherwise consented to in writing by Parent, from the date hereof until the Effective Time, the Company will not do, and will not permit any of its subsidiaries to do, any of the following:

          (a) (i) increase the periodic compensation or fringe benefit of any director or officer or employee of the Company or any of its subsidiaries, except for increases in salary, wages or bonuses payable or to become payable non-officer employees in the ordinary course of business and consistent with past practice; (ii) grant any severance or termination pay (other than pursuant to existing severance arrangements or policies as in effect on the date of this Agreement and disclosed in Section 5.02(a) of the Company Disclosure Schedule and "stay" bonuses, to be coordinated with Parent, which do not exceed $200,000 in the aggregate) to, or enter into or amend any employment, consulting or severance agreement or arrangement with, any director, officer or employee of the Company or any of its subsidiaries involving an annual payment of more than $60,000 and not terminable on less than 90 days' notice without penalty (other than employment, severance or similar agreements entered into with the consent of Parent, which consent shall not be unreasonably withheld, conditioned or delayed); or (iii) adopt or amend any employee benefit plan or arrangement, except as may be required by applicable Law or pursuant to any collective bargaining agreement between the Company or any of its subsidiaries and their respective employees;

          (b) declare or pay any dividend on, or make any other distribution in respect of, outstanding shares of capital stock of the Company (other than regular quarterly dividends not to exceed $.05 per share consistent with past practice);

          (c) (i) redeem, repurchase or otherwise reacquire any shares of its or any of its subsidiaries' capital stock or any securities or obligations convertible into or exchangeable for any shares of its or its subsidiaries' capital stock (other than any such acquisition directly from any wholly owned subsidiary of the Company in exchange for capital contributions or loans to such subsidiary, (except in connection with the exercise of outstanding Options referred to in Section 3.03 in accordance with their terms); (ii) effect any liquidation, dissolution, merger, consolidation, restructuring, reorganization or recapitalization of the Company; or (iii) split, combine or reclassify any of the Company's capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of, or in substitution for, shares of its capital stock;

          (d) (i) issue, deliver, award, grant or sell, or authorize or propose the issuance, delivery, award, grant or sale (including the grant of any Encumbrances) of, any shares of any class of its or its subsidiaries' capital stock (including shares held in treasury), any securities convertible into or exercisable or exchangeable for any such shares, or any rights, warrants or options to acquire, any such shares (except for the issuance of up to 679,223 shares of Common Stock upon the exercise of Options outstanding as of the date hereof) or (ii) amend or otherwise modify the terms of any such rights, warrants or options the effect of which shall be to make such terms more favorable to the holders thereof;

          (e) acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets of any other person (other than the purchase of assets in the ordinary course of business and consistent with past practice) in the case of asset purchases which are material, individually or in the aggregate, to the Company and its subsidiaries, taken as a whole, or make or commit to make any capital expenditures other than capital expenditures in the ordinary course of business consistent with past practice and with the Company's 1996 Capital Plan;

          (f) sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, or agree to sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, any of its assets or any assets of any of its subsidiaries except for the grant of purchase money security interests and sales in the ordinary course of business and consistent with past practice or required by binding agreements set forth in the Company Disclosure Schedule;

          (g) propose or adopt any amendments to its Articles of Incorporation or its By-Laws (other than an amendment to the Company's Articles of Incorporation to delete Section D of Article Sixth thereof or to amend such Section D so as to be inapplicable to the approval of this Agreement or the Merger by the Company's stockholders);

          (h) (A) change any of its methods of accounting in effect at March 31, 1996, or (B) make or rescind any express or deemed election relating to Taxes, settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes (except where the amount of such settlements or controversies, individually or in the aggregate, does not exceed $500,000), or change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of the federal income tax returns for the taxable year ending December 31, 1994, except, in the case of clause (A) or clause (B), as may be required by Law or generally accepted accounting principles;

          (i) incur any obligation for borrowed money other than purchase money indebtedness, whether or not evidenced by a note, bond, debenture or similar instrument, except in the ordinary course of business under existing loan agreements or prepay, before the scheduled maturity thereof, any of its long-term debt, or guarantee any obligation or indebtedness of another person (other than a wholly-owned subsidiary of the Company), enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect on any of the foregoing;

          (j) settle or compromise any litigation (whether or not commenced prior to the date of this Agreement) other than settlements or compromises of litigation arising in the ordinary course of business where the amount paid (after giving effect to insurance proceeds actually received) in settlement or compromise does not exceed $50,000, provided that the aggregate amount paid in connection with the settlement or compromise of all such litigation matters shall not exceed $250,000;

          (k) pay, discharge or satisfy any claims liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), except for the payment, discharge or satisfaction, (x) of liabilities or obligations in the ordinary course of business consistent with past practice or in accordance with their terms as in effect on the date hereof or (y) claims settled or compromised to the extent permitted by Section 5.02(j), or waive, release, grant, or transfer any rights of material value or modify or change in any material respect any Material Contract, other than in the ordinary course of business consistent with past practice;

          (l) effectuate a "plant closing" or "mass layoff", as those terms are defined in the Worker Adjustment and Retraining Notification Act of 1988 ("WARN"), affecting in whole or in part any site of employment, facility, operating unit or employee of the Company or any subsidiary, without notifying Parent in advance and without complying with the notice requirements and other provisions of WARN;

          (m) agree in writing or otherwise to do any of the foregoing; or

          (n) initiate, solicit or encourage (including by way of furnishing information or assistance), or take any other action to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Competing Transaction (as hereinafter defined), or negotiate with any person or entity in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize or permit any of the officers, directors or employees of the Company or any of its subsidiaries or any representative retained by the Company or any of the Company's subsidiaries to take any such action, and the Company shall promptly notify Parent of all relevant terms of any such inquiries and proposals received by the Company or any of its subsidiaries, or by any such officer, director or representative, relating to any of such matters and if such inquiry or proposal is in writing, the Company shall deliver or cause to be delivered to Parent a copy of such inquiry or proposal (which need not disclose the identity of the person making such inquiry or proposal); provided, however, nothing contained in this subsection (n) shall prohibit the Board of Directors of the Company from (i) furnishing information to, or entering into discussions or negotiations with, any person or entity that makes an unsolicited bona fide proposal to acquire the Company pursuant to a merger, consolidation, share exchange, business combination or other similar transaction, if, and only to the extent that, (A) the Board of Directors of the Company, after consultation with independent legal counsel, determines in good faith that such action is required for the Board of Directors of the Company to comply with its fiduciary duties to stockholders imposed by Rhode Island Law, (B) prior to furnishing such information to, or entering into discussions or negotiations with, such person or entity, the Company provides prior written notice (including the terms and conditions of any proposal) to Parent to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person or entity, (C) prior to furnishing such information to such person or entity, the Company receives from such person or entity an executed confidentiality agreement with terms no less favorable to the Company than those contained in the Confidentiality Agreement (as hereinafter defined), and (D) the Company keeps Parent informed, on a current basis, of the status of any such discussions or negotiations; or (ii) complying with Rule 14e-2 promulgated under the Exchange Act with regard to a Competing Transaction. For purposes of this Agreement, "Competing Transaction" shall mean any of the following involving the Company or any of its subsidiaries: (a) any merger, consolidation, share exchange, business combination, recapitalization, reorganization, liquidation, dissolution or other similar transaction (other than the transactions contemplated by this Agreement); (b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 25% or more of the assets of the Company and its subsidiaries, taken as a whole, in a single transaction or series of transactions; (c) any tender offer or exchange offer for 25% or more of the outstanding shares of capital stock of the Company; (d) any person shall have acquired, after the date hereof, beneficial ownership or the right to acquire beneficial ownership of, or any "group" (as such term is defined under Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) shall have been formed that beneficially owns or has the right to acquire beneficial ownership of, 25% or more of the then outstanding shares of capital stock of the Company; or (e) any public announcement of a proposal, plan or intention to do any of the foregoing. The Company will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. Without limiting the generality of the foregoing, it is understood that any violation of the restrictions set forth in the first sentence of this paragraph (n) by any officer, director, employee, counsel, representative, auditor, financial or other advisor or other agent of the Company or any subsidiary acting on behalf of the Company shall be deemed to be a breach of this paragraph (n) by the Company.

     SECTION 5.03. Access and Information. Subject to confidentiality agreements to which the Company or any of its subsidiaries is a party, the Company shall, and shall cause its subsidiaries to (i) afford to Parent and its officers, directors, employees, accountants, consultants, legal counsel, agents, lenders (including representatives of any lenders) and other representatives (collectively, the "Parent Representatives") full access at reasonable times upon reasonable prior notice to the officers, employees, agents, advisors, properties, offices and other facilities of the Company and its subsidiaries and to the books and records thereof and (ii) furnish promptly to Parent and the Parent Representatives such information concerning the business, properties, contracts, records and personnel of the Company and its subsidiaries (including, without limitation, financial, operating and other data and information) as may be reasonably requested, from time to time, by Parent.

     SECTION 5.04. Confidentiality. The parties hereto will comply or will cause their respective affiliates to comply with all their respective obligations under the Confidentiality Agreement between the Company and Parent (the "Confidentiality Agreement"). The Company agrees to not use, and to keep confidential, any information provided to it by Parent or its subsidiaries (and cause its employees, lenders and advisors to do the same) to the same extent and under the same covenants as provided in the Confidentiality Agreement with respect to Parent's treatment of the Company's confidential information.

     SECTION 5.05. Certain Obligations. Parent will cause the Surviving Corporation and its subsidiaries to honor in accordance with their terms all employment, severance, termination, consulting and retirement agreements and other compensation arrangements disclosed in Section 5.05 of the Company Disclosure Schedule between the Company and any current or former director, officer or employee thereof, and to cause the Surviving Corporation to discharge, at the Effective Time, any obligations arising thereunder by reason of the Merger.

                                   ARTICLE VI

                             ADDITIONAL AGREEMENTS

     SECTION 6.01. Stockholder Approval. The Company shall, promptly after the date of this Agreement and in consultation with Parent, take all action necessary in accordance with Rhode Island Law and its Articles of Incorporation and By-Laws to convene a meeting of the Company's stockholders (the "Company Stockholders Meeting"), to approve this Agreement and the Merger. The Company shall use its reasonable best efforts to solicit from stockholders of the Company proxies in favor of the approval of this Agreement and the Merger (including, without limitation, hiring a proxy solicitor).

     SECTION 6.02. Proxy Statement. As promptly as practicable after the execution of this Agreement, the Company shall prepare and file with the SEC a proxy statement in connection with the matters to be considered at the Company Stockholders Meeting (the "Company Proxy Statement"). The Company shall use its reasonable best efforts to cause the Company Proxy Statement to be "cleared" by the SEC for mailing to the stockholders of the Company as promptly as practicable and shall mail the Company Proxy Statement to its stockholders as promptly as practicable thereafter. Parent shall furnish all information concerning it and the holders of its capital stock as the Company may reasonably request in connection with such actions. The Company Proxy Statement shall include the recommendation of the Company's Board of Directors in favor of approval of this Agreement and the Merger and the opinion referred to in Section 3.21.

     (b) The information supplied by Parent in writing specifically for inclusion in the Company Proxy Statement shall not, at the date the Company Proxy Statement (or any supplement thereto) is first mailed to stockholders, and at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. If at any time prior to the Company Stockholders Meeting any event or circumstance relating to Parent or any of its affiliates, or its or their respective officers or directors, should be discovered by Parent that should be set forth in a supplement to the Company Proxy Statement, Parent shall promptly inform the Company.

     (c) All information contained in the Company Proxy Statement (other than information provided by Parent for inclusion therein) shall not, at the date the Company Proxy Statement (or any supplement thereto) is first mailed to stockholders, and at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. If at any time prior to the Company Stockholders Meeting any event or circumstance relating to the Company or any of its affiliates, or to its or their respective officers or directors, should be discovered by the Company that should be set forth in a supplement to the Company Proxy Statement, the Company shall promptly inform Parent. All documents that the Company is responsible for filing with the SEC in connection with the transactions contemplated herein will comply as to form and substance in all material respects with the applicable requirements of the Exchange Act and the rules and regulations thereunder. All filings with the SEC and any amendment thereto, and all mailings to the Company's stockholders in connection with the Merger, including the Proxy Statement, shall be subject to the prior review and comment of Parent and, in the case of information regarding the Parent and the Financing, the prior review, comment, and approval of Parent, which shall not be unreasonably withheld or delayed. Parent agrees to review and comment on all such materials promptly.

     SECTION 6.03. Other Appropriate Action; Consents; Filings. (a) The Company and Parent shall each use their reasonable efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the transactions contemplated by this Agreement, (ii) obtain any consents or approvals with respect to the Merger the absence of which would result in a Company Material Adverse Effect (it being understood that obtaining any thereof that are referred to in Section 7.01(a) shall be a condition to Parent's obligation to consummate the Merger), make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Merger required under (A) the Exchange Act and the rules and regulations thereunder, and any other applicable federal or state securities laws, (B) the HSR Act, and (C) any other applicable Law; provided that Parent and the Company shall cooperate with each other in connection with the foregoing, including providing copies of all such documents filed in connection with such filings to the nonfiling party and its advisors prior to filing and, if requested, to accept all reasonable additions, deletions or changes suggested in connection therewith. The Company and Parent shall furnish all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable Law (including all information required to be included in the Company Proxy Statement) in connection with the transactions contemplated by this Agreement.

     (b) Each of the Company and Parent agree to cooperate and use their reasonable best efforts to contest and resist any action, including legislative, administrative or judicial action, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) (an "Order") that is in effect and that restricts, prevents or prohibits the consummation of the Merger or any other transactions contemplated by this Agreement, including, without limitation, by pursuing any necessary administrative or judicial appeal or legislative action.

     (c) The Company agrees to provide, and will cause its subsidiaries and its and their respective officers and employees to provide, upon reasonable advance notice, all reasonable cooperation in connection with the arrangement of any financing to be consummated contemporaneous with or at or after the Effective Time in respect of the transactions contemplated by this Agreement, including without limitation, the preparation of offering memoranda, private placement memoranda or other similar documents, participation in meetings, due diligence sessions and road shows (consistent with such individuals' responsibilities for the ongoing operations of the Company), the execution and delivery, with effectiveness conditioned upon consummation of the Merger, of any pledge and security documents, other definitive financing documents, or other requested certificates, or documents as reasonably may be requested by Parent. In addition, in connection with the obtaining of any such financing, the Company agrees to request opinions of the Company's legal counsel and "comfort letters" of the Company's accountants reasonably required in connection with such Financing and at the request of Parent, to call for prepayment or redemption, or to prepay, redeem and/or renegotiate, as the case may be, any then existing indebtedness of the Company; provided that no such prepayment or redemption shall themselves actually be made unless contemporaneously with or after the Effective Time.

     (d) At the written request of Parent, the Company agrees to obtain Phase I Environmental Site Assessments prepared by GaiaTech Inc. (the "Consultants") for the properties owned by the Company which are listed in Section 6.03 of the Company Disclosure Schedule (the "Environmental Reports"), to provide, within 45 days of such request, copies of any Environmental Reports to Parent and any of the Parent's and

Parent's Sub's lenders and to legal counsel for such lenders, together with a letter from the Consultants which authorizes such lender to rely upon such Environmental Reports as if the same had been prepared for such lender, and to authorize the Consultants to respond to inquiries from such lender (including representatives of such lender) and discuss with them the nature of the Consultants' findings both during the Consultants' investigation of the properties and preparation of the Environmental Reports and following delivery of the final Environmental Reports, provided that such lenders advise legal counsel of the Company of any such inquiries or discussions and invites such legal counsel to participate in any such discussions.

     SECTION 6.04. Public Announcements. Unless otherwise required by applicable Law or stock exchange or NASDAQ requirements, Parent and the Company shall consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or otherwise making any public statements with respect to the Merger and shall not issue any such press release or make any such public statement prior to such consultation. The parties agree that the initial press release or releases to be issued with respect to the transactions contemplated by this Agreement shall be mutually agreed upon prior to the issuance thereof.

     SECTION 6.05. Indemnification. (a) The Articles of Incorporation and By-Laws of the Surviving Corporation shall contain the provisions with respect to indemnification set forth in the Articles of Incorporation and By-Laws of the Company on the date of this Agreement, which provisions shall not be amended, repealed or otherwise modified for a period of six years after the Effective Time in any manner that would adversely affect the rights thereunder of persons who at any time prior to the Effective Time were identified as prospective indemnitees under the Articles of Incorporation or By-laws of the Company in respect of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement), unless such modification is required by Law; provided that, nothing in this Agreement shall prohibit the Surviving Corporation from reincorporating in another jurisdiction (by way of merger or otherwise) so long as its articles of incorporation and by-laws provide for indemnification of equal or greater scope.

     The Surviving Corporation will not permit the provisions with respect to indemnification set forth in the Articles of Incorporation and By-laws of any of the Company's subsidiaries on the date of this Agreement to be amended, repealed or otherwise modified for a period of six years after the Effective Time in any manner that would adversely affect the rights thereunder of persons who at any time prior to the Effective Time were identified as prospective indemnitees under any such Articles of Incorporation or By-laws in respect of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement), unless such modification is required by Law.

     (b) The Company represents and warrants that, as of the date of this Agreement, there is no claim, action, proceeding or investigation (a "Claim") pending or, or to its knowledge, threatened which could cause any prospective indemnitees referred to in Section 6.05(a) ("Indemnified Parties") to be indemnified pursuant to the Articles of Incorporation or Bylaws of the Company (or the Surviving Corporation) or its subsidiaries.

     (c) Without limiting the foregoing, in the event any Claim is brought against any Indemnified Party (whether arising before or after the Effective
Time) after the Effective Time (i) the Indemnified Parties may retain the Company's regularly engaged independent legal counsel as of the date of this Agreement, or other independent legal counsel satisfactory to them provided that such other counsel shall be reasonably acceptable to the Surviving Corporation,
(ii) the Surviving Corporation shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received and (iii) the Surviving Corporation will use its reasonable efforts to assist in the defense of any such matter, provided that the Surviving Corporation shall not be liable for any settlement of any Claim effected without its prior written consent, which consent shall not be unreasonably withheld. Any Indemnified Party wishing to claim indemnification under this Section 6.05, upon learning of any such Claim, shall notify the Surviving Corporation (although the failure so to notify the Surviving Corporation shall not relieve the Surviving Corporation from any liability which the Surviving Corporation may have under this Section 6.05, except to the extent such failure prejudices the Surviving Corporation), and shall deliver to the Surviving Corporation the undertaking contemplated by Section 7.1-1.1-4.1(f) of Rhode Island Law. The Indemnified Parties as a group may retain one law firm to represent them with respect to each such matter unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more of such Indemnified Parties, in which event, an additional counsel as may be required may be retained by such Indemnified Parties.

     (d) The Surviving Corporation shall maintain in effect for not less than five years after the Effective Time (except to the extent not generally available in the market) the current policies of directors' and officers' liability insurance and fiduciary liability insurance maintained by the Company with respect to matters occurring prior to the Effective Time; provided, however, that (i) the Surviving Corporation may substitute therefor policies of substantially the same coverage containing terms and conditions that are substantially the same for the Indemnified Parties to the extent reasonably available, (ii) the Surviving Corporation shall not be required to pay an annual premium for such insurance in excess of 200% of the last annual premium paid prior to the date of this Agreement, but in such case shall purchase as much coverage as possible for such amount and (iii) such policy may in the sole discretion of the Surviving Corporation be one or more "tail" policies for all or any portion of the full five year period. The amount of the last annual premium for such policies in set forth in Section 6.05 of the Company Disclosure Schedule.

     (e) This Section 6.05 is intended to be for the benefit of, and shall be enforceable by, the Indemnified Parties referred to herein, their heirs and personal representatives and shall be binding on Parent and Parent Sub and the Surviving Corporation and their respective successors and assigns.

     SECTION 6.06. Obligations of Parent Sub. Parent shall take all action necessary to cause Parent Sub to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.

     SECTION 6.07. Investigation. Parent acknowledges and agrees that it (a) has made its own inquiry and investigation into, and based thereon has formed an independent judgment concerning, the Company, (b) has been furnished with or given adequate access to such information about the Company as it has requested, and (c) it will not assert any claim against any of the Company's officers, directors, employees, agents, stockholders, affiliates, advisors or other representatives, or hold any of such persons liable, for any inaccuracies, misstatements or omissions with respect to information furnished by the Company or such persons concerning the Company. Parent acknowledges and agrees that none of the Company's stockholders, officers, directors, employees, agents, affiliates, advisors or other representatives have made, or are making, any representations or warranties with respect to the Company, this Agreement, or any of the transactions contemplated hereby.

     SECTION 6.08. Voting Agreement. The Company agrees not to take any action, and shall direct its directors, officers, employees, agents and representatives (including its legal counsel) not to take any action which would permit or facilitate a transfer of record ownership of shares of Common Stock held by the stockholder parties to the Voting Agreement in violation of the provisions thereof.

                                  ARTICLE VII

                               CLOSING CONDITIONS

     SECTION 7.01. Conditions to Obligations of Each Party Under This Agreement. The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by applicable Law:

          (a) Antitrust. The applicable waiting period under the HSR Act shall have expired or been terminated.

          (b) Litigation, etc. No Governmental Entity or Federal or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) that then remains in effect and that has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

          (c) Stockholder Approval. The holders of a majority of the outstanding shares of Common Stock shall have approved this Agreement in accordance with Rhode Island Law and the rules and regulations of NASDAQ, and either (i) the holders of at least 75% of the outstanding shares of Common Stock entitled to vote thereon (not including shares deemed beneficially owned by a Related Person (as such term is defined in Section D of Article Sixth of the Company's Articles of Incorporation)) shall have authorized or approved the transaction contemplated by this Agreement in accordance with Section D of Article Sixth of the Company's Articles of Incorporation or (ii) the holders of at least 75% of the outstanding shares of Common Stock entitled to vote thereon shall have approved an amendment to the Company's Articles of Incorporation which makes Section D of Article Sixth thereof inapplicable to the approval by the Company's stockholders of this Agreement and the Merger and subsequent to the filing of such amendment to the Articles of Incorporation, the holders of a majority of the outstanding shares of Common Stock shall have approved this Agreement in accordance with Rhode Island Law.

     SECTION 7.02. Additional Conditions to Obligation of Parent. The obligation of Parent to effect the Merger is also subject to the following conditions:

          (a) Representations and Warranties. Each of the representations and warranties of the Company contained in this Agreement (i) in the case of any thereof that are expressly qualified by any materiality qualification, shall be true and correct, subject to such materiality qualification, and
     (ii) in the case of all other representations and warranties, shall be true and correct in all material respects, in each case as of the Effective Time as though made on and as of the Effective Time, and except that those representations and warranties that address matters only as of a particular date shall remain true and correct, subject to such materiality qualifications or in all material respects, as the case may be, as of such date. Parent shall have received a certificate of the Chief Financial Officer of the Company to such effect.

          (b) Agreements and Covenants. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time. Parent shall have received a certificate of the Chief Financial Officer of the Company to that effect.

          (c) Consents and Approvals. All consents, approvals and authorizations, the failure to obtain which, individually or in the aggregate, could reasonably be expected to have a Company Material Adverse Effect, and all consents, approvals and authorizations.

          (d) No Material Adverse Change in Markets. There shall not have occurred (i) a decline of at least 20% in the Dow Jones Average of Industrial Stocks measured from the date of this Agreement to the last reported date immediately preceding the day of the Effective Time, or (ii) an increase of at least 200 basis points in the yield-to-maturity of the 10 year U.S. Treasury Security based on Treasury Market Data provided by Cantor Fitzgerald, measured from the date of this Agreement to the last date immediately preceding the day of the Effective Time.

          (e) Legal Opinion. Parent shall have received an unqualified opinion of Hinckley, Allen & Snyder, counsel to the Company, dated as of the Closing, that the Agreement and the Merger have been duly and validly approved by the stockholders of the Company in accordance with Rhode Island Law and the Company's Articles of Incorporation.

     SECTION 7.03. Additional Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is also subject to the following conditions:

          (a) Representations and Warranties. Each of the representations and warranties of Parent and Parent Sub contained in this Agreement (i) in the case of any thereof that are expressly qualified by any materiality qualification, shall be true and correct, subject to such materiality qualification, and (ii) in the case of all other representations and warranties, shall be true and correct in all material respects, in each case as of the Effective Time as though made on and as of the Effective Time, and except that those representations and warranties that address matters only as of a particular date shall remain true and correct, subject to such materiality qualifications or in all material respects, as the case may be, as of such date. The Company shall have received a certificate of the Chief Financial Officer of Parent to such effect.

          (b) Agreements and Covenants. Parent shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time. The Company shall have received a certificate of the Chief Financial Officer of Parent to that effect.

                                  ARTICLE VIII

                       TERMINATION, AMENDMENT AND WAIVER

     SECTION 8.01. Termination. This Agreement may be terminated at any time prior to the Effective Time:

          (a) by mutual consent of Parent and the Company;

          (b) by Parent, upon a material breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue in any material respect, in either case such that the conditions set forth in Section 7.02(a) or Section 7.02(b) would not be satisfied (a "Terminating Company Breach"), provided that, if such Terminating Company Breach is not willful and is curable by the Company through the exercise of its reasonable efforts and for so long as the Company continues to exercise such reasonable efforts, Parent may not terminate this Agreement under this Section 8.01(b), until the Company has been given 30 days to cure such breach after receipt of notice thereof;

          (c) by the Company, upon a material breach of any representation, warranty, covenant or agreement on the part of Parent set forth in this Agreement, or if any representation or warranty of Parent shall have become untrue in any material respect, in either case such that the conditions set forth in Section 7.03(a) or Section 7.03(b) would not be satisfied (a "Terminating Parent Breach"), provided that, if such Terminating Parent Breach is not willful and is curable by Parent through the exercise of its reasonable efforts and for so long as Parent continues to exercise such reasonable efforts, the Company may not terminate this Agreement under this
     Section 8.01(c), until Parent has been given 30 days to cure such breach after receipt of notice thereof;

          (d) by either Parent or the Company, if there shall be any Order that is final and nonappealable preventing the consummation of the Merger, except if the party relying on such Order has not complied with its obligations under Section 6.03;

          (e) by Parent or the Company, if the Merger shall not have been consummated before February 28, 1997, except if the party seeking to terminate the Agreement shall be in breach hereof;

          (f) by Parent or the Company, if the approval of this Agreement and the Merger by the stockholders of the Company shall fail to receive the requisite vote by the stockholders of the Company at the Company Stockholders Meeting;

          (g) by Parent, if (i) the Board of Directors of the Company withdraws, modifies or changes its recommendation of this Agreement or the Merger in a manner adverse to Parent or Parent Sub or shall have resolved to do any of the foregoing or (ii) the Company fails to include such recommendation in the Company Proxy Statement, or (iii) the Board of Directors of the Company shall have recommended to the stockholders of the Company any Competing Transaction or resolved to do so;

          (h) by Parent, if (i) the Company shall have exercised a right specified in the first proviso to subsection 5.02(n) with respect to any Competing Transaction and shall, directly or through agents or representatives, continue discussions with any third party concerning such Competing Transaction for more than 20 business days after the date of receipt of such Competing Transaction; or (ii) (1) a

     Competing Transaction that is publicly disclosed shall have been commenced, publicly proposed or communicated to the Company which contains a proposal as to price (without regard to the specificity of such price proposal) as to which the Company is legally required to respond under Rule 14e-2 promulgated under the Exchange Act and (2) the Company shall not have rejected such proposal within 20 business days of its receipt or the date its existence first becomes publicly disclosed, if sooner; or

          (i) by the Company, if the Board of Directors of the Company shall have recommended to the stockholders of the Company any Competing Transaction or resolved to do so pursuant to Section 5.02(n); provided that any termination of this Agreement by the Company pursuant to this Section 8.01(i) shall not be effective until the close of business on the second full business day after notice thereof to Parent.

     The right of any party hereto to terminate this Agreement pursuant to this
Section 8.01 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, any person controlling any such party or any of their respective officers or directors, whether prior to or after the execution of this Agreement.

     SECTION 8.02. Effect of Termination. Except as provided in Section 8.05 or Section 9.01, in the event of the termination of this Agreement pursuant to
Section 8.01, this Agreement shall forthwith become void, there shall be no liability on the part of Parent, Parent Sub or the Company or any of their respective officers or directors to the other and all rights and obligations of any party hereto shall cease, except that nothing herein shall relieve any party for any breach of this Agreement.

     SECTION 8.03. Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

     SECTION 8.04. Waiver. At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto and (c) waive compliance by the other party with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby.

     SECTION 8.05. Expenses. (a) Except as otherwise expressly provided herein, all expenses incurred by the parties hereto shall be borne solely by the party that has incurred such expenses.

          (b) If this Agreement shall have been terminated pursuant to Section 8.01(g), 8.01(h) or 8.01(i) and not later than the date which is twelve
     (12) months after such termination a Competing Transaction shall have been consummated, the Company shall pay Parent (or its designee) within one business day of the later of the consummation of such a Competing Transaction or such termination, a fee of $6.5 million in cash in same day funds.

          (c) (i) If this Agreement shall have been terminated pursuant to
     Section 8.01(f) and (ii) either of the following shall have occurred prior to the Company Stockholders Meeting held to approve the Merger: (A) any Person (including the Company or any of its subsidiaries or affiliates) or "group" (as referred to in Section 13(d)(3) of the Exchange Act) other than Parent or any of its affiliates (collectively, "Acquiring Persons") shall have become the beneficial owner of more than 20% of the outstanding shares of Common Stock (other than with respect to Persons beneficially owning more than 20% as of the date hereof, in which case, if such Person acquires beneficial ownership of any additional shares comprising an aggregate of more than 1% of the outstanding shares of Common Stock); or (B) any Acquiring Person (other than Parent or any of its affiliates) shall have made, or proposed, communicated or disclosed in a manner which is or otherwise becomes public (including being known by stockholders of the Company owning of record or beneficially in the aggregate 5% or more of the outstanding shares of Common Stock) a bona fide intention to make a proposal for a Competing Transaction or shall make such a proposal, and
     (iii) not later than the date which is 12 months after the date this Agreement is terminated, any Acquiring Person (whether or not such Acquiring Person is the same Acquiring Person referred to in clause (ii)) has consummated any Competing Transaction in which the Transaction Value (as hereinafter defined) of such Competing Transaction (the "Aggregate Competing Consideration") is greater than the aggregate amount of the Merger Consideration payable hereunder to holders of the Common Stock (the "Aggregate Merger Consideration"), then the Company shall within one business day after the later of the date of such termination or an event specified in clause (iii) shall have occurred (and, if applicable, within one business day after the date or dates of any Contingent Payments), pay Parent (or its designee) a fee in cash equal to the lesser of (x) the amount by which the Aggregate Competing Consideration exceeds the Aggregate Merger Consideration or (y) $6.5 million, which amount shall be payable in same day funds. For the purposes of this Section 8.05(c), "Transaction Value" shall mean (i) in the case of the sale, exchange or purchase of the Company's equity securities, the total consideration paid for such securities (including amounts paid to holders of options, warrants and convertible securities), and (ii) in the case of a sale or disposition by the Company of assets, the total consideration paid for such assets, plus the net value of any current assets not sold by the Company. Transaction Value shall include amounts paid in cash, notes, securities or other property. If the consideration in connection with the Competing Transaction may be increased by payments related to future events ("Contingent Payments"), the portion of the fee due to Parent relating to such Contingent Payments will be calculated and payable if and when such Contingent Payments are made. For purposes of computing any fees payable to Parent hereunder, non-cash consideration shall be valued as follows: (x) publicly traded securities shall be valued at the average of their closing prices (as reported in the Eastern Edition of The Wall Street Journal) for the five trading days prior to the closing of the Competing Transaction and
     (y) any other non-cash consideration shall be valued at the fair market value thereof as determined in good faith by the Company and its financial advisor. Only one fee in the maximum aggregate of $6.5 million shall be payable pursuant to this Section 8.05.

          (d) In addition to the other provisions of this Section 8.05, in the event a fee is or becomes payable pursuant to Section 8.05(b) or (c) hereof, the Company agrees promptly, but in no event later than two business days following written notice thereof, together with related bills or receipts, to reimburse Parent (or its designee) and its affiliates for all reasonable out-of-pocket costs, fees and disbursements of counsel and the expenses of litigation, incurred in connection with collecting such fee, as a result of any breach by the Company of its obligations under this
     Section 8.05.

          (e) Notwithstanding any other provision hereof, in the event the Company obtains the Environmental Reports referred to in Section 6.03(d) and this Agreement is terminated for any reason, Parent agrees promptly, but in no even later than two business days following written notice thereof, together with related bills or receipts, to reimburse the Company for the fees and expenses of the Consultants incurred by the Company in connection with the preparation of the Environmental Reports.

                                   ARTICLE IX

                               GENERAL PROVISIONS

     SECTION 9.01. Effectiveness of Representations, Warranties and Agreements. (a) Except as set forth in Section 9.01(b), the representations, warranties and agreements of each party hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any other party hereto, any person controlling any such party or any of their officers or directors, whether prior to or after the execution of this Agreement.

          (b) The representations, warranties and agreements in this Agreement (and in any certificate delivered in connection with the Closing) shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Article VIII, except that the agreements set forth in Articles I and II and Sections 5.05, 6.05, 6.06 and 6.07 shall survive the Effective Time and those set forth in Sections 5.04, 6.07, 8.02, 8.05 and Article IX hereof shall survive termination.

     SECTION 9.02. Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered, mailed or transmitted, and shall be effective upon receipt, if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address) or sent by electronic transmission to the telecopier number specified below:

        (a) If to Parent or Parent Sub:

               c/o The Cypress Group L.L.C.
               65 East 55th Street, 9th Floor
               New York, NY 10022
               Attn: David P. Spalding
               Telecopier: (212) 705-0199

           with copies to:

               Simpson Thacher & Bartlett
               425 Lexington Avenue
               New York, NY 10017
               Attention: David Sorkin, Esq.
               Telecopier: (212) 455-2502

        (b) If to the Company:

               AMTROL Inc.
               1400 Division Road
               West Warwick, RI 02893
               Attention: Stephen J. Carlotti
                          Vice Chairman
               Telecopier: (401) 884-7816

           with copies to:

               Hinckley, Allen & Snyder
               1500 Fleet Center
               Providence, RI 02903
               Attention: Margaret D. Farrell, Esq.
               Telecopier: (401) 277-9600

     SECTION 9.03. Certain Definitions. For purposes of this Agreement, the term:

          (a) "affiliate" means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person;

          (b) "business day" means any day other than a day on which banks in the City of New York are authorized or obligated to be closed;

          (c) "control" (including the terms "controlled", "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of stock or as trustee or executor, by contract or credit arrangement or otherwise;

          (d) "knowledge" or "known" means, with respect to any matter in question, if an executive officer of the Company or Parent, as the case may be, has actual knowledge of such matter;

          (e) "person" means an individual, corporation, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d) of the Exchange Act);

          (f) "Significant Subsidiary" or "Significant Subsidiaries" means any subsidiary of the Company that would constitute a Significant Subsidiary of such party within the meaning of Rule 1-02 of Regulation S-X of the SEC;

          (g) "subsidiary" or "subsidiaries" of the Company, Parent, the Surviving Corporation or any other person, means any corporation, partnership, joint venture or other legal entity of which the Company, Parent, the Surviving Corporation or such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, 50% or more of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity; and

          (h) "Tax" or "Taxes" shall mean any and all taxes, charges, fees, levies, payable to any federal, state, local or foreign taxing authority or agency, including, without limitation, (i) income, franchise, profits, gross receipts, minimum, alternative minimum, estimated, ad valorem, value added, sales, use, real or personal property, payroll, withholding, employment, social security, workers compensation, unemployment compensation, utility, severance, excise, stamp, and transfer and gains taxes, (ii) customs duties, imposts, charges, levies or other similar assessments of any kind, and (iii) interest, penalties and additions to tax imposed with respect thereto.

     SECTION 9.04. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     SECTION 9.05. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

     SECTION 9.06. Entire Agreement. This Agreement (together with the Exhibits hereto), and the Confidentiality Agreement constitute the entire agreement of the parties and supersede all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof.

     SECTION 9.07. Assignment. This Agreement shall not be assigned by operation of law or otherwise.

     SECTION 9.08. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied (other than the provisions of Sections 6.05 and 6.07), is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

     SECTION 9.09. Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

     SECTION 9.10. Governing Law; Submission to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Rhode Island, regardless of the laws that might otherwise govern under applicable principles of conflicts of law, and each party hereto hereby submits to the exclusive jurisdiction of the Rhode Island courts sitting in chancery for the resolution of all disputes under this Agreement.

     SECTION 9.11. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

     IN WITNESS WHEREOF, Parent, Parent Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                            A.I. HOLDINGS, INC.


                                            By: /s/ DAVID P. SPALDING
                                               ---------------------------------

                                            Name: David P. Spalding
                                                 -------------------------------

                                            Title: President
                                                  ------------------------------



                                            A.I. ACQUISITION, INC.


                                            By: /s/ DAVID P. SPALDING
                                               ---------------------------------

                                            Name: David P. Spalding
                                                 -------------------------------

                                            Title: President
                                                  ------------------------------



                                            AMTROL Inc.


                                            By: /s/ KENNETH L. KIRK
                                               --------------------------------

                                            Name: Kenneth L. Kirk
                                                 ------------------------------
                                            Title: Chairman
                                                  -----------------------------

                                                                    EXHIBIT A TO
                                                                MERGER AGREEMENT

                                VOTING AGREEMENT

     This Agreement dated as of August 28, 1996 is by and between Amtrol Inc. (the "Company"), a Rhode Island corporation, and the other parties signatory hereto (each a "Stockholder").

RECITALS

     The Company's Board of Directors (the "Board") determined in 1995 that it was in the best interest of the Company and its stockholders to explore strategic options, including a possible sale of the Company.

     To assist in this process, the Company retained investment bankers and other advisors and conducted an extensive and lengthy process of soliciting and evaluating proposals from numerous parties. This process has now resulted in the Company obtaining from a small number of qualified bidders (the "Bidders") specific proposals to acquire the Company, copies of which have been provided by the Company to the Stockholders.

     Following further negotiations, the Company expects to enter into a definitive agreement (the "Merger Agreement") with the Bidder determined by the Board, in the exercise of the fiduciary duty of the Board to the Company's stockholders, following consultation with the Board's financial and other advisors, to have made the proposal which is in the best interest of the Company and its stockholders.

     In response to requests from Bidders, the Company has requested the Stockholders to enter into this Agreement. The Company has informed the Stockholders that, without this Agreement, one or more of such Bidders will refuse to enter into a Merger Agreement. In this regard, the Company believes that the existence of this Agreement will increase the consideration which all stockholders of the Company will receive under the Merger Agreement.

     The Stockholders have considered the Company's request in light of the process engaged in by the Company to date in seeking such proposals, the Company's belief that by entering into this Agreement the Stockholders may increase both the willingness of the Bidders to proceed and the amount of consideration ultimately to be paid, and, in particular, where applicable, such Stockholder's own fiduciary obligations, and are willing to agree with the Company as follows. Each Stockholder acknowledges that such Stockholder is entering into this Agreement in part for the benefit of the Bidder with whom the Company reaches a Merger Agreement.

AGREEMENT

     The parties therefore agree as follows:

          1. Stockholder Representations. Each Stockholder (severally and not jointly) represents and warrants to the Company as follows:

             a. Stockholder is the record holder of the number of shares of the Company's Common Stock set forth opposite Stockholder's name on Exhibit A attached hereto (the "Existing Shares," and together with any shares of the Company's Common Stock acquired by Stockholder after the date hereof and prior to the termination hereof, whether upon exercise of options, conversion of convertible securities, purchase, exchange or otherwise, the "Shares").

             b. On the date hereof, the Existing Shares constitute all of the shares of the Company's Common Stock owned of record by Stockholder.

             c. Stockholder has sole voting power with respect to the matters set forth in Section 2 hereof with respect to all of such Stockholder's Existing Shares and sole power to dispose of all such Existing Shares.

             d. Stockholder has the legal capacity, power and authority to enter into and perform all of Stockholder's obligations under this Agreement. The execution, delivery and performance of this

        Agreement by Stockholder will not violate any other agreement to which Stockholder is a party or by which Stockholder is bound. In the case of any Stockholder which is a trust, there is no beneficiary of such trust and no holder of any voting trust certificate or similar instrument in such trust whose consent is required for the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

          2. Agreement To Vote. Each Stockholder agrees to vote all of such Stockholder's Existing Shares and any other Shares which Stockholder has the power to vote in regard to any and all of the following matters as recommended by the Board:

             a. The Merger Agreement itself and all transactions contemplated thereby; and

             b. Any Competing Transaction (as such term is defined in the form of Merger Agreement) or other action which is intended to or could reasonably be expected to have a material effect on the transactions contemplated by the Merger Agreement;

Provided, however, that no Stockholder shall be obligated to vote in favor of any proposal that would modify the provisions of Section D of Article Sixth of the Company's Articles of Incorporation except to the extent necessary to make such provisions inapplicable to the approval by the Company's stockholders of the Merger Agreement (as approved by such Stockholder pursuant to Section 6 hereof) and the Merger as defined therein. No Stockholder shall enter into any agreement or understanding with any person or entity to vote or give instructions in any manner inconsistent with the provisions of this section.

          3. No Solicitation. No Stockholder shall, directly or indirectly (including through advisors or other intermediaries), solicit (including by way of furnishing information) or respond to any inquiry or proposal by any person or entity with respect to the Company that constitutes or could reasonably be expected to lead to a Competing Transaction. If any Stockholder receives any such inquiry or proposal, then such Stockholder shall promptly inform the Company of the terms and conditions, if any, of such inquiry or proposal and the identity of the person making it. Each Stockholder will immediately cease and cause to be terminated all existing activities, discussions or negotiations (if any) with any party conducted heretofore with respect to any of the foregoing.

          4. Restriction on Transfer. No Stockholder shall, directly or indirectly:

             a. Except pursuant to the terms of this Agreement, offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, enforce or permit the execution of the provisions of any redemption agreement with the Company or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any or all of such Stockholder's Shares or any interest therein, except pursuant to any such transfer in which the transferee becomes a signatory to this Agreement and any Shares transferred to such transferee continue to be bound by the provisions hereof (without limiting the generality of the foregoing, no Stockholder shall (i) exercise any right which such Stockholder may have to demand or request that the Company file a Registration Statement under the Securities Act of 1933 covering the sale of any Shares or (ii) if such Stockholder is a trust, take any action to terminate, close or liquidate such trust unless all Shares affected by such action remain subject in all respects to the terms of this Agreement);

             b. Grant any proxies (except for any proxy solicited by the Board) or powers of attorney, deposit any Shares into a voting trust or enter into a voting agreement with respect to any Shares; or

             c. Take any action which would make any representation or warranty of such Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling such Stockholder from performing such Stockholder's obligations under this Agreement.

Notwithstanding any other provision of this section, the Trustees of The Chester
H. Kirk 1984 Trust Agreement shall be permitted to pledge its Shares as collateral for any loan from a bona fide financial institution which such Trustees may deem necessary or desirable in connection with the payment of (i) any and all state or federal estate taxes occasioned by the death of Chester H. Kirk, (ii) pecuniary legacies under the Last Will and Testament of Chester H. Kirk or (iii) pecuniary distributions under the Chester H. Kirk 1984 Trust Agreement, the amount of such loan not to exceed $10 million prior to January 31, 1997 or $20 million thereafter, and the terms of such loan to provide that the Trust may continue to vote all pledged Shares so long as the Trust is not in default under the loan documents.

          5. Termination. This Agreement shall terminate on the earliest to occur of the following:

             a. The failure by the Company to reach a definitive Merger Agreement with one of the Bidders on or before September 15, 1996;

             b. The Effective Time of any such Merger Agreement (as defined therein); or

             c. February 28, 1997.

          6. Condition to Stockholders' Obligations. The obligations of each Stockholder hereunder are conditioned on such Stockholder's written approval, prior to execution and delivery by the Company, of the final form of Merger Agreement and the consideration payable thereunder, it being understood and agreed that, among other provisions, such Agreement will contain appropriate "fiduciary-out" provisions in favor of the Board.

          7. Miscellaneous.

             a. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings (if any), both written and oral, between the parties with respect to the subject matter hereof, and shall not be assigned by operation of law or otherwise.

             b. This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by the parties hereto, provided that the Company may add to the list of Stockholders any stockholder of the Company who agrees to be bound by the terms of this Agreement without the agreement of any other party hereto, and thereafter such added stockholder shall be treated as a "Stockholder" for all purposes of this Agreement.

             c. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if so given) by hand delivery, telegram, telex or telecopy, or by mail (registered or certified, postage pre-paid, return receipt requested) or by any courier service, such as Federal Express providing proof of delivery. All communications hereunder shall be delivered to the respective parties at the following addresses:

               AMTROL INC.
               1400 Division Road
               West Warwick, Rhode Island 02893

         with a copy to:
               HINCKLEY, ALLEN & SNYDER
               c/o Margaret Farrell, Esq.
               1500 Fleet Center
               Providence, Rhode Island 02903

               THE CHESTER H. KIRK 1984 TRUST AGREEMENT
               c/o Heidi Kirk
               275 Stony Lane
               North Kingstown, Rhode Island 02852
               with copies to:

                   FLEET NATIONAL BANK
                   c/o Terence J. Breiding, Senior Vice President
                   Manager Estate and Trust Services
                   Mail Stop RI MO 124
                   100 Westminster Street
                   Providence, Rhode Island 02903-2305

               and

                   ROPES & GRAY
                   c/o Martin Hall, Esq.
                   One International Place
                   Boston, Massachusetts 02110

                   DAVID BERETTA
                   11 Walcot Avenue
                   Jamestown, Rhode Island 02835

                   KENNETH L. KIRK
                   1400 Division Road
                   West Warwick, Rhode Island 02893

                   DR. HANNS H. WINKHAUS
                   Sybelstrasse 24B
                   40239 Dusseldorf
                   Germany

        or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

             d. This Agreement shall be governed by and construed in accordance with the laws of the State of Rhode Island, regardless of the laws which might otherwise govern under the applicable conflicts of laws principles thereof.

             e. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same Agreement.

             f. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

             g. In the event of a stock dividend or distribution, or any change in the Company's Common Stock by reason of a stock dividend, split-up, recapitalization, combination, exchange of shares or the like, the term "Shares" shall be deemed to refer to and include the Shares as well as all such stock dividends and distributions in any Shares or for which any or all of the Shares may be changed or exchanged.

             h. The obligations of each Stockholder hereunder are several and not joint and no Stockholder shall have any liability hereunder to the Company for the failure of any other Stockholder to perform his or its obligations hereunder. While, for the sake of convenience, this Agreement has been entered into by more than one Stockholder, this Agreement shall be treated for all purposes as a separate agreement between each Stockholder and the Company and not as an agreement among the Stockholders, and no Stockholder shall have any rights hereunder to cause any other Stockholder to take any action required hereunder.

             i. Each Stockholder acknowledges that each Stockholder is entering into this Agreement for the benefit of the Bidder with whom the Company reaches a Merger Agreement and that such Bidder shall be a third party beneficiary for purposes of monetary damages with respect to any breach hereof by such Stockholder.

     IN WITNESS WHEREOF, the Company and each Stockholder have caused this Agreement to be duly executed as of the day and year first set forth above.


                                            AMTROL INC.

                                            By: /s/ KENNETH L. KIRK
                                                -----------------------------
                                                NAME: KENNETH L. KIRK
                                                TITLE: CHAIRMAN


                                            THE CHESTER H. KIRK 1984 TRUST
                                            AGREEMENT

                                            By: /s/ HEIDI H. KIRK
                                                -----------------------------
                                                NAME: HEIDI H. KIRK
                                                TITLE: CO-TRUSTEE


                                            By: /s/ HANNS H. WINKHAUS
                                                -----------------------------
                                                NAME: HANNS H. WINKHAUS
                                                TITLE: CO-TRUSTEE


                                            By: Fleet National Bank
                                                Title: Co-Trustee


                                            By: /s/ TERENCE J. BREIDING
                                                -----------------------------
                                                NAME: TERENCE J. BREIDING
                                                TITLE: SENIOR VICE PRESIDENT

                                                /s/ KENNETH L. KIRK
                                                -----------------------------
                                                KENNETH L. KIRK

                                                /s/ DAVID BERETTA
                                                -----------------------------
                                                DAVID BERETTA

                                                /s/ HANNS H. WINKHAUS
                                                -----------------------------
                                                HANNS H. WINKHAUS

                                                                    EXHIBIT A TO
                                                                VOTING AGREEMENT

                                  STOCKHOLDERS

                                                              NUMBER OF SHARES
                                                                OF WHICH THE
                                                               STOCKHOLDER IS
              NAME                                           THE RECORD HOLDER
             -----                                           -----------------
The Chester H. Kirk 1984 Trust Agreement....................      2,220,804
Kenneth L. Kirk.............................................        424,075
David Beretta...............................................         68,046
Hanns H. Winkhaus...........................................         99,950

                                                                         ANNEX C

August 28, 1996

The Board of Directors
AMTROL Inc.
1400 Division Road
West Warwick, Rhode Island 02898

Members of the Board:

     You have requested our opinion as to the fairness, from a financial point of view, to the holders of the common stock of AMTROL Inc. ("AMTROL") of the consideration to be received by such holders pursuant to the terms and subject to the conditions set forth in the Merger Agreement dated as of August 28, 1996 (the "Merger Agreement"), by and among A.I. Holdings, Inc. ("A.I. Holdings"), A.I. Acquisition, Inc., a wholly owned subsidiary of A.I. Holdings ("Sub"), and AMTROL. As more fully described in the Merger Agreement, (i) Sub will be merged with and into AMTROL (the "Merger") and (ii) each outstanding share of the common stock, par value $0.01 per share, of AMTROL (the "AMTROL Common Stock") will be converted into the right to receive $28.25 in cash, without interest (the "Per Share Amount").

     In arriving at our opinion, we reviewed the Merger Agreement and held discussions with certain senior officers, directors and other representatives and advisors of AMTROL and with certain senior officers and other representatives of A.I. Holdings concerning the business, operations and prospects of AMTROL. We examined certain publicly available business and financial information relating to AMTROL as well as certain financial forecasts and other data for AMTROL which were provided to or otherwise discussed with us by the management of AMTROL. We reviewed the financial terms of the Merger as set forth in the Merger Agreement in relation to, among other things: current and historical market prices and trading volumes of AMTROL Common Stock; historical and projected earnings and operating data of AMTROL; and the capitalization and financial condition of AMTROL. We also considered, to the extent publicly available, the financial terms of certain other similar transactions recently effected which we considered relevant in evaluating the Merger and analyzed certain financial, stock market and other publicly available information relating to the businesses of other companies whose operations we considered relevant in evaluating those of AMTROL. In addition to the foregoing, we conducted such other analyses and examinations and considered such other financial, economic and market criteria as we deemed appropriate in arriving at our opinion.

     In rendering our opinion, we have assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or furnished to or otherwise reviewed by or discussed with us. With respect to financial forecasts and other information and data furnished to or otherwise reviewed by or discussed with us, we have been advised by the management of AMTROL that such forecasts and other information and data were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of AMTROL as to the future financial performance of AMTROL. We have not made or been provided with an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of AMTROL nor have we made any physical inspection of the properties or assets of AMTROL. In connection with our engagement, we were requested to approach, and we held discussions with, certain third parties to solicit indications of interest in a possible acquisition of AMTROL. Our opinion is necessarily based upon information available to us, and financial, stock market and other conditions and circumstances existing and disclosed to us, as of the date hereof.

     Smith Barney has been engaged to render financial advisory services to AMTROL in connection with the Merger and will receive a fee for our services, a significant portion of which is contingent upon the consummation of the Merger. We will also receive a fee upon delivery of this opinion. In the ordinary course of business, we and our affiliates may actively trade or hold the securities of AMTROL for our own account or for the account of our customers and, accordingly, may at any time hold a long or short position in such securities. Smith Barney has in the past provided financial advisory and investment banking services to AMTROL unrelated to the proposed Merger, and has received compensation for such services. In addition, we and our affiliates (including Travelers Group Inc. and its affiliates) may maintain business relationships with AMTROL and affiliates of A.I. Holdings.

     Our advisory services and the opinion expressed herein are provided for the information of the Board of Directors of AMTROL in its evaluation of the proposed Merger, and our opinion is not intended to be and does not constitute a recommendation to any shareholder as to how such shareholder should vote on the proposed Merger. Our opinion may not be published or otherwise used or referred to, nor shall any public reference to Smith Barney be made, without our prior written consent.

     Based upon and subject to the foregoing, our experience as investment bankers, our work as described above and other factors we deemed relevant, we are of the opinion that, as of the date hereof, the Per Share Amount is fair, from a financial point of view, to the holders of AMTROL Common Stock.




                                           Very truly yours,



                                           SMITH BARNEY INC.

                                 AMTROL INC.
             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                            FOR SPECIAL MEETING OF

                  SHAREHOLDERS TO BE HELD NOVEMBER 12, 1996



    The undersigned hereby authorizes and appoints Kenneth L. Kirk, Stephen J. Carlotti and Albert W. Ondis, and each of them, as proxies with full power of substitution in each, to vote all shares of Common Stock, par value $.01 per share, of AMTROL Inc. (the "Company") held of record on October 4, 1996 by the undersigned at the Special Meeting of Shareholders to be held at 10:00 a.m., local time, on November 12, 1996, at The Westin Hotel, Providence, One West Exchange Street, Providence, Rhode Island 02903, and at any adjournments or postponements thereof, on all matters that may properly come before said meeting.


    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED (I) AS DIRECTED BELOW, OR, IN THE ABSENCE OF SUCH DIRECTION, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AND FOR PROPOSAL 2 AND (II) IN ACCORDANCE WITH THE JUDGMENT OF THE PROXIES UPON OTHER MATTERS THAT MAY PROPERLY COME BEFORE SAID MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

    THE DIRECTORS RECOMMEND A VOTE FOR EACH PROPOSAL.

PROPOSAL 1 -- Adoption of the Amendment to the Company's Articles of Incorporation.

 / / FOR adoption of Amendment   / / AGAINST adoption of Amendment   / / ABSTAIN
          to Articles of              to Articles of Incorporation
          Incorporation

PROPOSAL 2 -- Approval of the Merger Agreement dated August 28, 1996 by and among the Company, A.I. Holdings, Inc. and A.I. Acquisition, Inc. and the Merger contemplated therein.

              / / FOR            / / AGAINST            / / ABSTAIN

    PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.


THIS PROXY MUST BE SIGNED                   Dated: ......................., 1996
EXACTLY AS THE NAME OF THE
SHAREHOLDER(S) APPEARS ON
THIS CARD.

Executors, administrators,                  Signature: .........................
trustees, etc. should give
full title as such. If the
signatory is a corporation,
please sign full corporate
name by duly authorized
officer.                                    Signature: .........................
                                                         (if held jointly)